Exhibit 4.1

AMENDMENT NO. 2

Dated as of April 30, 2026

to

CREDIT AGREEMENT

Dated as of July 10, 2025

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of April 30, 2026 by and among Modine Manufacturing Company, a Wisconsin corporation (the “Company”), Airedale International Air Conditioning Limited (together with the Company, the “Borrowers”), the Lenders party hereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”), under that certain Sixth Amended and Restated Credit Agreement dated as of July 10, 2025, by and among the Borrowers and other Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Loan Parties have requested that the Required Lenders agree to make certain modifications to the Credit Agreement; and

WHEREAS, the Loan Parties, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.Amendments to the Credit Agreement.  Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below (such date, the “Amendment Effective Date”), the parties hereto agree that the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).

2.Conditions of Effectiveness.  This Amendment shall become effective as of the first date on which each of the following conditions shall have been satisfied:

(a)The Administrative Agent (or its counsel) shall have received either (A) counterparts of this Amendment duly executed by each of the Borrowers, the Required Lenders and the Administrative Agent or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of an executed signature page of this Amendment) that such parties have executed counterparts of this Amendment.

US-DOCS\167998484.5

(b)The Administrative Agent (or its counsel) shall have received either (i) counterparts of the Consent and Reaffirmation attached as Annex B hereto duly executed by each of the Guarantors or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of an executed signature page of such Consent and Reaffirmation) that such parties have executed counterparts of such Consent and Reaffirmation.

(c)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced (in reasonable detail) at least one (1) Business Day prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company pursuant to the terms of the Amended Credit Agreement.

The Administrative Agent shall notify the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

3.Representations and Warranties of the Borrowers.  Each Borrower hereby represents and warrants to the Lenders on the Amendment Effective Date as follows:

(a)Each of this Amendment and the Amended Credit Agreement constitutes a valid and binding agreement of such Borrower enforceable against such Borrower in accordance with its terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

(b)As of the date hereof and immediately after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Amended Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier contained therein), or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date.

4.Confirmation of Guarantees.  The Company, by its execution of this Amendment, hereby confirms and ratifies that all of its obligations under Article X of the Amended Credit Agreement shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Amended Credit Agreement.

5.Reference to and Effect on the Credit Agreement.

(a)From and after the effectiveness of the amendment to the Credit Agreement evidenced hereby, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Amended Credit Agreement.

(b)Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

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(d)This Amendment shall be a Loan Document.

6.Governing Law; Jurisdiction.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.  Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the  Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

7.Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MODINE MANUFACTURING COMPANY,

as the Company

By:_/s/Michael B. Lucareli_______________

Name: Michael B. Lucareli

Title: Executive Vice President, Chief Financial Officer

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

AIREDALE INTERNATIONAL AIR CONDITIONING LIMITED,

as a Subsidiary Borrower

By:_/s/Eric McGinnis_______________

Name: Eric McGinnis

Title: Director

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

JPMORGAN CHASE BANK, N.A.,

individually as a Lender, as Collateral Agent and as Administrative Agent

By:_/s/Stephanie Selby_______________

Name: Stephanie Selby

Title: Vice President

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By:_/s/Lauren Polzin_______________

Name: Lauren Polzin

Title: Assistant Vice President

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

KEYBANK NATIONAL ASSOCIATION,

as a Lender

By:_/s/David Raczka_______________

Name: David Raczka

Title: Senior Vice President

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

BANK OF AMERICA, N.A.,

as a Lender

By:_/s/Thomas L. Carroll_______________

Name: Thomas L. Carroll

Title: Senior Vice President

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By:_/s/Jacqueline Panos_______________

Name: Jacqueline Panos

Title: Vice President

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

ASSOCIATED BANK, N.A.,

as a Lender

By:_/s/Daniel Holzhauer_______________

Name: Daniel Holzhauer

Title: Senior Vice President

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

CITY NATIONAL BANK

as a Lender

By:_/s/Louis Serio_______________

Name: Louis Serio

Title: SVP

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

BARCLAYS BANK PLC,

as a Lender

By:_/s/Charlene Saldanha_______________

Name: Charlene Saldanha

Title: Director

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

BANK OF MONTREAL,

as a Lender

By:_/s/Jennifer Wheaton_______________

Name: Jennifer Wheaton

Title: Vice President

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

FIFTH THIRD BANK, N.A., as successor by

merger to Comerica Bank

By:_/s/John Lascody_______________

Name: John Lascody

Title: Senior Vice President

Signature Page to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company

ANNEX A

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

July 10, 2025

among

MODINE MANUFACTURING COMPANY

AIREDALE INTERNATIONAL AIR CONDITIONING LIMITED,

as Initial Subsidiary Borrower,

The Other Subsidiary Borrowers From Time to Time Party Hereto,

The Lenders Party Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent,

U.S. BANK NATIONAL ASSOCIATION,

KEYBANK NATIONAL ASSOCIATION,

BANK OF AMERICA, N.A. and

PNC BANK, NATIONAL ASSOCIATION

as Syndication Agents,

and

Associated Bank, N.A. and

CITY NATIONAL BANK

as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A.,

U.S. BANK NATIONAL ASSOCIATION

KEYBANC CAPITAL MARKETS, INC.

BofA SECURITIES, INC.

PNC CAPITAL MARKETS LLC

as Joint Bookrunners and Joint Lead Arrangers

SCHEDULES:

Schedule 2.01 --	Commitments
Schedule 2.05 --	Swingline Sublimits
Schedule 2.06 --	Existing Letters of Credit
Schedule 3.06 --	Litigation
Schedule 3.09 --	Subsidiaries
Schedule 6.03 --	Investments
Schedule 6.04 --	Liens
Schedule 6.05 --	Indebtedness
Schedule 6.12 --	Transactions with Affiliates

EXHIBITS:

Exhibit A --	Form of Assignment and Assumption
Exhibit B-1 --	Form of Opinion of FisherBroyles, LLP
Exhibit B-2 --	Form of Opinion of Special English Counsel
Exhibit C-1 --	Form of Increasing Lender Supplement
Exhibit C-2 --	Form of Augmenting Lender Supplement
Exhibit D-1 --	Form of Revolving Credit Note
Exhibit D-2 --	Form of Term Loan Note
Exhibit E --	List of Closing Documents
Exhibit F-1 --	Form of Borrowing Subsidiary Agreement
Exhibit F-2 --	Form of Borrowing Subsidiary Termination
Exhibit G --	Reserved
Exhibits H-1-4 --	Form of U.S. Tax Compliance Certificates
Exhibit I --	Form of Compliance Certificate

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SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of July 10, 2025 among MODINE MANUFACTURING COMPANY, AIREDALE INTERNATIONAL AIR CONDITIONING LIMITED, the other SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Collateral Agent.

WHEREAS, the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent thereunder, are currently party to the Fifth Amended and Restated Credit Agreement, dated as of October 12, 2022 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, the Company, the Lenders, the Administrative Agent and the Collateral Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrowers.

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations and liabilities of the Company outstanding thereunder, which shall be payable in accordance with the terms hereof.

WHEREAS, it is also the intent of the Company to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.  All ABR Loans shall be denominated in Dollars.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (but excluding transactions solely among the Company and/or one or more of its Subsidiaries) (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of related transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership  interests of a partnership or limited liability company.

“Acquisition Consideration” means the aggregate amount of all consideration paid or payable, including all direct payments, all Indebtedness assumed, all earnouts and other contingent payments (other than customary indemnification obligations) and all other consideration paid or payable, by the Company and its Subsidiaries in respect of an Acquisition.

“Acquisition Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions or series of related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing Indebtedness of the Company, any of its Subsidiaries or the person(s) or assets to be acquired); provided that (i) the release of the proceeds thereof to the Company and its Subsidiaries is contingent upon the consummation of such Material Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the Company and its Subsidiaries in respect of such Indebtedness) or (ii) such Indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits or requires such Indebtedness to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such Indebtedness (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated in accordance with its terms prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such Indebtedness, such Indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Acquisition-Related Incremental Term Loans” has the meaning assigned to such term in Section 2.20.

“Additional Commitment Lender” has the meaning assigned to such term in Section 2.25(d).

“Additional Covenant” shall mean (i) any affirmative or negative covenant or similar restriction (including any financial covenant) binding on the Company or any Subsidiary under the terms of any Material Indebtedness (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which is similar to that of any covenant in Articles V and VI of this Agreement, or related definitions herein, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the lender under any agreement with respect to any Material Indebtedness of the Company or such Subsidiary or any agreement for the refinancing or extension of all or a portion of the Material Indebtedness thereunder (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) any covenant (or other provision having similar effect) the subject matter of which pertains to measurement of the Company’s consolidated financial condition or consolidated financial performance, including a measurement of the Company’s leverage, ability to cover expenses, earnings, net income, fixed charges, interest expense, net worth or other component of the Company’s consolidated financial position or results of operations (however expressed and whether stated as a ratio, a fixed amount, as an event of default or otherwise) and whether such covenant (or other provision) is similar to or different from the covenants contained in Article V or VI of this Agreement, or related definitions in this Agreement or (iii) any requirement or restriction binding on the Company or any Subsidiary under the terms of the Senior Note Purchase Agreement that is labeled or otherwise characterized as an affirmative or negative covenant (or that, regardless of how so labeled or characterized, would customarily be labeled or otherwise characterized as an affirmative or negative covenant in a note purchase agreement similar to the Senior Note Purchase Agreement, as reasonably determined by the Administrative Agent) that is different from the subject matter of any covenants in Articles V or VI of this Agreement, or related definitions in this Agreement ; provided, that (i) “Additional Covenants” shall not include covenants (or other provisions having similar effect) in an agreement with respect to Material Indebtedness of a Foreign Subsidiary unless such Material Indebtedness constitutes Applicable Foreign Indebtedness and (ii) any covenant (or other provision having similar effect) contained in an agreement relating to any Applicable Foreign Indebtedness which constitutes an Additional Covenant hereunder shall only apply to the same Persons to which the covenant (or other provision having similar effect) contained in such Applicable Foreign Indebtedness applies.

“Additional Default” shall mean any provision contained in any agreement with respect to any Material Indebtedness of the Company or any Subsidiary or any agreement for the refinancing or extension of all or a portion of the Material Indebtedness thereunder which permits the holders of such Material Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase the Material Indebtedness thereunder or any agreement for the refinancing or extension of all or a portion of the Material Indebtedness thereunder prior to the stated maturity thereof and which is similar to any Event of Default contained in Article VII of this Agreement, or related definitions herein, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the lender under any agreement with respect to any Material Indebtedness of the Company or such Subsidiary or any agreement for the refinancing or extension of all or a portion of the Material Indebtedness thereunder (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) and (ii) any event or circumstance that is labeled or otherwise characterized as an event of default in the Senior Note Purchase Agreement (or that, regardless of how so labeled or characterized, would customarily be labeled or otherwise characterized as an event of default in a note purchase agreement similar to the Senior Note Purchase Agreement, as reasonably determined by the Administrative Agent) that is different from the subject matter of any Events of Default contained in Article VII of this Agreement, or related definitions in this Agreement ; provided, that (i) “Additional Defaults” shall not include defaults (or other provisions having similar effect) in an agreement with respect to Material Indebtedness of a Foreign Subsidiary unless such Material Indebtedness constitutes Applicable Foreign Indebtedness and (ii) any default (or other provision having similar effect) contained in an agreement relating to any Applicable Foreign Indebtedness which constitutes an Additional Default hereunder shall only apply to the same Persons to which the default (or other provision having similar effect) contained in such Applicable Foreign Indebtedness applies.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to the Daily Simple RFR for Pounds Sterling and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to the Daily Simple RFR for Dollars; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in euro for any Interest Period, an interest rate per annum equal to (a)  the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO

Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor  for the purposes of this Agreement.

“Adjusted TIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Japanese Yen for any Interest Period, an interest rate per annum equal to (a) the TIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMCB (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under Section 9.04.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Company or any Lender, as the context requires.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.  For the avoidance of doubt, no individual shall be deemed to be an Affiliate of a Person solely because such individual is a director (or the equivalent thereof) or a senior officer of such Person.

“Agent-Related Person” has the meaning assigned to such term in Section 9.03(c).

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Agreed Currencies” means with respect to (a) Revolving Loans, Agreed Loan Currencies and (b) Letters of Credit, Agreed LC Currencies.

“Agreed LC Currencies” means (a) the Agreed Loan Currencies and (b) any other currency that is (i) readily available and freely transferable and convertible into Dollars and (ii) agreed to by the Company, the Administrative Agent and the relevant Issuing Bank.

“Agreed Loan Currencies” means (i) Dollars, (ii) euro, (iii) Japanese Yen, (iv) Pounds Sterling and (v) any other currency that is (A) a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (B) agreed to by the Administrative Agent and each of the Revolving Lenders.

“Agreement” has the meaning specified in the introductory paragraph.

“Agreement Accounting Principles” means, subject to Section 1.04, generally accepted accounting principles in the United States of America as in effect from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to such term in Section 9.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001) issued by the President of the U.S. (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

“Applicable Foreign Indebtedness” means Material Indebtedness of a Foreign Subsidiary which the Company or a Domestic Subsidiary has guaranteed or as to which the Company or a Domestic Subsidiary is otherwise liable as borrower, co-borrower or other obligor.

“Applicable LC Sublimit” means (i) with respect to JPMCB in its capacity as an Issuing Bank under this Agreement, $5,000,000, (ii) with respect to U.S. Bank National Association, in its capacity as an Issuing Bank under this Agreement, $5,000,000, (iii) with respect to KeyBank, National Association, in its capacity as an Issuing Bank under this Agreement, $5,000,000, (iv) with respect to Bank of America, N.A., in its capacity as an Issuing Bank under this Agreement, $5,000,000, (v) with respect to PNC Bank, National Association, in its capacity as an Issuing Bank under this Agreement, $5,000,000, and (vi) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks (provided that any increase in the Applicable LC Sublimit with respect to any Issuing Bank shall only require the consent of the Company and such Issuing Bank).

“Applicable Maturity Date” has the meaning assigned to such term in Section 2.25(a).

“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, Revolving Credit Exposure, LC Exposure or Swingline Loans, the percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments), and (b) with respect to the Term Loans, (i) at any time prior to advancing the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s Term Loan Commitment and the denominator of which is the aggregate Term Loan Commitments of all Term Lenders and (ii) at any time after advancing the Term Loans, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Term Loans and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders; provided that, in the case of each of the foregoing clauses (a) and (b), in the case of Section 2.24 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment and/or Term Loan Commitment, as applicable, shall be disregarded in the calculation.

“Applicable Rate” means, for any day, with respect to any Term Benchmark Loan, any ABR Loan, any RFR Loans or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark Spread”, “ABR Spread”, “RFR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Pricing Level applicable on such date:

Pricing Level	Leverage Ratio	Commitment Fee Rate	Term Benchmark Spread	RFR Spread	ABR Spread
Level I	< 1.00 to 1.00	0.125%	1.25%	1.25%	0.25%
Level II	≥ 1.00 to 1.00 but < 1.75 to 1.00	0.125%	1.375%	1.375%	0.375%
Level III	≥ 1.75 to 1.00 but < 2.25 to 1.00	0.175%	1.50%	1.50%	0.50%
Level IV	≥ 2.25 to 1.00 but < 3.00 to 1.00	0.225%	1.625%	1.625%	0.625%
Level V	≥ 3.00 to 1.00	0.275%	1.75%	1.75%	0.75%

If at any time the Company fails to deliver the quarterly or annual financial statements or compliance certificates required under Section 5.01 on or before the date such statements or certificates are due, Pricing Level V shall be deemed applicable for the period commencing three (3) Business Days after such required date of delivery and ending on the date which is three (3) Business Days after such statements or certificates are actually delivered, after which the Pricing Level shall be determined in accordance with this definition.

Except as otherwise provided in the paragraph below or in the immediately preceding paragraph, adjustments, if any, to the Pricing Level then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable financial statements and certificates (it being understood and agreed that each change in Pricing Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).

Notwithstanding anything to the contrary set forth in this definition, Pricing Level II shall be deemed to be applicable from the Effective Date until the Administrative Agent’s receipt of the applicable financial statements for the Company’s fiscal quarter ending September 30, 2025 and adjustments to the Pricing Level then in effect shall thereafter be effected in accordance with the terms of this definition.

“Applicable Time” means, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Borrower Portal” has the meaning assigned to it in Section 8.11(a).

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Approved Jurisdictions” means the United States, England and Wales, the Netherlands and Germany.

“Arrangers” means each of JPMCB, U.S. Bank National Association, KeyBanc Capital Markets Inc., BofA Securities, Inc. and PNC Capital Markets LLC, in its capacity as a joint bookrunner and a joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Augmenting Lender” is defined in Section 2.20.

“Authorized Officer” means any of the chief financial officer, treasurer, assistant treasurer, or controller of the Company, acting singly.

“Available Aggregate Revolving Commitment” means, at any time, the aggregate Revolving Commitments then in effect minus the aggregate Revolving Credit Exposures at such time.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Loan Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bail-In Lender” is defined in Section 2.19(b).

“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates:  (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement services, automated clearinghouse transactions, return items services, any direct debit scheme or arrangement, overdraft services and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of any of the Company or any of its Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action for the purpose of effecting, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Loan Currency, the applicable Relevant Rate for such Agreed Loan Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Loan Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Loan Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for RFR Borrowings denominated in Dollars; or

(2)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Loan Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (1) or clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Loan Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Company, decides in its reasonable good faith discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable good faith discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable good faith discretion that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent, in consultation with the Company, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been, determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof), continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely as of a specific date; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof), or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Loan Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof), or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely as of a specific date; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof), or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are, no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Subsidiary Borrower.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Term Loan of the same Type and Class, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (c) a Swingline Borrowing.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03, which shall be in substantially the form approved by the Administrative Agent and separately provided to the Company from time to time.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (i) in relation to Loans denominated in euro and in relation to the calculation or computation of the EURIBO Rate, any day which is a TARGET Day, (ii) in relation to Loans denominated in Japanese Yen and in relation to the calculation or computation of the TIBO Rate or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (iii) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day and (iv) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Capital Stock” means (a) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding, in each of the foregoing cases, (i) any agreement for the purchase of the equity interests of a Subsidiary prior to the consummation of such purchase and (ii) any convertible Indebtedness until such convertible Indebtedness has been converted pursuant to the terms thereof.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be, in accordance with Agreement Accounting Principles, recorded as a finance lease on a balance sheet of such Person (excluding, for the avoidance of doubt, Operating Leases, whether or not capitalized on the balance sheet).

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Cash Collateralize” means to pledge and deposit in an account with the Collateral Agent (the “LC Collateral Account”), for the benefit of the Collateral Agent, the applicable Issuing Bank and the Revolving Lenders, as collateral or support for the LC Exposure, cash or deposit account balances, or a standby letter of credit from a financial institution satisfactory to the Collateral Agent, in each case pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and the applicable Issuing Bank (which documents are hereby consented to by the Lenders).  Derivatives of such term shall have corresponding meanings.

“Cash Equivalent Investments” means:

(i)direct obligations of the United States of America, Switzerland, the United Kingdom (and any nation thereof) or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America, Switzerland, the United Kingdom (and any nation thereof) or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

(ii)with respect to Investments of a Foreign Subsidiary only, direct obligations of, or obligations guaranteed by, such Foreign Subsidiary’s Domestic National Government with maturities not exceeding two years from the date of acquisition thereof;

(iii)commercial paper, maturing not more than one year after the date of acquisition, issued by entity (other than an Affiliate of the Company) with a rating at the time as of which any investment therein is made of A-1 or better by S&P or P-1 or better by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(iv)time deposit accounts, eurodollar time deposits, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (whether domestic or foreign) having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent company’s long-term debt, is rated at least A by S&P or A2 by Moody’s;

(v)repurchase agreements or like investment vehicles, in each case rated A-1 or better by S&P or P-1 or better by Moody’s and having a maturity date not greater than 270 days;

(vi)securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(vii)shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of the foregoing clauses (i) through (vi);

(viii)money market funds that (A) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended from time to time, (B) are rated AAA by S&P or Aaa by Moody’s, and (C) have portfolio assets of at least $1,000,000,000;

(ix)(A) preferred stocks rated A3 or better by Moody’s or A- or better by S&P, (B) adjustable rate preferred stock funds rated A3 or better by Moody’s or A- or better by S&P, and (C) municipal notes with credit support provided by, and putable (within a period not to exceed one year from date of acquisition) to, financial institutions rated A or better by Moody’s, S&P, or the Fitch Ratings, Inc.;

(x)tax exempt variable rate demand notes rated AA or better by Moody’s or S&P, provided that such notes permit the Company or any Subsidiaries to require the issuer to repurchase such notes after a period of not more than one year from date of acquisition thereof; and

(xi)in the case of any Foreign Subsidiary or, to the extent operating outside the United States of America, the Company or any of its other Subsidiaries, such local currencies held by it from time to time in the ordinary course of business.

In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalent Investments shall also include (a) investments of the types and maturities described above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments.

Notwithstanding the foregoing, Cash Equivalent Investments shall include amounts denominated in currencies other than those set forth above, provided that such amounts are converted into any currency contemplated above as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Japanese Prime Rate.

“CBR Spread” means the Applicable Rate applicable to a Loan that is replaced by a CBR Loan.

“Central Bank Rate” means the greater of (i) (A) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable good faith discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable good faith discretion; plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in:

(a) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period,

(b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted Daily Simple RFR for Pounds Sterling Borrowings for the five most recent RFR Business Days preceding such day for which the Adjusted Daily Simple RFR for Pounds Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period, and

(c) any other Foreign Currency determined after the Effective Date, an adjustment as determined by the Administrative Agent in its reasonable good faith discretion designed to represent the reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans.

For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (i)(B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and as it may be further amended from time to time, 42 U.S.C.§§9601 et seq.

“CFC” shall mean a “controlled foreign corporation” as defined in Section 957 of the Code.

“Change in Control” means (a) with respect to any Person or group of Persons acting in concert, the acquisition by any such Person or group of Persons, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the outstanding shares of voting stock of the Company; or (b) as of any date a majority of the Board of Directors of the Company consists of individuals who were not either (i) directors of the Company as of the corresponding date of the previous year, (ii) selected, nominated or approved to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (i), or (iii) selected, nominated or approved to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (i) and individuals described in clause (ii).

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, except to the extent they are merely proposed and not in effect, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.14.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, or Swingline Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent” means each of Associated Bank, N.A. and City National Bank in its capacity as co-documentation agent for the credit facilities evidenced by this Agreement.

“Collateral” shall mean all assets of the Company and its Subsidiaries in which a Lien is required to be granted to secure the Secured Obligations.

“Collateral Agent” means JPMCB in its capacity as collateral agent under the Collateral Documents and any successor collateral agent appointed pursuant to the terms of the Intercreditor Agreement.

“Collateral Documents” means, collectively, the Intercreditor Agreement, the Security Agreements and all other agreements or documents granting or perfecting a Lien in favor of the Collateral Agent for the benefit of the Secured Parties under the Intercreditor Agreement or otherwise providing support for the Secured Obligations at any time, as any of the foregoing may be amended, amended and restated or modified from time to time.

“Combination” has the meaning assigned to such term in Section 2.09(c).

“Combined Lender” has the meaning assigned to such term in Section 2.09(c).

“Commitment” means (a) the Revolving Commitments and the Term Loan Commitments and (b) with respect to each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.03, including through an Approved Electronic Platform.

“Company” means Modine Manufacturing Company, a Wisconsin corporation.

“Computation Date” is defined in Section 2.04.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, as to the Company and with reference to any period, Consolidated Net Income (plus, to the extent not included in Consolidated Net Income, all cash dividends and cash distributions received by the Company or any Subsidiary from any Person in which the Company or any Subsidiary has made an Investment), adjusted to exclude the following items (a) through and including (l) (without duplication) to the extent taken into account in determining Consolidated Net Income and adjusted (without duplication) on a pro forma basis as contemplated by the following item (m), all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles:

(a)Consolidated Interest Expense and Receivables Transaction Financing Costs,

(b)expense for federal, state, local and foreign income and franchise taxes paid or accrued,

(c)depreciation and amortization,

(d)non-cash stock based compensation expense,

(e)non-recurring and/or unusual gains or expenses, costs, losses and charges; provided that the aggregate cash amount added back pursuant to this clause (e) shall not, when aggregated with the Non-S-X Adjustment Amount defined in clause (m) below, exceed the greater of $60,000,000 and twenty (20%) of Consolidated EBITDA for such period prior to giving effect to such cash amount and the Non-S-X Adjustment Amount for such period,

(f)any other non-cash charges, losses, costs, expenses, income, gains or other non-cash items (excluding the accrual of revenue in the ordinary course and any non-cash gains or other items increasing Consolidated EBITDA which represent the reversal of any accrual of, or reserve for, anticipated cash charges in any prior period that reduced Consolidated EBITDA in an earlier period and any items for which cash was received in any prior period), it being understood that any non-cash charges, losses, costs, expenses or other items deducted in the calculation of Consolidated Net Income and added back in the determination of Consolidated EBITDA for a prior period shall be deducted in the calculation of Consolidated EBITDA during any subsequent period to the extent such items become cash charges during such subsequent period,

(g)any net after-Tax loss from disposed, abandoned, transferred, closed or discontinued operations,

(h)costs, expenses, charges and losses with respect to liability or casualty and condemnation events, takings under power of eminent domain and similar events or business interruption, in each case to the extent covered by insurance and actually reimbursed or with respect to which the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days (with a deduction for any amount so added back and then denied within such 180-day period) and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days),

(i)the Transaction Costs and any other out of pocket fees, costs and expenses incurred during such period in connection with (A) any issuance of Indebtedness permitted hereunder, the amendment, amendment and restatement, refinancing, retirement or repayment of any Indebtedness or any issuance of equity, (B) any Permitted Acquisitions, (C) any divestiture permitted hereunder and (D) any Investment permitted hereunder,

(j)Restructuring Charges in an amount not to exceed (i) $30,000,000 in any Fiscal Year or (ii) $90,000,000 for all times after the Effective Date,

(k)Make-Whole Amounts,

(l)fees costs and expenses relating to, and awards and settlement payments in respect of, litigation, arbitration and/or other resolutions of legal disputes (provided that the aggregate amount permitted to be added back for any such loss pursuant to this clause (l) shall not exceed $12,500,000 during such period),

(m)with respect to each Permitted Acquisition, demonstrable cost savings and cost synergies (in each case, net of continued associated expenses) that, as of the date of calculation with respect to such period, are anticipated by the Company in good faith to be realized within 12 months following such Permitted Acquisition, net of the amount of any such cost savings and cost synergies otherwise included, or added back, pursuant to this definition, provided that (1) the amount of such cost savings and synergies under this clause (m) relating to any Permitted Acquisition may not exceed the greater of $60,000,000 and twenty percent (20%) of the EBITDA (determined with respect to the target of such Permitted Acquisition, determined on a basis consistent with Consolidated EBITDA as defined herein) for such period (as calculated without giving effect to this clause (m)), (2) the amount of such cost savings and cost synergies that do not comply with Article 11 of Regulation S-X (the “Non-S-X Adjustment Amount”), for any four quarter period added back under this clause (m), may not, when aggregated with the amount of any increase to Consolidated Net Income pursuant to clause (e) above, exceed the greater of $60,000,000 and twenty percent (20%) of Consolidated EBITDA for such period (as calculated without giving effect to any increase pursuant to clause (e) above and the Non-S-X Adjustment Amount), (3) such cost savings and cost synergies have been reasonably detailed by the Company in the applicable compliance certificate required by Section 5.01(c), and (4) if any cost savings or cost synergies included in any pro forma calculations based on the anticipation that such cost synergies or cost savings will be achieved within such 12-month period shall at any time cease to be reasonably anticipated by the Company to be so achieved, then on and after such time any pro forma calculations required to be made under this Agreement shall not reflect such cost synergies or cost savings, all determined in accordance with Agreement Accounting Principles for such period, and

(n)Restructuring Charges solely in connection with, and directly related to, the exit of the automotive business within the Company’s “Performance Technologies” segment, the details of which Restructuring Charges were disclosed by the Company to the Lenders prior to the Effective Date, in an amount not to exceed (i) $25,000,000 in any Fiscal Year or (ii) $55,000,000 for all times after the Effective Date.

For purposes hereof, “Consolidated EBITDA” shall be adjusted to give effect to each Acquisition, and any related Indebtedness and related interest expense, and each disposition of any Subsidiary or of all or substantially all of the assets of any Subsidiary or of greater than 50% of the Capital Stock of any Subsidiary (including any Indebtedness repaid in connection therewith and related interest expense), in each case that occurred during the applicable period as if such Acquisition or disposition had occurred at the inception of such period.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Company and its Subsidiaries calculated on a consolidated basis for such period including, without limitation, such interest expense as may be attributable to Capitalized Leases, Receivables Transaction Financing Costs, the discount or implied interest component of Off-Balance Sheet Liabilities (as reasonably determined by the Company in consultation with the Administrative Agent), all commissions, discounts and other fees and charges owed with respect to Letters of Credit, bankers acceptances and similar instruments and net payments (if any) pursuant to Rate Management Transactions, but excluding or net of, as applicable, (i) any Make-Whole Amounts, (ii) amortization of fees in respect of any issuance, amendment to or modification of Indebtedness and (iii) net receipts (if any) pursuant to Rate Management Transactions.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period in conformity with Agreement Accounting Principles.

“Consolidated Tangible Assets” means, as of any date of determination thereof, consolidated total assets minus the Intangible Assets of the Company and its Subsidiaries on such date.

“Consolidated Total Debt” means at any time the principal amount of all Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, to the extent the foregoing are contained therein, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership, but excluding contingent liabilities arising with respect to (i) customary indemnification obligations in favor of sellers in connection with Permitted Acquisitions, purchasers in connection with dispositions permitted under Section 6.06 and otherwise, and (ii) warranties and other similar undertakings arising in the ordinary course of business, whether under contracts or by operation of law, to buyers in connection with the sale of goods and/or services.  The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith; provided that (a) if any Contingent Obligation is limited to an amount less than the obligations guaranteed or supported, the amount of the such Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the amount to which such Contingent Obligation is so limited; (b) if any Contingent Obligation is limited to recourse against a particular asset or assets of such Person, the amount of such Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the fair market value of such asset or assets at the date for determination of the amount of such Contingent Obligation; and (c) in the case of Contingent Obligations to purchase or provide funds for the purpose of assuring a creditor against loss, up to €4,000,000 of such aggregate amount shall be calculated net of the value of the property, securities or services purchased.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Country Risk Event”  means:

(a)  any law, action or failure to act by any Governmental Authority in any Borrower’s or Letter of Credit beneficiary’s country which has the effect of:

(i)  changing the obligations of any Issuing Bank or the Lenders under the relevant Letter of Credit, the Agreement or any of the other Loan Documents as originally agreed or otherwise creating any additional liability, cost or expense to any Issuing Bank, the Lenders or the Administrative Agent from that which exists on the Effective Date,

(ii)  changing the ownership or control by such Borrower or Letter of Credit beneficiary of its business, or

(iii)  preventing or restricting the conversion into or transfer of the applicable Agreed Currency;

(b)  force majeure; or

(c)  any similar event

which, in relation to (a), (b) and (c), directly or indirectly, prevents or restricts the payment or transfer of any amounts owing under the relevant Letter of Credit in the applicable Agreed Currency into an account designated by the Administrative Agent or such Issuing Bank and freely available to the Administrative Agent or such Issuing Bank.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20.

“Credit Event” means a Borrowing, the issuance or extension of a Letter of Credit, the amendment of a Letter of Credit that increases the face amount thereof, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Banks, the Swingline Lenders or any other Lender.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Dollars, Daily Simple SOFR (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such date, a “SOFR Determination Date”) that is five (5) RFR Business Days prior to

(i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website.  Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company. If by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Company or the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event and/or (ii) a Bail-In Action.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined by the Company in good faith) of non-cash consideration received by the Company in connection with a disposition pursuant to Section 6.06(bb) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Company, setting forth the basis of such valuation.

“Designated Persons” means a person or entity: (i) listed in the annex to, or otherwise the subject of the provisions of, any Executive Order; or (ii) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or is otherwise the subject of any Sanctions.

“Disqualified Institutions” means (i) those Persons identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date, (ii) those Persons that are reasonably determined by the Company to be competitors of the Company or any of its Subsidiaries and that have been specifically identified by the Company to the Administrative Agent and the Lenders in writing prior to the Effective Date and (iii) in the case of each of clauses (i) and (ii), any of their respective Affiliates, to the extent any such Affiliate (x) is clearly identifiable as an Affiliate of the applicable Person solely by similarity of such Affiliate’s name and (y) is not a bona fide debt investment fund that is an Affiliate of such Person; provided that, the Company, by notice to the Administrative Agent and the Lenders after the Effective Date, shall be permitted to supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are competitors of the Company or any of its Subsidiaries (or Affiliates of competitors that are not bona fide debt investment funds). Each such supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders (including through an Approved Electronic Platform) in accordance with Section 9.01, but shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans).  It is understood and agreed that (A) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (B) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (C) “Disqualified Institution” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), or (b) is redeemable at the option of the holder thereof, in whole or in part, in each case, prior to a date one year after the latest Maturity Date at the time such Capital Stock is issued; provided that if such Capital Stock is issued pursuant to a plan for the benefit of employees of the Company or any Subsidiary or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disregarded Entity” means an entity that, pursuant to Treas. Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.

“Dollar Amount” of any amount of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent, in consultation with the Company, using any reasonable method of determination it deems reasonably appropriate.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic National Government” means, with respect to a Foreign Subsidiary, the national government of the country in which the Foreign Subsidiary’s principal place of business is located.

“Domestic Subsidiary” means each Subsidiary of the Company which is organized under the laws of the United States of America or any state, territory or possession thereof.

“DQ List” has the meaning specified in Section 9.04(e)(iv) hereof.

“Dutch Borrower” means any Borrower that is incorporated under the laws of the Netherlands or otherwise exists in the Netherlands.

“Dutch CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Dutch Non-Public Lender” means: (i) until the publication of an interpretation of “public” as referred to in the Dutch CRR by the competent authority/ies:  an entity which (x) assumes existing rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least €100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least €100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and (ii) as soon as the interpretation of the term “public” as referred to in the Dutch CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Subsidiary” means any (i) Subsidiary organized under the laws of an Approved Jurisdiction and (ii) Foreign Subsidiary that is approved from time to time by the Administrative Agent and each of the Revolving Lenders.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, including, without limitation, CERCLA.

“Environmental Liabilities” means all liabilities (including anticipated compliance costs) in connection with or relating to the business, assets presently or previously owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of the Company and each of its Subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

“Environmental Proceeding” means any judicial or administrative proceeding arising from or in any way associated with any Environmental Law.

“Environmental Release” means releases as defined in CERCLA or under any other Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in euro and for any Interest Period, the EURIBO Screen Rate, two (2) TARGET Days prior to the commencement of such Interest Period.

“EURIBO Screen Rate” means, as of any date of determination, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m. Brussels time on such date of determination.  If such page or service ceases to be available, the Administrative Agent may specify another commercially recognized page or service displaying the relevant rate after consultation with the Company.

“euro” and/or “EUR” means the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Subsidiary” means (a) any Subsidiary that is a captive insurance company, (b) any Subsidiary that is a special purpose entity for asset securitization or other off balance sheet purposes and with respect to which becoming a Guarantor would violate requirements set forth in its organizational documents, debt agreements or applicable law, (c) any Subsidiary prohibited by law from becoming a Guarantor, (d) joint venture Subsidiaries formed after the date of this Agreement to the extent the organizational documents of any such joint venture Subsidiary prohibit it from becoming a Guarantor, (e) any FSHCO or Domestic Subsidiary of any Foreign Subsidiary that is a CFC and (f) any not-for-profit Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such related Specified Swap Obligation.  If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower or any guarantor under any Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction under the laws of which such recipient is organized or in which it has a principal office or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Company or any other Borrower under Section 2.19(b) or Section 9.02(c)) or (ii) such Lender designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or an assignment), to receive additional amounts pursuant to Section 2.17(a), (c) other than in respect of payments from a Loan Party incorporated in the United Kingdom (to which the provisions of Section 2.17(j) shall apply), Taxes attributable to such recipient’s failure to comply with Section 2.17(e) and (d) any withholding Tax that is imposed under FATCA.

“Existing Credit Agreement” is defined in the recitals hereof.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).

“Extended Maturity Date” has the meaning assigned to such term in Section 2.25(a).

“Extending Lender” has the meaning assigned to such term in Section 2.25(b).

“Extension Availability Period” means the period beginning on the Effective Date and ending on the five year anniversary thereof.

“Extension Date” has the meaning assigned to such term in Section 2.25(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as  shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Fiscal Quarter” means each of the four fiscal quarters of the Company ending each March 31, June 30, September 30 and December 31 of each calendar year.

“Fiscal Year” means each one year fiscal period of the Company.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate shall be 0%.

“Foreign Borrower Sublimit” means $40,000,000 (or such greater amount as may be agreed upon by the Administrative Agent and the Company from time to time, but in no event exceeding an amount equal to the aggregate Revolving Commitments at such time).

“Foreign Currencies” means each Agreed Currency other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn, available and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Foreign Currency Sublimit” means $75,000,000.

“Foreign Financing Obligations” means any and all obligations of any Foreign Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired, in connection with one or more working capital credit facilities provided to any Foreign Subsidiary by any Lender or an Affiliate of any Lender, all to the extent such credit facilities (i) have a maturity date of not more than one (1) year from the date of issuance, (ii) are not secured by any assets other than the Collateral pursuant to the Collateral Documents and (iii) are approved by the Collateral Agent, in its good faith, reasonable credit judgment, to be secured by the Collateral (provided that no such approval shall be required for such credit facilities provided by the Lender acting as Collateral Agent (or any Affiliate of such Lender)).

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means each Subsidiary which is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower” means any Borrower that is a Foreign Subsidiary.

“FSHCO” means any Domestic Subsidiary that owns (directly or through its Subsidiaries) no material assets other than the Capital Stock of or Indebtedness issued by any Subsidiary (or Subsidiaries) of the Company that is a CFC.

“German Borrower” means any Borrower that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) (including its directors, managers, officers, agents and employees).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” means (a) with respect to the Secured Obligations (other than the Senior Note Debt) owing by the Company, each Subsidiary required under this Agreement to execute and deliver a Guaranty with respect to such Secured Obligations (other than the Senior Note Debt), and (b) with respect to the Secured Obligations (other than the Senior Note Debt) owing by a Foreign Subsidiary Borrower, the Company (pursuant to Article X hereof) and each Subsidiary required under this Agreement to execute and deliver a Guaranty with respect to such Secured Obligations (other than the Senior Note Debt).

“Guaranty” means that certain Third Amended and Restated Guaranty, dated as of July 10, 2025, made by the Guarantors party thereto, and each other guarantee and similar agreement entered into by any Guarantor at any time for the benefit of the Administrative Agent and the Lenders (and their applicable Affiliates) in respect of the Secured Obligations (other than the Senior Note Debt), each in form and substance reasonably acceptable to the Administrative Agent and as amended or modified from time to time.

“Hazardous Materials” means (i) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, or in any applicable state or local law or regulation, (ii) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (iii) gasoline, or any other petroleum product or by-product, (iv) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (v) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such act, statute or regulation may be amended from time to time.

“Hostile Acquisition” means (a) the Acquisition of a Person through a tender offer or similar solicitation of the owners of its Capital Stock which has not been approved (prior to such Acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such Acquisition as to which such approval has been withdrawn.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money and all mandatory obligations under any Disqualified Stock, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable  and accrued expenses, in each case, arising in the ordinary course of such Person’s business), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other similar instruments (other than with respect to accounts payable arising in the ordinary course of such Person’s business), (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease

Obligations, (vii) obligations in respect of Letters of Credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money), (viii) Contingent Obligations in respect of Indebtedness of any other Person, (ix) Off-Balance Sheet Liabilities, (x) Receivables Transaction Attributed Indebtedness, (xi) Supply Chain Finance Outstanding Obligations and (xii) Rate Management Obligations.  In the event any of the foregoing Indebtedness is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets at the date of determination of the amount of such Indebtedness. Notwithstanding the foregoing, the term “Indebtedness” shall exclude (1) purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an Acquisition), except in each case to the extent that such amount payable is, or becomes, reasonably determinable and contingencies have been resolved, (2) Indebtedness that has been defeased, discharged and/or redeemed in accordance with its terms, provided that funds in an amount equal to all such Indebtedness (including interest and any other amounts required to be paid to the holders thereof in order to give effect to such defeasance, discharge and/or redemption) have been irrevocably deposited with a trustee for the benefit of the relevant holders of such Indebtedness, (3) accrued pension cost, employee benefits and postretirement health care obligations arising in the ordinary course of business, (4) obligations in respect of customer advances received and held in the ordinary course of business or (5) interest, fees, make-whole amounts, premium, charges or expenses, if any, relating to the principal amount of Indebtedness.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Subsidiary Borrower” means the Initial UK Borrower.

“Initial UK Borrower” means Airedale International Air Conditioning Limited, a private limited company incorporated in England and Wales with registered number 01173149.

“Insolvency Regulation” shall mean the Regulation EU 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Intangible Assets” means the aggregate amount, for the Company and its Subsidiaries on a consolidated basis, of all assets classified as intangible assets under Agreement Accounting Principles, including, without limitation, customer lists, acquired technology, goodwill, computer software, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, unamortized debt discount and capitalized research and development costs.

“Intercreditor Agreement” shall mean the Second Amended and Restated Collateral Agency and Intercreditor Agreement among the Secured Parties of the Company and JPMCB, as Collateral Agent, dated as of November 15, 2016, as amended, amended and restated or modified from time to time; provided that such Intercreditor Agreement, and any amendments or modifications thereto and any amendments and restatements thereof, shall be in form and substance reasonably acceptable to the Required Lenders and the Administrative Agent.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be in substantially the form approved by the Administrative Agent and separately provided to the Company from time to time.

“Interest Expense Coverage Ratio” means, as of any date of calculation, the ratio of (i) the Company’s Consolidated EBITDA for the then most recently ended four Fiscal Quarters to (ii) the Company’s Consolidated Interest Expense, to the extent paid in cash, for the then most recently ended four Fiscal Quarters.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) and any Loan that bears interest at the Japanese Prime Rate, the last day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the applicable Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the applicable Maturity Date.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or such other period of time as is acceptable to each of the Lenders) (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Loan Currency), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) (and not reinstated pursuant to Section 2.14(e)) shall be available for specification in any Borrowing Request or Interest Election Request.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable, debit and credit card receivables and advances to customers and distributors arising in the ordinary course of business) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means each of JPMCB, U.S. Bank National Association, KeyBank National Association, Bank of America, N.A., PNC Bank, National Association and each other Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i).  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch, as applicable, with respect to Letters of Credit issued by such Affiliate or branch, as applicable.  Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto, and, further, references  herein to “the Issuing Bank” shall be deemed to refer to each of the Issuing Banks or the relevant Issuing Bank, as the context requires.

“Japanese Prime Rate” means for any Loan denominated in Japanese Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.

“Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Japanese Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the TIBO Rate for the five most recent Business Days preceding such day for which the TIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest TIBO Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period; provided, that for purposes of this definition, the Japanese Prime Rate shall be determined disregarding clause (a)(ii) of the definition of such term. For purposes of this definition, the TIBO Rate on any day shall be based on the TIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Japanese Yen for a maturity of one month.

“Japanese Yen” or “JPY” means the lawful currency of Japan.

“JPMCB” means JPMorgan Chase Bank, N.A.

“LC Collateral Account” has the meaning assigned to such term in the definition of “Cash Collateralize”.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time which are then available plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time.  The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Company and each Revolving Lender shall remain in full force and effect until the relevant Issuing Bank and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender Notice Date” has the meaning assigned to such term in Section 2.25(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders and the Issuing Banks.

“Letter of Credit” means any standby or commercial letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).

“Leverage Ratio” means, as of any date of calculation, the ratio of:

(i)the Company’s Consolidated Total Debt outstanding on such date, minus:

(a) the amount of any Cash Collateral provided for any of the Obligations, the Rate Management Obligations owing to one or more Lenders or their Affiliates or the Banking Services Obligations, and

(b) the amount by which the sum of 100% of the unrestricted cash of the Company and its Domestic Subsidiaries at such time that is not subject to any Lien other than in favor of the Agent or the Collateral Agent or Permitted Encumbrances plus 100% of the unrestricted cash of the Foreign Subsidiaries at such time that is not subject to any Lien other than in favor of the Agent or the Collateral Agent or Permitted Encumbrances and that is freely transferrable without restriction (which restriction has not been waived or terminated) to the United States (it being understood and agreed that “freely transferable” shall not be deemed to refer to (i) any procedures or limitations which are solely within the control of the Company or applicable Foreign Subsidiary and which do not require the approval or consent of any other third party or Governmental Authority or (ii) in the case of cash maintained in the People's Republic of China, the requirement to obtain approval from the State Administration of Foreign Exchange (“SAFE”) if, as of any date of determination, SAFE has not denied the then most recent approval request by the Company or any of its Subsidiaries to repatriate such cash out of the People's Republic of China), exceeds $5,000,000, and

(c)any Off-Balance Sheet Liabilities arising from Permitted Sale and Leaseback Transactions, and

(d)up to $7,500,000, in the aggregate, of (i) Supply Chain Finance Outstanding Obligations, (ii) Off-Balance Sheet Liabilities relating to Permitted Factoring transactions and/or (iii) Receivables Transaction Attributed Indebtedness relating to the factoring of accounts receivable and related rights and property to any Person other than the Company or any Subsidiary in the ordinary course of business, and

(e)up to $7,500,000, in the aggregate, of outstanding undrawn contingent Letters of Credit and/or instruments serving a similar function issued or accepted by banks and/or other financial institutions, and

(f)all Rate Management Obligations, to

(ii) the Company’s Consolidated EBITDA for the then most recently ended four Fiscal Quarters;

provided that, at any time after the definitive agreement for any Material Acquisition shall have been executed (or, in the case of a Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such indebtedness ceases to constitute Acquisition Indebtedness as set forth in the definition of “Acquisition Indebtedness”)), any Acquisition Indebtedness (and the proceeds of such Indebtedness) shall be excluded from the determination of the Leverage Ratio.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment for security purposes, encumbrance or other security interest or similar collateral arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, but excluding the interest of a lessor under an Operating Lease).

“Limited Conditionality Acquisition” has the meaning assigned to such term in Section 2.20.

“Limited Conditionality Acquisition Agreement” has the meaning assigned to such term in Section 2.20.

“Liquidity” means, at any time, the sum of (a) the amount of the Available Aggregate Revolving Commitment at such time, plus (b) 100% of the unrestricted cash and Cash Equivalent Investments of the Company and its Domestic Subsidiaries at such time that is not subject to any Lien other than in favor of the Administrative Agent or the Collateral Agent or Permitted Encumbrances.

“Loan Documents” means this Agreement, the Guaranty, any Letter of Credit Applications, the Collateral Documents, any Letter of Credit Agreement, any Notes issued pursuant to Section 2.10(e) and any other agreements or instruments executed in connection herewith at any time (excluding, for the avoidance of doubt, agreements and/or instruments evidencing Rate Management Obligations, Banking Services Obligations and/or Foreign Financing Obligations).

“Loan Party” means each Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, it being understood that conversions and continuations of Loans are not Loans hereunder.

“Local Time” means (i) Chicago time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean (a) London, England time with respect to any Foreign Currency (other than euro) and (b) Brussels, Belgium time with respect to euro, in each case of the foregoing clauses (a) and (b) unless otherwise notified by the Administrative Agent).

“Make-Whole Amount” means any amount paid as a “make-whole” or prepayment premium with respect to the Company’s obligations evidenced by the Senior Notes.

“Material Acquisition” means any acquisition if the aggregate consideration paid or to be paid (including liabilities to be assumed as part of the purchase consideration) by the Company or a Subsidiary in respect of such acquisition is equal to or greater than $125,000,000.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, excluding changes or effects in connection with specific events (and not general economic or industry conditions) applicable to the Company and/or its Subsidiaries as disclosed in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with or furnished to the SEC, in each case prior to the Effective Date), (ii) the ability of the Company or any Guarantor to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents against any Loan Party or the rights or remedies against any Loan Party of the Administrative Agent, the Collateral Agent, any Issuing Bank or the Lenders thereunder.

“Material Domestic Subsidiary” means each Domestic Subsidiary (i) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01 (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or 5.01(b), the most recent financial statements referred to in Section 3.05), after the elimination of intercompany revenues, contributed ten percent (10%) or more of the Company’s domestic consolidated total revenues (i.e., excluding consolidated revenues attributable to Foreign Subsidiaries) for such period or (ii) which, after the elimination of intercompany assets, contributed ten percent (10%) or more of the Company’s domestic consolidated total assets (excluding assets of Foreign Subsidiaries) as of such date, in each case other than any Excluded Subsidiary; provided that, if at any time the aggregate amount of domestic consolidated total revenues, after the elimination of intercompany revenues, or domestic consolidated total assets, after the elimination of intercompany assets, attributable to all Domestic Subsidiaries (other than Excluded Subsidiaries) that are not Material Domestic Subsidiaries exceeds twenty percent (20%) of domestic consolidated total revenues for any such period or twenty percent (20%) of domestic consolidated total assets (in each case after giving effect to such exclusions) as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries (other than Excluded Subsidiaries) as “Material Domestic Subsidiaries” on or prior to the date upon which the Company’s delivery of financial statements with respect to such period is due under Section 5.01 to eliminate such excess, and such designated Domestic Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries for so long as is necessary to eliminate such excess.

“Material Indebtedness” means (a) the Senior Note Debt and (b) any other Indebtedness (other than the Loans, Letters of Credit and intercompany indebtedness owing by and among the Company and/or its Subsidiaries) of the Company or any of its Subsidiaries in respect of any credit or loan facility or publicly issued or privately placed debt issuance if the aggregate principal amount outstanding and/or committed in respect of such credit or loan facility or debt issuance exceeds $50,000,000.

“Maturity Date” means the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the case may be.

“Maximum Rate” has the meaning assigned to it in Section 9.14.

“Modine Europe Comfort Letter” means that certain Comfort Letter dated as of November 30, 2021 made by the Company in favor of Modine Holding GmbH.

“Modine Holding GmbH” means Modine Europe GmbH, a Wholly-Owned Subsidiary of the Company.

“Modine Netherlands Consolidated Group” means Modine Netherlands Holding and its Subsidiaries existing as of the Effective Date, and any other Foreign Subsidiary permitted under this Agreement to be a Subsidiary of Modine Netherlands Holding.

“Modine Netherlands Holding” means Modine Netherlands Holding B.V. or any holding company successor to, or replacement of, Modine Netherlands Holding B.V. from time to time, as applicable.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions.  “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event (other than from the Company or any of its Subsidiaries), including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans), including penalties and breakage, secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next two succeeding years and that are directly attributable to such event (as determined reasonably and in good faith by an Authorized Officer), (iv) any repatriation costs associated with the receipt by the applicable taxpayer of such proceeds, (v) any costs associated with unwinding any related Rate Management Transaction in connection with such event and (vi) any customer deposits required to be returned as a result of such transaction; provided, however, that the amount determined pursuant to the foregoing shall be reduced, in the case of any Net Proceeds received by a joint venture Subsidiary, by the amount attributable to (and not available for distribution to, or for the account of, the Company or a Wholly-Owned Subsidiary) noncontrolling interests in such joint venture Subsidiary owned by any Person other than the Company or any of its Subsidiaries.

“New Money Credit Event” means with respect to any Issuing Bank, any increase (directly or indirectly) in such Issuing Bank’s exposure (whether by way of additional credit or banking facilities or otherwise, including as part of a restructuring) to any Borrower occurring by reason of (i) any law, action or requirement of any Governmental Authority in such Borrower’s or such Letter of Credit beneficiary’s country, or (ii) any agreement in relation to clause (i), in each case to the extent calculated by reference to the aggregate Revolving Credit Exposures outstanding prior to such increase.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Extending Lender” has the meaning assigned to such term in Section 2.25(b).

“Note” means a note substantially in the form of Exhibit D-1 or D-2 hereto, as applicable, evidencing the Loans of the applicable Class made by any applicable Lender to each applicable Borrower.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such date for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker unaffiliated with the Administrative Agent of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, any of the Issuing Banks, any indemnified party and the Administrative Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation of, or credit recourse against, such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction that is not a Capitalized Lease or so-called “synthetic lease” transaction, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, and (iv) any liability with respect to any factoring of, or similar arrangements with respect to, receivables or similar obligations sold by or pursuant to factoring or similar agreements (excluding, for the avoidance of doubt, any factoring or similar arrangement that constitutes a Qualified Receivables Transaction); provided, however, that “Off-Balance Sheet Liability” shall not include any liability relating to any sale, conveyance, transfer or other disposition of any interest in any bank acceptance draft or similar instrument delivered by a customer to the Company or any Subsidiary in the ordinary course of business in China.  The amount of any Off-Balance Sheet Liability  will be determined based on the amount of obligations outstanding under the legal documents entered into as part of transaction that would be characterized as principal if such transaction were structured as a secured lending transaction.

“Operating Lease” of a Person means any lease of Property which would be, in accordance with Agreement Accounting Principles, recorded as an operating lease on a balance sheet of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means any and all present or future stamp, registration or documentary taxes or any other excise or property taxes, charges or similar taxes or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but excluding Excluded Taxes.

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate reasonably determined by the Administrative Agent or the relevant Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” has the meaning assigned to such term in Section 9.13.

“Payment” has the meaning assigned to such term in Section 8.06(c).

“Payment Notice” has the meaning assigned to such term in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisition” means an Acquisition by the Company or any Subsidiary in a transaction that satisfies each of the following requirements:

(a)such Acquisition is not a Hostile Acquisition;

(b)both immediately before and upon giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith and any other Indebtedness incurred to finance such Acquisition, no Default or Event of Default exists and the Company is in pro forma compliance with Section 6.07;

(c) both immediately before and upon giving effect to such Acquisition, the Available Aggregate Revolving Commitment was and will be at least $25,000,000;

(d) the aggregate amount of  the Acquisition Consideration shall not exceed the amount permitted under Section 6.03(y);

(e) prior to the closing of any such Acquisition as to which the aggregate purchase consideration exceeds $50,000,000, the Company shall provide such pro forma financial statements and certificates and copies of such documents being executed or delivered in connection with such Acquisition as may reasonably be requested by the Administrative Agent; and

(f)if such Acquisition is an acquisition of Capital Stock, such Acquisition will not result in any violation of Regulation U.

“Permitted Encumbrances” means:

(a)Liens for taxes, assessments or governmental charges or levies on the Company’s or a Subsidiary’s Property if the same shall not at the time be delinquent by more than 30 days or thereafter can be paid without penalty, or are being contested in good faith and by appropriate action and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on the books of the Company or such Subsidiary;

(b)Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due, or are being contested in good faith and by appropriate action and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on the books of the Company or such Subsidiary;

(c)Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

(d)zoning, land use and building restrictions, regulations and ordinances, easements, survey exceptions, minor encroachments by and on any real property, railroad trackage rights, sidings and spur tracks, leases (other than Capitalized Lease Obligations), subleases, licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of any real property, reservations, restrictions and leases of or with respect to oil, gas, mineral, riparian and water rights and water usage, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

(e)Liens that are contractual rights of set-off or similar rights (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary, including, without limitation, with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Company or any Subsidiary in the ordinary course of business; and

(f)Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of funds received by the Company or any Subsidiary as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Company or one or more Subsidiaries to collect and remit those funds to such third parties, or (v) in favor of credit card companies pursuant to agreements therewith.

“Permitted Factoring” means a factoring or similar sale of accounts receivable and related rights and property in the ordinary course of business which is not entered into in connection with or as part of a Qualified Receivables Transaction or Supply Chain Finance Program.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), other Indebtedness (including previous re-financings that constituted Permitted Refinancing Indebtedness), to the extent that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus unpaid accrued interest and premium (including tender premium and any make-whole amount) thereon, any committed or undrawn amounts associated with, original issue discount on, and underwriting discounts, defeasance costs, fees, commissions and expenses incurred in connection with, such Permitted Refinancing Indebtedness), (b) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the earlier of the final maturity date of the Indebtedness being refinanced (it being understood that, in each case, any provision requiring an offer to purchase such Indebtedness as a result of a change of control, fundamental change, delisting, asset sale or similar provision shall not violate the foregoing restriction), (c) if the Indebtedness (including any guarantee thereof) being Refinanced is by its terms subordinated in right of payment to the Secured Obligations, such Permitted Refinancing Indebtedness (including any guarantee thereof) shall be subordinated in right of payment to the Secured Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole (as determined in good faith by the Board of Directors of the Company), (d) no Permitted Refinancing Indebtedness shall have direct obligors or contingent obligors that were not the direct obligors or contingent obligors (or that would not have been required to become direct obligors or contingent obligors) in respect of the Indebtedness being Refinanced, except that Loan Parties may be added as additional obligors, and (e) if the Indebtedness being Refinanced is secured, such Permitted Refinancing Indebtedness may only be secured on terms no less favorable, taken as a whole, to the Lenders than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced (as determined in good faith by the Board of Directors of the Company).

“Permitted Sale and Leaseback Transactions” means all Sale and Leaseback Transactions as permitted under Section 6.05(j).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Subsidiary pursuant to Section 6.06(h)  resulting in Net Proceeds equal to or greater than $10,000,000;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary with a fair market value immediately prior to such event equal to or greater than $10,000,000; ~~or~~

(c) the incurrence by the Company or any Subsidiary of any Indebtedness (other than Loans), other than Indebtedness permitted under Section 6.05 or permitted by the Required Lenders pursuant to Section 9.02~~.~~; or

(d) the consummation by the Company and any of its Subsidiaries of the PT Transaction.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined reasonably and in good faith by the Administrative Agent) or any similar release by the Board (as determined reasonably and in good faith by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“PT Escrow Subsidiary” means a Subsidiary created directly or indirectly by the Company for the purpose of issuing or incurring Indebtedness, the proceeds of which shall be deposited and held in escrow pursuant to customary escrow arrangements pending their use to finance the dividend to be paid by such Subsidiary to the Company in connection with the PT Transaction and applied as contemplated by Section 2.11(e) of this Agreement (the “PT Indebtedness”).  Until the PT Specified Time, the PT Escrow Subsidiary shall be deemed not to be a Subsidiary for any purpose of this Agreement and the other Loan Documents; provided that (a) the PT Escrow Subsidiary shall be identified to the Administrative Agent promptly following its formation (and in any event prior to its incurrence of any Indebtedness) and (b) as of and after the PT Specified Time, the PT Escrow Subsidiary shall be a Subsidiary for all purposes of this Agreement and the other Loan Documents at such time if and only if the PT Escrow Subsidiary qualifies as a Subsidiary of the Company pursuant to the first sentence of the definition of “Subsidiary” at such time (it being understood and agreed that, so long as on the same date (so long as such date is on or prior to June 30, 2027) as the proceeds of the PT Indebtedness (as such term is defined in the definition of “PT Escrow Subsidiary”) have been released from escrow in accordance with the applicable escrow arrangements, 100% of the common stock of the PT Escrow Subsidiary is distributed to the Company’s shareholders, the PT Escrow Subsidiary shall not constitute a “Subsidiary” for purposes of this Agreement or any other Loan Document).

“PT Specified Time” means the earliest of (i) such time as the proceeds of the PT Indebtedness (as such term is defined in the definition of “PT Escrow Subsidiary”) have been released from escrow in accordance with the applicable escrow arrangements, (ii) the abandonment of the PT Transaction by the Company or any of its Affiliates or the termination of the PT Transaction and (iii) 11:59 p.m., New York City time, on June 30, 2027.

“PT Transaction” has the meaning assigned to such term in Section 6.06(bb).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.20.

“Qualified Receivables Transaction” means any transaction or series of related transactions that may be entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer to a newly-formed Subsidiary or other special-purpose entity, or any other Person, any accounts, notes receivable or other financial assets and, in each case, rights related thereto on a limited recourse basis, provided that such sale, conveyance or transfer qualifies as a sale under Agreement Accounting Principles.

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Company or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Rate Management Transaction.

“Receivables/Factoring/SCF Indebtedness” means (i) all Receivables Transaction Attributed Indebtedness, and (ii) Supply Chain Finance Outstanding Obligations.

“Receivables Transaction Attributed Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any Qualified Receivables Transaction on any date of determination which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement; provided, however, that “Receivables Transaction Attributed Indebtedness” (a) shall not include any liability relating to any sale, conveyance, transfer or other disposition of any interest in any bank acceptance draft or similar instrument delivered by a customer to the Company or any Subsidiary in the ordinary course of business in China, and (b) in the case of any factoring or similar sale of accounts receivable and related rights and property to any Person other than the Company or any Subsidiary that constitutes a Qualified Receivables Transaction, shall be limited to the amount of credit recourse against the Company and/or its Subsidiaries in respect of such accounts receivable.

“Receivables Transaction Financing Cost” means such portion of the fees, service charges, and other costs, as well as all collections or other amounts retained by purchasers of accounts or notes receivable and rights related thereto pursuant to a Qualified Receivables Transaction, which are in excess of amounts paid to the Company and its Subsidiaries under any Qualified Receivables Transaction for the purchase of accounts or notes receivable and rights related thereto pursuant to such Qualified Receivables Transaction and are the equivalent of the interest component of the financing if the transaction were characterized as a secured lending transaction rather than as a purchase.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (ii) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time two (2) TARGET Days preceding the date of such setting, (iii) if such Benchmark is the TIBO Rate, 11:00 a.m. Japan time two (2) Business Days preceding the date of such setting, (iv) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to such setting, (v) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting or (vi) if such Benchmark is none of the Term SOFR Rate, Daily Simple SOFR, the EURIBO Rate, the TIBO Rate or SONIA, the time determined by the Administrative Agent in its reasonable good faith discretion.

“Register” has the meaning set forth in Section 9.04(b).

“Regulation S-X” means Regulation S-X under the Securities Exchange Act of 1934, as amended.

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Related Indemnified Person” has the meaning assigned to it in Section 9.03(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Japanese Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in euro, the EURIBO Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Japanese Yen, the TIBO Rate or (iv) with respect to any RFR Borrowing denominated in Pounds Sterling or Dollars, the applicable Daily Simple RFR, in each case, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in euro, the EURIBO Screen Rate or (iii) with respect to any Term Benchmark Borrowing denominated in Japanese Yen, the TIBO Screen Rate, as applicable.

“Replacement Lender” has the meaning assigned to such term in Section 2.09(c).

“Required Lenders” means, subject to Section 2.24, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VII or the Revolving Commitments terminating or expiring, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article VII, the Unfunded Commitment of each Revolving Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, Lenders having Credit Exposures representing more than 50% of the sum of the total Credit Exposures; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Revolving Lender that is a Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is a Borrower or an Affiliate of the Company shall be disregarded.

“Required Revolving Lenders” means, subject to Section 2.24, at any time, Revolving Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and Unfunded Commitments at such time; provided that for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, then, as to each Revolving Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.

“Required Term Lenders” means, subject to Section 2.24, at any time, Term Lenders having Term Loans and unused Term Loan Commitments representing more than 50% of the sum of the total outstanding principal amount of Term Loans and unused Term Loan Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock of such Person or any option, warrant or other right to acquire any such Capital Stock of such Person.

“Restructuring Charges” means cash charges related to any restructuring with respect to the Company and/or any of its Subsidiaries, including such charges specifically related to the following categories of expense incurred in connection with any such restructuring:  severance and related benefits; contractual salary continuation with respect to terminated employees; retained restructuring consulting; equipment transfer (including shipping and related expense, product validation incurred to validate receiving plant capability, and receiving plant physical modifications required to accept transferred product); expenses related to facility sale preparation; employee outplacement; environmental services; employee insurance and benefits continuation; and any other cash charges treated as restructuring or repositioning expense under Agreement Accounting Principles.

“Retired Commitments” has the meaning assigned to such term in Section 2.09(c).

“Reuters” means Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender, if any, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment pursuant to the terms hereof, as applicable.  The initial aggregate amount of the Revolving Lenders’ Revolving Commitments on the Effective Date is $400,000,000.

“Revolving Credit Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Maturity Date” means July 10, 2030, as extended (in the case of each Revolving Lender consenting thereto) pursuant to Section 2.25.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01(a).

“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA and (b) Dollars (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate), Daily Simple SOFR, and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the applicable Adjusted Daily Simple RFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by OFAC, the U.S. Department of State, U.S. Department of Commerce, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, in each case, in violation of Sanctions, (c) any Person that is 50% or greater owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders) or (d) any Person otherwise the target or subject of any Sanctions.

“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Obligations” means, collectively, all (i) Obligations, (ii) Rate Management Obligations owing to one or more Lenders or their Affiliates, (iii) the Senior Note Debt, (iv) Banking Services Obligations and (v) Foreign Financing Obligations; provided, however, that the definition of ‘Secured Obligations’ shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Parties” means the Collateral Agent, the Administrative Agent, the Lenders, the Senior Note Holders, the holders of Foreign Financing Obligations and the other holders of the Secured Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means that certain Second Amended and Restated Pledge and Security Agreement, dated as of July 10, 2025 by and among the Company, the Guarantors party thereto and the Collateral Agent, and each other security agreement, pledge agreement, pledge and security agreement and similar agreement and any other agreement from any Borrower or Guarantor granting a Lien on any of its personal property (including without limitation any Capital Stock owned by such Borrower or Guarantor) entered into by any Borrower or Guarantor at any time for the benefit of the Collateral Agent and the Secured Parties pursuant to this Agreement or the Intercreditor Agreement, each in form and substance reasonably acceptable to the Administrative Agent and as amended or modified from time to time.

“Senior Note Debt” means the indebtedness and other obligations owing pursuant to any Senior Note Purchase Documents at any time.

“Senior Note Holders” means the holders of the Senior Note Debt.

“Senior Note Purchase Agreement” means the Second Amended and Restated Note Purchase and Private Shelf Agreement dated as of August 6, 2019 between the Company and the purchasers named therein, as amended, amended and restated, supplemented and/or modified from time to time in accordance with the terms thereof, including, without limitation, by that certain Fifth Amendment to such agreement dated as of the date hereof.

“Senior Note Purchase Documents” means the Senior Note Purchase Agreement and all agreements and documents executed in connection therewith at any time and as amended or modified from time to time.

“Senior Notes” means the 5.75% Senior Secured Notes due November 28, 2026 in the aggregate principal amount of $50,000,000 issued by the Company on November 28, 2016, the 5.85% Senior Secured Notes due January 31, 2029 in the aggregate principal amount of $100,000,000 issued by the Company on January 31, 2020, and one or more additional series of Senior Secured Notes in an aggregate principal amount not to exceed $75,000,000 which may be issued by the Company after the Effective Date, pursuant to the Senior Note Purchase Agreement, as amended or modified from time to time and including any notes issued in exchange or replacement for such notes, and any other securities issued pursuant to the Senior Note Purchase Agreement at any time.

“Significant Obligations” means Indebtedness (other than the Loans, Letters of Credit and intercompany indebtedness owing by and among the Company and/or its Subsidiaries) of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000,000.  For purposes of determining Significant Obligations, the “principal amount” of the Rate Management Obligations at any time shall be determined based on the Net Mark-to-Market Exposure of the Company or any Subsidiary).

“Significant Subsidiary” means (i) each Subsidiary Borrower and (ii) any other Subsidiary that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X, as in effect on the Effective Date.

“Single Employer Plan” means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Rate Management Transaction or any

Banking Services Agreement; provided that the definition of “Specified Ancillary Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Specified Swap Obligation” means,  with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans.  Such reserve percentage shall include those imposed pursuant to Regulation D of the Board.  Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Board or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage, and the Administrative Agent shall notify the Company promptly of any such adjustment.

“Subordinated Debt” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent and which is on terms (including without limitation maturities, covenants and defaults) reasonably satisfactory to the Administrative Agent.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.  Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Company.  It is understood and agreed, for the avoidance of doubt, that the PT Escrow Subsidiary shall not be a Subsidiary for purposes of this Agreement or any other Loan Document, except to the extent contemplated by the definition of “PT Escrow Subsidiary”.

“Subsidiary Borrower” means the Initial Subsidiary Borrower and any Eligible Subsidiary that becomes a Subsidiary Borrower pursuant to Section 2.23 and, in each case, that has not ceased to be a Subsidiary Borrower pursuant to such Section.

“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property (excluding intercompany items) which represents more than 10% of the consolidated total assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Supply Chain Finance Outstanding Obligations” means, at any time, the greater of (a) zero and (b)(i) the aggregate amount of all trade receivables (excluding trade receivables sold to a Person other than the Company or any Subsidiary in a transaction that qualifies as a sale under Agreement Accounting Principles) that would then be owing to the Company and/or its Subsidiaries by customers in respect of Supply Chain Finance Programs if the Company and its Subsidiaries were not participating in such Supply Chain Finance Programs, minus (ii) the aggregate amount of all trade receivables then owing to the Company and/or its Subsidiaries by such customers that have not been transferred under such Supply Chain Financing Programs; provided, however, that “Supply Chain Finance Outstanding Obligations” shall not include any liability relating to any sale, conveyance, transfer or other disposition of any interest in any bank acceptance draft or similar instrument delivered by a customer to the Company or any Subsidiary in the ordinary course of business in China.

“Supply Chain Finance Program” means each supply chain financing or similar program established by customers of the Company and its Subsidiaries, pursuant to which the Company and its Subsidiaries may sell trade receivables and the rights directly related thereto (or sell negotiable instruments or other rights created to represent the obligations owing pursuant to a trade receivable or enter into any other form of transaction with the intent of improving liquidity with respect to trade receivables) owing by such customer to the Company and its Subsidiaries, in the ordinary course of business.

“Supported QFC” has the meaning assigned to it in Section 9.20.

“Surviving Commitment” has the meaning assigned to such term in Section 2.09(c).

“Surviving Lender” has the meaning assigned to such term in Section 2.09(c).

“Swingline Borrowing” means a borrowing of a Swingline Loan.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be the sum, without duplication, of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Revolving Lenders in such Swingline Loans.

“Swingline Lender” means each of JPMCB, U.S. Bank National Association, KeyBank National Association, Bank of America, N.A., PNC Bank, National Association, and each other Lender designated by the Company as a “Swingline Lender” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swingline Sublimit” means as to any Lender (i) the amount set forth opposite such Lender’s name on Schedule 2.05 hereof or (ii) if such Lender has entered into an Assignment and Assumption, the amount set forth for such Lender as its Swingline Sublimit in the Register maintained by the Administrative Agent pursuant to Section 9.04(b)(iv) (provided that, in the case of each of the foregoing clauses (i) and (ii), any increase in the Swingline Sublimit with respect to any Lender shall only require the consent of the Company and such Lender).

“Syndication Agent” means each of U.S. Bank National Association, KeyBank National Association, Bank of America, N.A and PNC Bank, National Association in its capacity as syndication agent for the credit facilities evidenced by this Agreement.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement, such determination to be consistent with such determination generally under other syndicated credit facilities for which it acts as administrative agent) is open for the settlement of payments in euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, value added taxes, or any other goods and services, use or sales taxes, assessments, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate.

“Term Lender” means, as of any date of determination, each Lender having a Term Loan Commitment or that holds Term Loans.

“Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans as set forth on Schedule 2.01 or in the most recent Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby executed by such Term Lender and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be $200,000,000 on the date of this Agreement.  After advancing the Term Loans, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans.

“Term Loan Maturity Date” means July 10, 2030, as extended (in the case of each Term Lender consenting thereto) pursuant to Section 2.25.

“Term Loans” means the term loans made by the Term Lenders to the Company pursuant to Section 2.01(b).

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified reasonably and in good faith by the Administrative Agent as the forward-looking term rate based on SOFR.  If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“The Netherlands” means the European part of the Kingdom of the Netherlands and Dutch means in or of the Netherlands.

“TIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Japanese Yen and for any Interest Period, the TIBO Screen Rate two (2) Business Days prior to the commencement of such Interest Period.

“TIBO Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBOR Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m., Japan time, two (2) Business Days prior to the commencement of such Interest Period.

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.

“Trade Date” has the meaning specified in Section 9.04(e)(i) hereof.

“Transaction Costs” means any fees or expenses incurred or paid by the Company or any Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Company of this Agreement and the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, the borrowing of the Term Loans and any Revolving Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the consummation of any other transactions in connection with the foregoing and (c) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, the Adjusted Daily Simple RFR, the Alternate Base Rate, the Japanese Prime Rate or the Central Bank Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Bankruptcy Event” means:

(a)a UK Relevant Entity is unable or admits inability to pay its debts (as defined in section 123(1)(a) of the Insolvency Act 1986 of the United Kingdom) generally as they fall due or is deemed to or declared to be unable to pay its debts generally under applicable law, or suspends or threatens to suspend making payments on its debts generally by reason of actual or anticipated financial difficulties; or

(b)any corporate action authorizing legal proceedings or other formal procedure or formal step for (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, restructuring plan, scheme of arrangement or otherwise) of any UK Relevant Entity; (ii) a composition, compromise, general assignment or arrangement with creditors generally of any UK Relevant Entity; or (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Relevant Entity, or any of the material assets of any UK Relevant Entity; save that this paragraph (b) shall not apply to any action, proceeding, procedure or formal step which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

“UK Borrower” means (i) the Initial UK Borrower and (ii) any other Borrower that is resident for tax purposes in England and Wales.

“UK Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant UK Borrower, which:

(a) where it relates to a UK Treaty Lender that is a Lender on the day this Agreement is entered into (or any amendment hereto), contains the scheme reference number and jurisdiction of tax residence stated on its signature page to this Agreement (or any amendment hereto) or as otherwise notified to the Company by that UK Treaty Lender in writing, and:

(i) where the UK Borrower is a Borrower on the day this Agreement (or any amendment hereto) is entered into, is filed with HM Revenue & Customs within 30 days of the date of this Agreement (or any amendment hereto); or

(ii) where the UK Borrower is not a Borrower on the day this Agreement is entered into, is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower; or

(b) where it relates to a UK Treaty Lender that is not a party to this Agreement on the date on which this Agreement (or any amendment hereto) is entered into, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement, as the case may be, or as otherwise notified to the Company in writing, and:

(i) where the UK Borrower is a Borrower as at the relevant assignment date or the date on which the increase to the Commitments and/or the Incremental Term Loans described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take effect (as applicable) is filed with HM Revenue & Customs within 30 days of that date; or

(ii) where the UK Borrower is not a Borrower as at the relevant assignment date or the date on which the increase to the Commitments and/or the Incremental Term Loans described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take effect (as applicable) is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower.

“UK Companies Act” means the Companies Act 2006 of the United Kingdom.

“UK CTA 2009” means the United Kingdom Corporation Tax Act 2009.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or  investment firms.

“UK ITA 2007” means the United Kingdom Income Tax Act 2007.

“UK Loan Party” means any UK Borrower.

“UK Qualifying Lender” means (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (i) a Lender (A) which is a bank (as defined for the purpose of section 879 of the UK ITA 2007) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the UK CTA 2009; or (B) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK ITA 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes or (B) a partnership each member of which is (x) a company so resident in the United Kingdom or (y) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company; or (iii) a UK Treaty Lender, or (b) a Lender which is a building society (as defined for the purposes of section 880 of the UK ITA 2007) making an advance under a Loan Document.

“UK Relevant Entity” means any Borrower or Significant Subsidiary that is incorporated in England and Wales, or any other Borrower or Significant Subsidiary capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986 of the United Kingdom.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.

“UK Tax Deduction” means a deduction or withholding for, or on account of, Tax imposed by the United Kingdom from a payment under a Loan Document, other than a FATCA Deduction.

“UK Treaty” has the meaning assigned to such term in the definition of “UK Treaty State”.

“UK Treaty Lender” means a Lender which is (i) treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty, (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected, and (iii) subject to the completion of procedural formalities, fulfills any other conditions which must be fulfilled under the relevant UK Treaty to obtain exemption from Tax imposed by the United Kingdom on payments of interest.

“UK Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to each Revolving Lender, the Revolving Commitment of such Lender less its Revolving Credit Exposure.

“United Kingdom” and “UK” each mean the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” each mean the United States of America.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is:  (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” means a Lender that is not a Foreign Lender.

“U.S. Person” means (i) for purposes of Sections 3.26 and 6.15  hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20.

“VAT” means (a) any value added tax imposed by the Value Added Tax Act 1994, (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the UK or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clauses (a) and (b) above, or imposed elsewhere.

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than, in the case of a corporation, directors’ qualifying shares required by law) 100% of the capital stock, partnership interests, membership interests or other equity interests is, at the time as of which any determination is being made, owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Works Council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) within the meaning of the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) having jurisdiction over that person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).

SECTION 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.  Unless the context requires otherwise

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any law, statute, rule or regulation shall, unless otherwise specified, be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.  Accounting Terms; Agreement Accounting Principles.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with Agreement Accounting Principles, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in Agreement Accounting Principles or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in Agreement Accounting Principles or in the application thereof, then such provision shall be interpreted on the basis of Agreement Accounting Principles as in effect and applied without giving effect to such change until such notice shall have been withdrawn or such provision  amended in accordance herewith.  Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein (including computations in respect of compliance with Section 6.07) shall be made (a) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (b) without giving effect to any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (ii) other than for purposes of the preparation and delivery of financial statements as contemplated by this Agreement, any obligations relating to a lease that was accounted for by such Person as an Operating Lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person (or any subsidiary or Affiliate of such Person) shall be accounted for as obligations relating to an Operating Lease and not as Capitalized Lease Obligations.

SECTION 1.05.  Amendment and Restatement of the Existing Credit Agreement.  The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement.  This Agreement is not intended to and shall not constitute a novation.  All “Revolving Loans” made and “Obligations” incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Revolving Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents.  Without limiting the foregoing, upon the effectiveness hereof: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Collateral Agent”, the “Agreement”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, the Collateral Agent, this Agreement and the Loan Documents, (b) the Existing Letters of Credit which remain outstanding on the Effective Date under the Existing Credit Agreement shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) the liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Secured Obligations are in all respects continuing and in full force and effect with respect to all Secured Obligations, (d) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure and outstanding Revolving Loans hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Effective Date (without the necessity of executing and delivering any Assignment and Assumption or the payment of any processing or recordation fee) and (e) the Company hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Term Benchmark Loans and such reallocation described above, in each case on the terms and in the manner set forth in Section 2.16 hereof.  The parties to this Agreement agree that (i) all terms and conditions of the Existing Credit Agreement which are amended and restated by this Agreement shall remain effective until the Effective Date, and thereafter shall continue to be effective only as amended and restated by this Agreement, (ii) the representations, warranties and covenants set forth herein shall become effective concurrently with the Effective Date, and (iii) this Agreement amends the Existing Credit Agreement in its entirety and this Agreement constitutes the “Credit Agreement” as defined in the Intercreditor Agreement. Each Lender under this Agreement which is also a “Lender” under the Existing Credit Agreement hereby waives any requirement of notice by the Borrowers under Section 2.11 of the Existing Credit Agreement in respect of the repayments of “Loans” under the Existing Credit Agreement as contemplated by Section 4.01(h) of this Agreement.

SECTION 1.06.  Interest Rates; Benchmark Notification.  The interest rate on a Loan denominated in Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform.  Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability (other than, for the avoidance of doubt, in each case with respect to its obligation to apply the definition of such rate in accordance with its terms and comply with its obligations in Article II (including Section 2.14) of this Agreement).  The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Administrative Agent may select information sources or services commonly used in the banking industry for such purposes in its reasonable good faith discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07.  Certain Calculations.  No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Articles VI and VII under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Company immediately preceding the fiscal quarter of the Company in which the applicable transaction or occurrence requiring a determination occurs.

SECTION 1.08.  Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 1.09.  Leverage Ratios.  Notwithstanding anything to the contrary contained herein, for purposes of calculating any pro forma leverage ratio herein in connection with the incurrence of any Indebtedness, (a) there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness and (b) to the extent the Indebtedness to be incurred is revolving Indebtedness, such incurred revolving Indebtedness (or if applicable, the portion (and only such portion) of the increased commitments thereunder) shall be treated as fully drawn.

SECTION 1.10.  Exchange Rates; Currency Equivalents.

(a)  The Administrative Agent or the relevant Issuing Bank, as applicable, shall determine the Dollar Amount of Term Benchmark Borrowings, RFR Borrowings or Letters of Credit denominated in Foreign Currencies reasonably and in good faith.  Such Dollar Amount shall become effective as of such Computation Date and shall be the Dollar Amount of such amounts until the next Computation Date to occur.  Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the relevant Issuing Bank, as applicable.

(b)  Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in a Foreign Currency, such amount shall be the Dollar Amount of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined reasonably and in good faith by the Administrative Agent or the relevant Issuing Bank, as the case may be.

ARTICLE II

The Credits

SECTION 2.01.  Commitments.  Subject to the terms and conditions set forth herein, (a) each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Loan Currencies from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not, subject to fluctuations in currency exchange rates and Section 2.11(c) and subject to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)(i), result in (i) subject to Section 2.04, the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) subject to Section 2.04, the Dollar

Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments, (iii) subject to Section 2.04, the sum of the aggregate principal Dollar Amount of all Loans outstanding to Foreign Subsidiary Borrowers exceeding the Foreign Borrower Sublimit or (iv) subject to Section 2.04, the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit and (b) each Term Lender with a Term Loan Commitment (severally and not jointly) agrees to make a Term Loan to the Company in Dollars in a single drawing on the Effective Date, in an amount equal to such Term Lender’s Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.  Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02.  Loans and Borrowings.  (a)   Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.  Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.  The Term Loans shall amortize as set forth in Section 2.10.

(b)  Subject to Section 2.14, each Revolving Borrowing and Term Loan Borrowing shall be comprised (i) in the case of Borrowings in Dollars, entirely of ABR Loans or Term Benchmark Loans and (ii) in the case of Borrowings in any other Agreed Loan Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Loan Currency, as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)  At the commencement of each Interest Period for any Term Benchmark Revolving Borrowing and/or payment period for each RFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY50,000,000 or (ii) a Foreign Currency other than Japanese Yen, 500,000 units of such currency) and not less than $2,000,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY200,000,000 or (ii) a Foreign Currency other than Japanese Yen, 2,000,000 units of such currency).  At the time that each ABR Revolving Borrowing or RFR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Term Benchmark Borrowings or RFR Borrowings outstanding.

(d)  Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

(e)  Notwithstanding any provision of this Agreement to the contrary, any Credit Event to any Dutch Borrower shall at all times be provided by a Lender that is a Dutch Non-Public Lender.

SECTION 2.03.  Requests for Borrowings.  To request a Revolving Borrowing or a Term Loan Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower; provided that if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement shall be waived to the extent not required in the ordinary course of operation of such Approved Borrower Portal) (i) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 12:00 noon, Chicago time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing denominated in euro, not later than 12:00 noon, Chicago time, three (3) Business Days before the date of the proposed Borrowing, (iii) in the case of a Term Benchmark Borrowing denominated in Japanese Yen, not later than 12:00 noon, Chicago time, four (4) Business Days before the date of the proposed Borrowing and (iv) in the case of an RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m., Chicago time, five (5) RFR Business Days before the date of the proposed Borrowing or (b) by irrevocable written notice (via a written Borrowing Request signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) in the case of an ABR Borrowing, not later than 12:00 noon, Chicago time, on the Business Day of the proposed Borrowing.  Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)  the name of the applicable Borrower;

(ii)  the Agreed Currency and the aggregate principal amount of the requested Borrowing;

(iii)  the date of such Borrowing, which shall be a Business Day;

(iv)  whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;

(v)  in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)  the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars.  If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing made in Dollars.  If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding the foregoing, in no event shall any Borrower be permitted to request pursuant to this Section 2.03, a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate, the Japanese Prime Rate and Daily Simple SOFR shall only apply to the extent provided in Sections 2.08(e) (solely with respect to the Central Bank Rate and the Japanese Prime Rate), 2.14(a) and 2.14(f), as applicable).

SECTION 2.04.  Determination of Dollar Amounts.  The Administrative Agent will determine the Dollar Amount of:

(a)  any Loan denominated in a Foreign Currency, on each of the following: (i) the date of the Borrowing of such Loan and (ii)(A) with respect to any Term Benchmark Loan, each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month),

(b)  any Letter of Credit denominated in a Foreign Currency, on each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, and

(c)  any Credit Event, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day, and the Administrative Agent shall notify the Company of all such determinations and related computations on such Computation Date.

SECTION 2.05.  Swingline Loans.  (a)   Subject to the terms and conditions set forth herein, each Swingline Lender may in its sole discretion make Swingline Loans in Dollars to the Company from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by such Swingline Lender exceeding such Swingline Lender’s Swingline Sublimit, except to the extent otherwise agreed by such Swingline Lender, the Administrative Agent and the Company, (ii) any Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment, (iii) the aggregate principal amount of outstanding Swingline Loans exceeding $35,000,000 or (iv) the Dollar Amount of the Total Revolving Credit Exposure exceeding the aggregate Revolving Commitments; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

(b)  To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request signed by the Company; provided that if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement shall be waived to the extent not required in the ordinary course of operation of such Approved Borrower Portal), not later than 1:00 p.m., Chicago time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan and the Swingline Lender to make such Swingline Loan.  The Administrative Agent will promptly advise such Swingline Lender of any such notice received from the Company.  Unless otherwise directed by the Company, each Swingline Lender shall (subject to such Swingline Lender’s discretion to make Swingline Loans as set forth in Section 2.05(a)) make each Swingline Loan to be made by it available to the Company by means of a credit to an account of the

Company with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the relevant Issuing Bank) by 3:00 p.m., Chicago time, on the requested date of such Swingline Loan.

(c)  Any Swingline Lender may by written notice given to the Administrative Agent require the Revolving Lenders to acquire participations in all or a portion of its Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, Local Time, on a Business Day, no later than 5:00 p.m., Local Time, on such Business Day and if received after 12:00 noon, Local Time, on a Business Day, no later than 10:00 a.m., Local Time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of such Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to such Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the Company promptly of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender.  Any amounts received by a Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

(d)  Any Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender.  The Administrative Agent shall notify the Revolving Lenders of any such replacement of the relevant Swingline Lender.  At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a).  From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require.  After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e)  Subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Company and the Revolving Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(d) above.

SECTION 2.06.  Letters of Credit.  (a)   General.  Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit (or the amendment or extension of any outstanding Letter of Credit) denominated in Agreed LC Currencies for its own account, as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent, the Company and the Issuing Bank issuing such Letter of Credit, at any time and from time to time during the Revolving Credit Availability Period.  In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control; provided, however, if any Issuing Bank is requested to issue Letters of Credit with respect to a jurisdiction such Issuing Bank deems, in its reasonable judgment applied generally to substantially similar credit facilities for which it acts as an issuing bank, may at any time subject it to a New Money Credit Event or a Country Risk Event, the Issuing Bank shall promptly notify the Company of such determination prior to the issuance of any Letter of Credit, and the Company shall either withdraw its request to issue such Letter of Credit or, at the request of such Issuing Bank, guaranty and indemnify such Issuing Bank against any and all costs, liabilities and losses resulting from such New Money Credit Event or Country Risk Event, in each case in a form and substance reasonably satisfactory to such Issuing Bank.  Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, amend or extend any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Designated Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, in each case to the extent prohibited for a Person required to comply with Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally.  The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Company will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).  Notwithstanding the foregoing, the letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents. No Issuing Bank shall be under any obligation to issue a Letter of Credit that would result in more than a total of 20 Letters of Credit outstanding.

(b)  Notice of Issuance, Amendment, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Company shall hand deliver, email or telecopy (or transmit by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by such Issuing Bank) to the applicable Issuing Bank (selected by the Company in its sole discretion) and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three (3) Business Days in advance thereof unless a shorter period is acceptable to the applicable Issuing Bank in its sole discretion) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed LC Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit.  In addition, as a condition to any such Letter of Credit issuance, the Company shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in a form agreed to by the Company and the applicable Issuing Bank in connection with any request for a Letter of Credit (each, a “Letter of Credit Agreement”).  A Letter of Credit shall be issued, amended to increase the amount or extended only if (and upon issuance, amendment to increase the amount or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, but allowing for fluctuations in currency exchange rates and subject to Section 2.11(c), (i) subject to Section 2.04, the Dollar Amount of the LC Exposure shall not exceed $25,000,000, (ii) subject to Section 2.04, the Dollar Amount of the aggregate face amount of all Letters of Credit issued and then outstanding by any Issuing Bank shall not exceed such Issuing Bank’s Applicable LC Sublimit, (iii) subject to Section 2.04, the sum of the Dollar Amount of the Total Revolving Credit Exposure shall not exceed the aggregate Revolving Commitments, (iv) subject to Section 2.04, the Dollar Amount of each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Revolving Commitment and (v) subject to Section 2.04, the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, shall not exceed the Foreign Currency Sublimit.

(c)  Expiration Date.  Each Letter of Credit shall expire (or, if set forth in such Letter of Credit, be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date two years after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, two years after such extension), unless the Required Revolving Lenders and the applicable Issuing Bank, in their discretion, have approved a later expiry date in writing; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the immediately succeeding clause (ii)) and (ii) the date that is five (5) Business Days prior to the Revolving Credit Maturity Date; provided that, upon the Company’s request and subject to the approval, in its reasonable discretion, by the Administrative Agent and the applicable Issuing Bank that has issued such Letter of Credit, any such Letter of Credit may have a later expiry date (but in any event not later than one (1) year after the Revolving Credit Maturity Date) if Cash Collateralized at the time of issuance thereof in compliance with Section 2.06(j) below.

(d)  Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of any Issuing Bank or the Revolving Lenders, each Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason, including after the Revolving Credit Maturity Date.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)  Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative

Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed LC Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, subject to the conditions to borrowing set forth herein, (i) to the extent such LC Disbursement was made in Dollars, such payment shall, automatically and without notice, be financed with (x) if the LC Disbursement is equal to or greater than $1,000,000, an ABR Revolving Borrowing in Dollars or, at the Company’s election, a Swingline Loan, or (y) if the LC Disbursement is equal to or greater than $100,000 but less than $1,000,000, a Swingline Loan, in each case in an amount equal to such LC Disbursement or (ii) to the extent such LC Disbursement was made in a Foreign Currency, the Company may request in accordance with Section 2.03 that such payment be financed with (i) an ABR Revolving Borrowing or Term Benchmark Revolving Borrowing in Dollars in the Dollar Amount of such LC Disbursement or (ii) to the extent that such LC Disbursement was made in a Foreign Currency, a Term Benchmark Revolving Borrowing or an RFR Revolving Borrowing in such Foreign Currency (in the event such Foreign Currency is an Agreed Loan Currency) in an amount equal to such LC Disbursement, and, in each case, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Swingline Loan, Term Benchmark Revolving Borrowing or RFR Revolving Borrowing, as applicable.  If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Revolving Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders, provided that, with respect to any such payment in respect of a Letter of Credit denominated in an Agreed LC Currency that is not an Agreed Loan Currency, any Revolving Lender may make such payment in Dollars in the Dollar Amount of such LC Disbursement), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, Term Benchmark Revolving Loans, RFR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.  If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Revolving Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Administrative Agent shall promptly notify the Company prior to payment by the Company, and the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Revolving Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount thereof calculated on the date such LC Disbursement is made.

(f)  Obligations Absolute.  The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Company or any Subsidiary or in the relevant currency markets generally.  Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of an Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)  Disbursement Procedures.  Each Issuing Bank shall, within the time period stipulated by the terms and conditions of the applicable Letter of Credit following its receipt thereof (and, if no time period is so stipulated, promptly), examine all documents purporting to represent a demand for payment under a Letter of Credit.  After such examination, such Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy or e-mail in accordance with Section 9.01) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement in accordance with Section 2.06(e).

(h)  Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full in the applicable currency on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Rate for such Agreed LC Currency plus the then effective Applicable Rate with respect to Term Benchmark Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse any Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)  Replacement and Resignation of Issuing Bank.  (A) Each Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend any existing Letter of Credit or amend any existing Letter of Credit to increase the amount thereof.

(B)  Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Revolving Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above.

(j)  Cash Collateral.  Subject to the terms of the Intercreditor Agreement, if (x) any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding Cash Collateral pursuant to this paragraph or (y) the Company requests the issuance of a Letter of Credit with an expiry date that is later than the expiry date prescribed in clause (c) of this Section 2.06 (an “Extended Letter of Credit”), the Company shall deliver Cash Collateral in an amount equal to (1) with respect to a Letter of Credit denominated in Dollars, 100%, and (2) with respect to a Foreign Currency Letter of Credit, 105%, in each case of the Dollar Amount of the LC Exposure in respect of such Extended Letter of Credit (in the case of the foregoing clause (y)) or in the aggregate (in the case of the foregoing clause (x)) as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be covered or deposited in the applicable Foreign Currencies in an amount equal to 105% of the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to provide such Cash Collateral shall become effective immediately, and such Cash Collateral shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (g), (h) or (k) of Article VII.  For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the Dollar Amount thereof on the date notice demanding Cash Collateralization is delivered to the Company.  The Company also shall provide Cash Collateral pursuant to this paragraph as and to the extent required by Section 2.11(c).  Any such Cash Collateral shall be held by the Collateral Agent as collateral for the payment and performance of the Secured Obligations.  The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account, and the Company hereby grants the Collateral Agent a security interest in the LC

Collateral Account.  Deposits in the LC Collateral Account shall bear interest, and such deposits shall be invested by the Collateral Agent in direct short term obligations of, or in other short term obligations which are unconditionally guaranteed with respect to all principal thereof and interest thereon by, the United States of America, in each case maturing no later than the expiry date of the Letter of Credit giving rise to LC Exposure.  Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account.  Subject to the terms of the Intercreditor Agreement, moneys in the LC Collateral Account shall be applied by the Collateral Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure  representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations; provided that at any time that the money remaining in the LC Collateral Account exceeds the LC Exposure by $100,000 or more, the Collateral Agent will, promptly after request therefor by the Company at any time that no Default shall exist, deliver such excess to the Company.  Subject to the terms of the Intercreditor Agreement, if the Company is required to provide Cash Collateral hereunder as a result of the occurrence of an Event of Default, such Cash Collateral (to the extent not applied as aforesaid) shall be returned to the Company or the issuer of the applicable letter of credit (as applicable) within three (3) Business Days after all Events of Default have been cured or waived.

(k)  Conversion.  In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that the Company is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Foreign Currency Letter of Credit (other than amounts in respect of which the Company has provided Cash Collateral pursuant to paragraph (j) above, if the applicable letter of credit was issued, or cash collateral was deposited, in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Revolving Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to any Issuing Bank pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Foreign Currency Letter of Credit and (iii) of each Revolving Lender’s participation in any Foreign Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Amount thereof, calculated on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts.  On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Revolving Lender in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

(l)  Issuing Bank Agreements.  Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions and amendments, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount and currency of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

(m)  LC Exposure Determination.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Amount of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Amount of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 2.07.  Funding of Borrowings.  (a)   Each Lender shall make each Loan to be made by it hereunder on the proposed date specified in accordance with the terms hereof in the Borrowing Request solely by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 1:00 p.m., Local Time, in the city of the Administrative Agent’s Foreign Currency Payment Office for such currency and at such Foreign Currency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05.  Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to (x) an account of the Company maintained with the Administrative Agent in New York City or Chicago and designated by the relevant Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower maintained in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 1:00 p.m., Chicago time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans, or in the case of Foreign Currencies, in accordance with such market practice, in each case, as applicable.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08.  Interest Elections.  (a)   Each Borrowing initially shall be of the Type and Agreed Loan Currency specified in the applicable Borrowing Request (or, if not so specified, as provided in Section 2.03) and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or, if not so specified, as provided in Section 2.03).  Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section.  A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)  To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by irrevocable written notice via an Interest Election Request signed by such Borrower, or the Company on its behalf; provided that, if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement shall be waived to the extent not required in the ordinary course of operation of such Approved Borrower Portal) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made.

(c)  Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)  the name of the applicable Borrower and the Agreed Loan Currency and principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars), a Term Benchmark Borrowing or an RFR Borrowing; and

(iv)  if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Notwithstanding the foregoing, in no event shall any Borrower be permitted to request pursuant to this Section 2.08(c) a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate, the Japanese Prime Rate and Daily Simple SOFR shall only apply to the extent provided in Sections 2.08(e) (solely with respect to the Central Bank Rate and the Japanese Prime Rate), 2.14(a) and 2.14(f), as applicable).

(d)  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one (1) month.  If the relevant Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing denominated in a Foreign Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, such Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Loan Currency with an Interest Period of one month at the end of such Interest Period.  If the relevant Borrower fails to deliver a timely and complete Interest Election Request with respect to an RFR Borrowing in a Foreign Currency prior to the Interest Payment Date therefor, then, unless such RFR Borrowing is repaid as provided herein, such Borrower shall be deemed to have selected that such RFR Borrowing shall automatically be continued as an RFR Borrowing in its original Agreed Loan Currency bearing interest at a rate based upon the applicable Daily Simple RFR as of such Interest Payment Date.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, (x)(A) each Term Benchmark Borrowing denominated in Dollars shall be converted to an ABR Borrowing (in the case of a Term Benchmark Borrowing) at the end of the Interest Period applicable thereto and (B) each RFR Borrowing denominated in Dollars shall be converted to an ABR Borrowing on the last day of the calendar month and (y) each Term Benchmark Borrowing denominated in Japanese Yen shall be converted to a Loan that bears interest at the Japanese Prime Rate plus the Applicable Rate applicable to ABR Revolving Loans at the end of the Interest Period applicable thereto and (z) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in a Foreign Currency other than Japanese Yen, shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Loan Currency (or in the case of Japanese Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loans or RFR Loans denominated in any Foreign Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the Interest Period or on the Interest Payment Date, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full; provided that if no election is made by the relevant Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, such Borrower shall be deemed to have elected clause (A) above.

SECTION 2.09.  Termination and Reduction of Commitments.

(a)  Unless previously terminated, (i) the Term Loan Commitments shall terminate at 2:00 p.m., Chicago time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Credit Maturity Date (subject to Section 2.25).

(b)  The Company may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) the Dollar Amount of any Lender’s Revolving Credit Exposure would exceed its Revolving Commitment or (B) the Dollar Amount of the Total Revolving Credit Exposure would exceed the aggregate Revolving Commitments.

(c)  Notwithstanding the foregoing, upon the acquisition of one Lender by another Lender, or the merger, consolidation or other combination of any two or more Lenders (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Lender which is a party to such Combination being hereinafter referred to as a “Combined Lender”), the Company may notify the Administrative Agent that it desires to reduce the Commitment of the Lender surviving such Combination (the “Surviving Lender”) to an amount equal to the Commitment of that Combined Lender which had the largest Commitment of each of the Combined Lenders party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Lenders being hereinafter referred to, collectively, as the “Retired Commitments”).  If the Required Lenders (determined as set forth below) and the Administrative Agent agree to such reduction in the Surviving Lender’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination (or such later date as the Company may specify in its request), provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Loans of each of the Combined Lenders other than the Combined Lender whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Lender shall have no obligation with respect to the Retired Commitments, and (iii) the Company shall notify the Administrative Agent whether it wants such reduction to be a permanent reduction or a temporary reduction.  If such reduction is to be a temporary reduction, then the Company shall be responsible for finding one or more financial institutions (which for the avoidance of doubt may be an existing Lender) (each, a “Replacement Lender”), acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld, conditioned or delayed), willing to assume the obligations of a Lender hereunder with aggregate Commitments up to the amount of the Retired Commitments.  The Administrative Agent may require the Replacement Lenders to execute such documents, instruments or agreements as the Administrative Agent reasonably deems necessary or desirable to evidence such Replacement Lenders’ agreement to become parties hereunder.  For purposes of this Section 2.09(c), Required Lenders shall be determined as if the reduction in the aggregate amount of the Commitments requested by the Company had occurred (i.e., the Combined Lenders shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments).

(d)  The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Revolving Commitments shall be permanent.  Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.

SECTION 2.10.  Repayment and Amortization of Loans; Evidence of Indebtedness.

(a)  (i) Each Borrower hereby unconditionally promises to pay (A) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to such  Borrower on the Revolving Credit Maturity Date in the currency of such Loan and (B) in the case of the Company, to the Administrative Agent for the account of the relevant Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Revolving Credit Maturity Date and the 20th Business Day after the date such Swingline Loan is made;

provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(ii) The Company shall repay Term Loans in installments as follows:  on the last day of the first full Fiscal Quarter following the Effective Date and on the last day of each Fiscal Quarter ending immediately after such first full Fiscal Quarter, 1.25% of the aggregate principal amount of the Term Loans actually funded on the Effective Date (in each of the foregoing cases, as adjusted from time to time pursuant to Section 2.11(b) and Section 2.11(f)).  To the extent not previously repaid, all unpaid Term Loans shall be paid in full in Dollars by the Company on the Term Loan Maturity Date.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)  The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations (including, without limitation, the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement).

(e)  Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note.  In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form attached hereto as Exhibit D-1 or D-2, as applicable.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11.  Prepayment of Loans.

(a)  Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that (i) each prepayment of a Term Benchmark Borrowing (other than in connection with a prepayment of all outstanding Term Benchmark Borrowings and/or a prepayment of a Term Benchmark Borrowing made to refinance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)) shall be in an amount that is an integral multiple of $500,000 (or, if such Borrowing is denominated in a Foreign Currency, 500,000 units of such currency) and not less than $2,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 2,000,000 units of such currency) and (ii) each prepayment of an ABR Borrowing (other than in connection with a prepayment of all outstanding ABR Borrowings and/or a prepayment of an ABR Borrowing made to refinance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e)) shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

(b)  The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by written notice (which may be transmitted by electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent and, if relevant, the applicable Swingline Lender) of any prepayment hereunder (i) (x) in the case of prepayment of a Term Benchmark Borrowing denominated in Dollars, euro or Japanese Yen, not later than 12:00 noon, Chicago time, three (3) Business Days before the date of prepayment and (y) in the case of prepayment of an RFR Borrowing, not later than 12:00 noon, Chicago time, five (5) RFR Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., Chicago time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., Chicago time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, (A) if a notice of prepayment is given in connection with a conditional notice of termination or reduction of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09 and (B) a notice of prepayment by any Borrower, or the Company on behalf of any Borrower, may state that such notice is conditioned upon the effectiveness of other credit facilities or other matters specified therein, in which case such notice may be revoked by the applicable Borrower, or the Company on behalf of the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, each voluntary prepayment of a Term Loan Borrowing shall be applied ratably to the applicable Class of Term Loans included in the prepaid Term Loan Borrowing in such order of application as directed by the Company, and each mandatory prepayment of a Term Loan Borrowing shall be applied in accordance with Section 2.11(f).  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) any break funding payments required by Section 2.16.

(c)  If at any time, (i) other than as a result of fluctuations in currency exchange rates, (x) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the aggregate Revolving Commitments, (y) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (calculated as of the most recent Computation Date with respect to each such Credit Event), as of the most recent Computation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (z) the sum of the aggregate principal Dollar Amount of all Loans (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) outstanding to the Foreign Subsidiary Borrowers exceeds the Foreign Borrower Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (x) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (as so calculated) exceeds 105% of the aggregate Revolving Commitments, (y) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures denominated in Foreign Currencies (as so calculated) exceeds 105% of the Foreign Currency Sublimit or (z) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (as so calculated) to the Foreign Subsidiary Borrowers exceeds 105% of the Foreign Borrower Sublimit, the Borrowers shall, promptly after receipt of written notice from the Administrative Agent, repay Borrowings and, if no Borrowings are then outstanding, Cash Collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j) in an aggregate principal amount sufficient to eliminate any such excess.

(d)  In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any of its Subsidiaries in respect of any Prepayment Event~~,~~ (other than in respect of any Prepayment Event described in clause (d) of the definition of the term “Prepayment Event”), the Company shall, within five (5) Business Days after such Net Proceeds are received, prepay the Term Loans as set forth in Section 2.11(f) below in an aggregate amount equal to 100% of such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Company shall deliver to the Administrative Agent a certificate of an Authorized Officer to the effect that the Company or its relevant Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire, replace, rebuild, maintain, develop, construct, improve, upgrade or repair real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Company and/or its Subsidiaries, to make Permitted Acquisitions and/or other permitted Investments (excluding cash and Cash Equivalent Investments and Investments in the Company and its Subsidiaries), to reimburse the cost of any of the foregoing and/or, in the case of any Net Proceeds received by a Foreign Subsidiary, to make a repayment under any local credit facility constituting Indebtedness for borrowed money to the extent required by such credit facility, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided further that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Company or one or more Subsidiaries shall have entered into an agreement with an unaffiliated third party to acquire such assets with such Net Proceeds), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided further that, no such prepayment shall be required as to a Prepayment Event unless the sum of the Net Proceeds received in respect of such Prepayment Event, plus the sum of Net Proceeds received in respect of other Prepayment Events during the same Fiscal Year, in each case excluding Net Proceeds not subject to prepayment as a result of the foregoing re-investment exception~~,~~ and excluding any Prepayment Event described in clause (d) of the definition of the term “Prepayment Event”, exceeds $10,000,000.

(e)  ~~[Intentionally Omitted].~~

(f)  In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any of its Subsidiaries in respect of any Prepayment Event described in clause (d) of the definition of the term “Prepayment Event”, the Company shall, within five (5) Business Days after such Net Proceeds are received, use 100% of such Net Proceeds to prepay the Loans as follows:  (i) first, prepay all, a portion or none of the outstanding Revolving Loans at such time, with the determination of the amount of Revolving Loans, if any, to be prepaid to be determined by the Company in its sole discretion, and (ii) second, to the extent that any of such Net Proceeds remain after the application (if any) of such Net Proceeds to the prepayment described in the immediately preceding clause (i) (such remaining Net Proceeds, the “Remaining Net Proceeds”), use 100% of the Remaining Net Proceeds to prepay the Term Loans as follows:  (x) if no Event of Default has occurred and is continuing at such time, each such mandatory prepayment under this clause (ii) shall be applied ratably to the Term Loans based on the aggregate principal amount of outstanding Term Loans at such time and in such order of application as directed by the Company and (y) if an Event of Default has occurred and is continuing at such time, each such mandatory prepayment under this clause (ii) shall be applied ratably to the Term Loans based on the aggregate principal amount of outstanding Term Loans at such time and in the inverse order of maturity.

(g)  All such amounts pursuant to Section 2.11(d) shall be applied to prepay the Term Loans as follows: (i) if no Event of Default has occurred and is continuing at such time, each such mandatory prepayment shall be applied ratably to the Term Loans based on the aggregate principal amount of outstanding Term Loans at such time and in such order of application as directed by the Company and (ii) if an Event of Default has occurred and is continuing at such time, each such mandatory prepayment shall be applied ratably to the Term Loans based on the aggregate principal amount of outstanding Term Loans at such time and in the inverse order of maturity.

(h)  Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) to the extent that any or all of the Net Proceeds of any Prepayment Event by a Foreign Subsidiary giving rise to a prepayment event under Section 2.11(d) (a “Foreign Subsidiary Asset Sale Recovery Event”) are prohibited or delayed by applicable local law from being repatriated to the United States, an amount equal to the portion of such Net Proceeds so affected will not be required to be paid by the Company in respect of the Term Loans at the times provided in this Section 2.11 so long as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds would be permitted under the applicable local law, the Company will promptly (and in any event not later than five (5) Business Days after the date that such repatriation would be permitted under applicable local law) prepay the Term Loans in an amount equal to such Net Proceeds, which amount shall be applied to the repayment of the Term Loans pursuant to this Section 2.11 to the extent otherwise provided herein or (ii) to the extent that the Company has determined in good faith that repatriation of any of or all Net Proceeds from such Foreign Subsidiary Asset Sale Recovery Event could reasonably be expected to result in a material adverse tax consequence to the Company or its Subsidiaries with respect to such Net Proceeds, the Company shall have no obligation to repay an amount equal to such Net Proceeds so affected until such time that such amounts could be repatriated without incurring such material adverse tax consequence, and once any of such affected Net Proceeds is able to be repatriated to the United States without such material adverse tax consequence, the Company will promptly (and in any event not later than five (5) Business Days after such repatriation would cease to incur such material adverse tax consequence) prepay the Term Loans in an amount equal to such Net Proceeds, which amount shall be applied to the repayment of the Term Loans pursuant to this Section 2.11 to the extent otherwise provided herein.  Nothing in this Section 2.11 shall be construed as a covenant by any Foreign Subsidiary to distribute any amounts to any Loan Party or a covenant by the Company or any Loan Party to cause any Foreign Subsidiary to distribute any amounts to any Loan Party (it being understood that this Section 2.11(g) requires only that the Company repay the Term Loans in certain amounts calculated by reference to certain Foreign Subsidiary Asset Sale Recovery Events).

SECTION 2.12.  Fees.    (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the  daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates.  Accrued commitment fees shall be payable in arrears on the fifteenth (15th) day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Revolving Commitments terminate).

(b)  The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable LC Fee Rate (as defined below) on the daily Dollar Amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the relevant Issuing Bank during the period from and including the Effective Date to but excluding the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable promptly after demand accompanied by an invoice in reasonable detail.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in Dollars in the Dollar Amount thereof.  As used above, “Applicable LC Fee Rate” means at any time (x) in the case of standby Letters of Credit (other than those described in the following clause (y)), the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans at such time and (y) in the case of commercial Letters of Credit and standby Letters of Credit issued to ensure the performance of services and/or delivery of goods, in each case at a per annum rate equal to 50% of the Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans at such time.

(c)  The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)  All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars (except as expressly provided in this Section), to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13.  Interest.

(a)  The Loans comprising each ABR Borrowing (other than any Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.  Each Swingline Loan shall bear interest at a rate per annum agreed upon between the Company and the relevant Swingline Lender (or, if such a rate per annum is not agreed upon between the Company and the relevant Swingline Lender in respect of a Swingline Loan, such Swingline Loan shall bear interest at the Alternate Base Rate plus the Applicable Rate).  The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(b)  Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate.

(c)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any interest or fee, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Credit Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling, the Japanese Prime Rate (if applicable) or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year).  In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination.  A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBO Rate, EURIBO Rate, Adjusted TIBO Rate, TIBO Rate, Adjusted Daily Simple RFR, Daily Simple RFR or Japanese Prime Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

(f)  Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency.

SECTION 2.14.  Alternate Rate of Interest.

(a)  Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)  the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Loan Currency; or

(ii)  the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate for the applicable Agreed Loan Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Loan Currency and for such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Loan Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Loan Currency;

then the Administrative Agent shall give notice (in reasonable detail) thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be given by the Administrative Agent promptly after such circumstances cease to exist) with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in a Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted.  Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Loan Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be given by the Administrative Agent promptly after such circumstances cease to exist) with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, (B) for Term Benchmark Loans denominated in Japanese Yen, on the last day of the Interest Period applicable to such Term Benchmark Loan such Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, a Loan that bears interest at the Japanese Prime Rate plus the Applicable Rate applicable to ABR Loans and (C) for Loans denominated in a Foreign Currency other than Japanese Yen, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Foreign Currency (or in the case of Japanese Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Foreign Currency shall, at the Company’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in such Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Company’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

(b)  Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark

Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Loan Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Company without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)  In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)  The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period.  Except as expressly provided in this Agreement, any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent demonstrable error and may be made in its or their sole reasonable good faith discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, the EURIBO Rate or the TIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service commonly used in the banking industry for such purpose that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other substantially similar syndicated credit facilities for which it acts as administrative agent or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)  Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for (i) a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) an RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, either (x) such Borrower will be deemed to have converted any request for a Term Benchmark Borrowing or RFR Borrowing, as applicable, denominated in Dollars into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any request relating to a Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.  Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Loan Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Loan Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in Dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day, (B) for Loans denominated in Japanese Yen, on the last day of the Interest Period applicable to such Term Benchmark Loan such Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, a Loan that bears interest at the Japanese Prime Rate plus the Applicable Rate applicable to ABR Loans and (C) for Loans denominated in a Foreign Currency other than Japanese Yen, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Foreign Currency (or in the case of Japanese Yen, the Japanese Prime Rate) cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Company’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Company’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.15.  Increased Costs.  (a)   If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any

Lender (except any such reserve requirement reflected in the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable) or any Issuing Bank;

(ii)  impose on any Lender or any Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations of the type that such Lender has hereunder, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Recipient of making, continuing, converting or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Recipient hereunder, whether of principal, interest or otherwise, then the applicable Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered as reasonably determined by such Recipient (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of such Recipient under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Recipient then reasonably determines to be relevant).

(b)  If any Lender or Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender or the applicable Issuing Bank under agreements having provisions similar to this Section 2.15 after consideration of such factors as such Lender or such Issuing Bank then reasonably determines to be relevant).

(c)  A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the computation of the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company contemporaneously with any demand for payment hereunder and shall be conclusive absent clearly demonstrable error.  The Company shall pay, or cause the other Borrowers to pay, such Lender or Issuing Bank, as the case may be, the amount due in respect of any such certificate within 30 days after receipt thereof.

(d)  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions if such Lender or such Issuing Bank fails to notify the Company within 90 days after it obtains actual knowledge (or, in the exercise of ordinary due diligence, should have obtained actual knowledge) and such Lender and such Issuing Bank shall only be entitled to receive such compensation for any losses incurred by it or amounts to which it would otherwise be entitled from and after the date 90 days prior to the date such Lender or such Issuing Bank provided notice thereof to the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s claim for compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.  Break Funding Payments.

(a)  With respect to Term Benchmark Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(c) or (v) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  A certificate of any Lender setting forth the computation in reasonable detail of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower contemporaneously with the demand for payment and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender the amount due in respect of any such certificate within 30 days after receipt thereof.

(b)  With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(c) or (iv) the failure by any Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  A certificate of any Lender setting forth the computation in reasonable detail of any amount or amounts that such Lender is entitled to receive pursuant to this Section together with supporting documentation in reasonable detail shall be delivered to the applicable Borrower contemporaneously with the demand for payment and shall be conclusive absent demonstrable error.  The applicable Borrower shall pay such Lender the amount due in respect of any such certificate within 30 days after receipt thereof.

SECTION 2.17.  Taxes.

(a)  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if any Loan Party or other applicable withholding agent shall be required to deduct or withhold any Taxes from such payments, then, subject to Section 2.17(j) and without duplication, (i) such Person shall make such deductions or withholdings as are reasonably determined by such Person to be required, (ii) such Person shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable law and (iii) to the extent withholding or deduction is required to be made on account of any Indemnified Taxes or Other Taxes, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section) the Administrative Agent, Lender, Issuing Bank, or any other recipient of such payments (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholding been made.

(b)  In addition, each Borrower shall pay any Other Taxes related to such Borrower to the relevant Governmental Authority in accordance with applicable law.

(c)  The Loan Parties shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability together with any available supporting document shall be delivered to the Company by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank contemporaneously with any demand for payment, and shall be conclusive absent manifest error.  This Section 2.17(c) shall not apply to the extent such Taxes would have been compensated for by an increased payment under Section 2.17(j)(i) but were not so compensated solely because one of the exclusions set forth in Section 2.17(j)(iii) applied.

(d)  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a copy of a receipt issued, if available, by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)  (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver, at the time or times reasonably requested by the Company or the Administrative Agent, to such Borrower (with a copy to the Administrative Agent), such properly completed and executed documentation reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.  In addition, any Lender, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A) and (ii)(B) and Section 2.17(h) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  For the avoidance of doubt, this Section 2.17(e)(i) shall not apply to UK Treaty Lenders (to which the provisions of Section 2.17(j)(vi) shall apply).

(ii)  Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:

(A) any U.S. Lender shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)  in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI or W-8EXP;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(5) for purposes of furnishing the U.S. Tax Compliance Certificate as described in the foregoing clauses (3) and (4), if a Foreign Lender (or a foreign Participant) is a Disregarded Entity, the Foreign Lender will submit such certificate based on the status of the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Lender or Participant; and

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f)  If the Administrative Agent or a Lender determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of the indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such Lender or the Administrative Agent and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such Borrower, upon the request of such Lender or the Administrative Agent, shall repay to such Lender or the Administrative Agent, as applicable, the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will a Lender or the Administrative Agent be required to pay any amount to a Borrower pursuant to this paragraph (f) the payment of which would place such Lender or the Administrative Agent, as applicable, in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

(g)  Each Lender shall severally indemnify (i) the Administrative Agent, within 30 days after demand therefor, for (A) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so) and (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (ii) the Administrative Agent within 30 days after demand therefor, for any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(g).

(h)  If a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.17(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i)  For purposes of determining withholding Taxes imposed under FATCA, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(j)  United Kingdom Withholding Matters.

(i)  If a UK Tax Deduction is required by law to be made by any Loan Party, the amount of the payment due from that Loan Party shall be increased to an amount which (after making any UK Tax Deduction) leaves an amount equal to the payment which would have been due if no UK Tax Deduction had been required.

(ii)  The Company shall promptly upon becoming aware that a Loan Party must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) notify the Administrative Agent accordingly.  Similarly, a Lender or Issuing Bank shall promptly notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank.  If the Administrative Agent receives such notification from a Lender or Issuing Bank it shall promptly notify the Company. For the avoidance of doubt, any failure by a Lender or Issuing Bank to comply with this Section 2.17(j)(ii) shall not limit or otherwise affect any of such Lender’s or Issuing Bank’s rights under any Loan Document or any obligation of a Loan Party under any Loan Document.

(iii)  In the case of a Lender advancing a Loan to a UK Borrower, a payment by a UK Borrower shall not be increased pursuant to Section 2.17(a) or Section 2.17(j)(i) by reason of a UK Tax Deduction on interest if on the date on which the payment falls due (A) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty, or any published practice or published concession of any relevant taxing authority or (B) the relevant Lender is a UK Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.17(j)(vi) or Section 2.17(j)(vii), as applicable, or (C) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of “UK Qualifying Lender” and (x) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA 2007 which relates to the payment and that Lender has received from the Borrower making the payment a certified copy of that Direction and (y) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made, or (D) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of “UK Qualifying Lender” and (x) the relevant Lender has not given a UK Tax Confirmation to the relevant UK Borrower or the Company and (y) the payment could have been made to the relevant Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the relevant UK Borrower or the Company, on the basis that the UK Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA 2007.

(iv)  Within thirty days of making either a UK Tax Deduction or any payment required in connection with that UK Tax Deduction the Loan Party making that UK Tax Deduction shall deliver to the Administrative Agent for the Recipient entitled to the payment a statement under section 975 of the UK ITA 2007 or other evidence reasonably satisfactory to such Recipient that the UK Tax Deduction has been made or (as applicable) any appropriate payment paid to HM Revenue & Customs.

(v)  If a Loan Party is required to make a UK Tax Deduction, that Loan Party shall make that UK Tax Deduction and any payment required in connection with that UK Tax Deduction within the time allowed and the minimum amount required by law.

(vi)  In the case of a Lender advancing a Loan to a UK Borrower:

(A)Subject to (B) below, each UK Treaty Lender and each Loan Party which makes a payment to which that UK Treaty Lender is entitled shall cooperate in completing any procedural formalities necessary for such Loan Party to obtain authorization to make such payment without a UK Tax Deduction.

(B)

(1)A UK Treaty Lender which becomes a party to this Agreement (a “Party”) on the day on which this Agreement (or any amendment hereto) is entered into that (x) holds a passport under the HM Revenue & Customs DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent on its signature page to this Agreement (or any amendment hereto) or otherwise in writing to the Company; and

(2)a Lender which becomes a Lender hereunder after the day on which this Agreement (or any amendment hereto) is entered into that (x) holds a passport under the HM Revenue & Customs DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence in the Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement, as the case may be, or otherwise in writing to the Company;

and having done so, that Lender shall not be under any obligation pursuant to paragraph (A) above.

(C)Upon satisfying either paragraph (A), (B)(1) or (B)(2) above, such Lender shall have satisfied its obligations under Section 2.17(e)(i) (in respect of a UK Tax Deduction).

(vii)  If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.17(j)(vi)(B) above, the UK Borrower(s) making payments to that UK Treaty Lender shall make a UK Borrower DTTP filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that, if a UK Borrower making a payment to that UK Treaty Lender has made a UK Borrower DTTP Filing in respect of that UK Treaty Lender but:

(A)such UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a UK Tax Deduction within 60 days of the date of such UK Borrower DTTP Filing;

and in each case, such UK Borrower has notified that UK Treaty Lender in writing of either (A) or (B) above, then such UK Treaty Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(viii)  If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 2.17(j)(vi)(B) above, no Loan Party shall make a UK Borrower DTTP Filing or file any other form relating to the HM Revenue & Customs DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(ix)  Each Lender which becomes a Party after the date of this Agreement (a “New Lender”) shall indicate in the relevant Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement (as applicable) which it executes on becoming a Party, and for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls in: (i) not a UK Qualifying Lender; (ii) a UK Qualifying Lender (other than a UK Treaty Lender); or (iii) a UK Treaty Lender, and if the New Lender fails to indicate its status in accordance with this Section 2.17(j)(ix) then such New Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a UK Qualifying Lender  until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the relevant UK Borrower).  For the avoidance of doubt, an Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement shall not be invalidated by any failure of a Lender to comply with this Section 2.17(j)(ix).

(x)  Each UK Borrower shall pay and, within three (3) Business Days of demand, indemnify each Recipient against any cost, loss or liability that Recipient incurs in relation to all United Kingdom stamp duty, registration and other similar Taxes payable in respect of any Loan Document.

(k)  VAT.

(i)  All amounts set out or expressed in a Loan Document to be payable by any Party to any Recipient which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Section 2.17(k)(ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Party shall pay to such Recipient, as applicable, (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Recipient, as applicable, shall promptly provide an appropriate VAT invoice to such Party).

(ii)  If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “VAT Recipient”) under a Loan Document, and any Party other than the VAT Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the VAT Recipient in respect of that consideration):

(A)where the Supplier is the person required to account to the relevant tax authority for the VAT, the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The VAT Recipient will, where this Section 2.17(k)(ii)(A) applies, promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the VAT Recipient from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)where the VAT Recipient is the person required to account to the relevant tax authority for the VAT, the Subject Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)  Where a Loan Document requires any Party to reimburse or indemnify a Recipient for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)  Any reference in this Section 2.17(k) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) (including, for the avoidance of doubt the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added

Tax Act 1994)) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v)  In relation to any supply made by a Recipient to any Party under a Loan Document, if reasonably requested by such Recipient, that Party must promptly provide details of its VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

(l)  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(m)  For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)  Each Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 1:00 p.m., Chicago time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, at the Applicable Time, in the city of the Administrative Agent’s Foreign Currency Payment Office for such currency, in each case on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its applicable office or offices as described in the Administrative Questionnaire provided by the Administrative Agent to the Company from time to time, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.  If, for any reason, any Borrower is prohibited by any law from making any required payment hereunder in a Foreign Currency, such Borrower shall make such payment in Dollars in the Dollar Amount of the Foreign Currency payment amount.

(b)  Any proceeds of Collateral received by the Agents (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Company) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied, subject to the terms of the Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Agents and the Issuing Banks from any Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from any Borrower, third, to pay interest then due and payable on the Loans and Foreign Financing Obligations ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations, Rate Management Obligations and Foreign Financing Obligations ratably, fifth, to pay an amount to the Collateral Agent equal to one hundred five percent (105%) (or one hundred percent (100%) in the case of Letters of Credit denominated in Dollars) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as Cash Collateral for such Obligations (subject to return to the Company as contemplated by Section 2.06(j)) and sixth, to the payment of any other Secured Obligation due to the Agents or any Lender by any Borrower.  Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Company, or unless an Event of Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16.  During an Event of Default, the Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)  If, except as expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)  Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that such Borrower will not make such payment or prepayment, the

Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

(e)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lenders or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion; it being understood that the Administrative Agent shall, to the extent permitted by law, apply any cash collateral to such obligations when due.

SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.  (a)   If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 (other than amounts in respect of Other Taxes or VAT), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  If (i) any Lender (or any of its Participants) requests compensation under Section 2.15, (ii) any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender (or any of its Participants) or any Governmental Authority for the account of any Lender (or any of its Participants) pursuant to Section 2.17 (other than amounts in respect of Other Taxes or VAT), (iii) any Lender (A) or any Lender Parent has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur), (B) is an EEA Financial Institution that is rated lower than BBB- by S&P (or an applicable Affiliate thereof) and lower than Baa3 by Moody’s (or an applicable Affiliate thereof), (C) is or becomes a Defaulting Lender or a Disqualified Institution, (D) is not a Dutch Non-Public Lender, (E) rejects the designation of an Agreed Currency or of a Foreign Subsidiary as an Eligible Subsidiary if, in each case, such Agreed Currency or designation of a Foreign Subsidiary as an Eligible Subsidiary has otherwise been approved by the Required Revolving Lenders or (F) provides written notice to the Company and the Administrative Agent under Section 4.03(c) that it is prohibited by law (including by virtue of not holding any necessary license) from lending to, establishing credit for the account of and/or doing business with a Subsidiary Borrower organized under the laws of Germany, (iv) any Lender shall determine that any law, regulation or treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Term Benchmark Loans or RFR Loans as contemplated by this Agreement or (v) any Lender shall enter into, or purport to enter into, any assignment or participation with a Disqualified Institution in violation of this Agreement, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender is reasonably acceptable to the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lenders) and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts).  Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.  Notwithstanding any other provision of this Agreement to the contrary, if a Lender has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur) (each, a “Bail-In Lender”), then the Company may terminate such Bail-In Lender’s Commitment hereunder, provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of such Commitment termination, (B) in the case of a Bail-In Lender, the Company shall concurrently terminate the Commitment of each other Lender that is a Bail-In Lender at such time, (C) the Administrative Agent and the Required Lenders shall have consented to each such Commitment termination (such consents not to be unreasonably withheld or delayed, but may include consideration of the adequacy of the liquidity of the Company and its Subsidiaries) and (D) such Bail-In Lender shall have been paid all amounts then due to it under this Agreement and each other Loan Document (which, for the avoidance of doubt, the respective Borrowers may pay in connection with any such termination without making ratable payments to any other Lender (other than another Lender that has a Commitment that concurrently is being terminated under this Section 2.19(b))).

SECTION 2.20.  Expansion Option.  The Company may from time to time elect to increase the Revolving Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in a minimum amount of $25,000,000 and minimum increments of $5,000,000 in excess thereof, so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $250,000,000.  The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Revolving Commitments, or to participate in such Incremental Term Loans, or provide new Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender shall be subject to the approval of the Company, the Administrative Agent, and in the case of an increase in the Revolving Commitments, each Issuing Bank and each Swingline Lender (each such consent, not to be unreasonably withheld, conditioned or delayed) and (ii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit C-1 hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit C-2 hereto.  No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Revolving Commitments or Incremental Term Loan pursuant to this Section 2.20.  Increases and new

Revolving Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof.  Notwithstanding the foregoing, no increase in the Revolving Commitments (or in the Revolving Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Company and (B) the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.07, (ii) the Administrative Agent shall have received (x) documents and opinions consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase or Incremental Term Loans, as the case may be, and (y) reaffirmations from the Loan Parties and (iii) the Company or the Administrative Agent shall have provided written notice to the Lenders (which may be delivered electronically on an Approved Electronic Platform) of any such increase or Incremental Term Loans at least five (5) Business Days prior to the date of effectiveness thereof; provided that, with respect to any Incremental Term Loans incurred for the purpose of financing an acquisition for which the Company has determined, in good faith, that limited conditionality is reasonably necessary (any such acquisition, a “Limited Conditionality Acquisition” and such Incremental Term Loans, “Acquisition-Related Incremental Term Loans”), (x) clause (i)(A) of this sentence shall be deemed to have been satisfied so long as (1) as of the date of execution of the definitive acquisition documentation in respect of a Limited Conditionality Acquisition (a “Limited Conditionality Acquisition Agreement”) by the parties thereto, no Default or Event of Default shall have occurred and be continuing or would result from entry into such documentation, (2) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, no Event of Default under clause (a), (g), (h) or (k) of Article VII is in existence immediately before or immediately after giving effect (including on a pro forma basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties set forth in Article III shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, except to the extent any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date and (4) as of the date of the borrowing of such Acquisition-Related Incremental Term Loans, customary “Sungard” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Acquisition-Related Incremental Term Loans) shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) immediately prior to, and immediately after giving effect to, the incurrence of such Acquisition-Related Incremental Term Loans, except to the extent any such representation and warranty specifically refers to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date and (y) clause (i)(B) of this sentence shall be deemed to have been satisfied so long as the Company shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.07 as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto.  On the effective date of any increase in the Revolving Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of

Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03).  The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods.  The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans and the initial Term Loans, (b) shall not mature earlier than the latest Maturity Date in effect on the date of incurrence of such Incremental Term Loans (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and the initial Term Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the latest Maturity Date in effect on the date of incurrence of such Incremental Term Loans may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the latest Maturity Date in effect on the date of incurrence of such Incremental Term Loans and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans and the initial Term Loans.  Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent.  The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20.  Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21.  Market Disruption.  Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Credit Event to be effected in any Foreign Currency, if (i) there shall occur on or prior to the date of such Credit Event any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent, the relevant Issuing Bank (if such Credit Event is a Letter of Credit) or the Required Revolving Lenders make it impracticable for the Term Benchmark Borrowings, RFR Borrowings or Letters of Credit comprising such Credit Event to be denominated in the Agreed Currency specified by the applicable Borrower or (ii) a Dollar Amount of such currency is not readily calculable, then the Administrative Agent shall forthwith give notice thereof to such Borrower, the Lenders and, if such Credit Event is a Letter of Credit, the relevant Issuing Bank, and such Credit Events shall not be denominated in such Agreed Currency but shall, except as otherwise set forth in Section 2.07, be made on the date of such Credit Event in Dollars, (a) if such Credit Event is a Borrowing, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for a Credit Event or Interest Election Request, as the case may be, as ABR Loans, unless such Borrower notifies the Administrative Agent prior to the occurrence of such Credit Event that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the reasonable opinion of the Administrative Agent and the Required Revolving Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related request for a Credit Event or Interest Election Request, as the case may be or (b) if such Credit Event is a Letter of Credit, in a face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, unless such Borrower notifies the Administrative Agent prior to the occurrence of such Credit Event that (i) it elects not to request the issuance of such Letter of Credit on such date or (ii) it elects to have such Letter of Credit issued on such date in a different Agreed Currency, as the case may be, in which the denomination of such Letter of Credit would in the reasonable opinion of the

Issuing Bank which has issued such Letter of Credit, the Administrative Agent and the Required Revolving Lenders be practicable and in face amount equal to the Dollar Amount of the face amount specified in the related request or application for such Letter of Credit, as the case may be.

SECTION 2.22.  Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given.  The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.23.  Designation of Subsidiary Borrowers.  On the Effective Date, and subject to the satisfaction of the applicable conditions in Article IV hereto, the Initial Subsidiary Borrower shall be a Subsidiary Borrower party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Subsidiary Borrower Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and cease to be a party to this Agreement.  On the Effective Date, Modine Netherlands Holding’s status as a Subsidiary Borrower is terminated.  After the Effective Date, the Company may at any time and from time to time designate any Eligible Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement.  Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Subsidiary Borrower to make further Borrowings under this Agreement.  As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender.

SECTION 2.24.  Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)  fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)  any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be reasonably determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent (but as promptly as commercially practicable) hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Revolving Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Revolving Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Revolving Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Revolving Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Revolving Lender irrevocably consents hereto;

(c)  the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, the Required Revolving Lenders or the Required Term Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(d)  if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)  all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii)  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, Cash Collateralize for the benefit of the Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)  if the Company Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized;

(iv)  if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)  if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or Cash Collateralized; and

(e)   so long as such Lender is a Defaulting Lender, the Swingline Lenders shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Company in accordance with Section 2.24(d), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lenders or the Issuing Banks, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to the Swingline Lenders or the Issuing Banks, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, each Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.25.  Extension of Maturity Date.

(a)  Requests for Extension.  The Company may, by notice to the Administrative Agent (who shall promptly notify the applicable Class of Lenders) during the Extension Availability Period, request that each applicable Lender extend such Lender’s Revolving Credit Maturity Date or Term Loan Maturity Date, as the case may be (the “Applicable Maturity Date”), to a date (the “Extended Maturity Date”) that does not cause the tenor of any Lender’s Revolving Commitment or any Lender’s outstanding Term Loans to exceed five (5) years from the date upon which the conditions precedent to the effectiveness of such extension of the Applicable Maturity Date set forth in clause (f) below have been satisfied (an “Extension Date”).  For the avoidance of doubt, the Company may request extensions of any Class without requesting an extension of the other Class.

(b)  Lender Elections to Extend.  Each Lender of the applicable Class, acting in its sole and individual discretion, shall, by notice to the Administrative Agent (which shall be irrevocable unless the Company otherwise consents in writing in its sole discretion) given not later than the date that is 15 days after the date on which the Administrative Agent received the Company’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender of the applicable Class that determines to so extend its Applicable Maturity Date, an “Extending Lender”).  Each Lender of the applicable Class that determines not to so extend its Applicable Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender of the applicable Class that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for extension of the Applicable Maturity Date.

(c)  Notification by Administrative Agent.  The Administrative Agent shall notify the Company of each applicable Lender’s determination under this Section promptly after the Administrative Agent’s receipt thereof and, in any event, no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)  Additional Commitment Lenders.  The Company shall have the right, but shall not be obligated, on or before the Applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as a “Revolving Lender” (in the case of any extension of the Revolving Credit Maturity Date) or as a “Term Lender” (in the case of any extension of the Term Loan Maturity Date) under this Agreement in place thereof, one or more financial institutions that are not Ineligible Institutions (each, an “Additional Commitment Lender”) approved by the Administrative Agent and, in the case of an Additional Commitment Lender assuming a new or additional Revolving Commitment, the Issuing Banks, the Swingline Lenders and Administrative Agent (in each case, such approval not to be unreasonably withheld, conditioned or delayed) in accordance with the procedures provided in Section 2.19(b), each of which applicable Additional Commitment Lenders shall have entered into an Assignment and Assumption (in accordance with and subject to the restrictions contained in Section 9.04, with the Company or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-

Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Applicable Maturity Date for such Non-Extending Lender, assume a Revolving Commitment and/or Term Loans, as the case may be (and, if any such Additional Commitment Lender is already a Lender of the applicable Class, its Revolving Commitment and/or its outstanding Term Loans, as applicable, so assumed shall be in addition to such Lender’s Revolving Commitment and/or its outstanding Term Loans, as applicable, hereunder on such date).  Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Company (which notice shall set forth such Lender’s new Applicable Maturity Date), to become an Extending Lender, provided that the Company consents thereto in writing in its sole discretion.  The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Company but without the consent of any other Lenders.

(e)  Minimum Extension Requirement.  If (and only if) the total of the applicable Revolving Commitments or the applicable outstanding Term Loans of the Lenders of the applicable Class that have agreed to extend their Applicable Maturity Date and the new or increased Revolving Commitments or the applicable newly assumed outstanding Term Loans of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Revolving Commitments or the applicable outstanding Term Loans, as applicable, in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Applicable Maturity Date of each Extending Lender and of each Additional Commitment Lender of the applicable Class shall be extended to the Extended Maturity Date (except that, if such date is not a Business Day, such Applicable Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender of such Class shall thereupon become a “Revolving Lender” and/or a “Term Lender”, as the case may be, for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Revolving Lender and/or a Term Lender, as the case may be, hereunder and shall have the obligations of a Revolving Lender and/or a Term Lender, as the case may be, hereunder.

(f)  Conditions to Effectiveness of Extension.  Notwithstanding the foregoing, (x) no more than two (2) extensions of the Revolving Credit Maturity Date and no more than two (2) extensions of the Term Loan Maturity Date shall be permitted hereunder and (y) any extension of any Maturity Date pursuant to this Section 2.25 shall not be effective with respect to any Extending Lender and each Additional Commitment Lender unless:

(i)  no Default or Event of Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;

(ii)  the representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the applicable Extension Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii)  the Administrative Agent shall have received a certificate from the Company signed by an Authorized Officer of the Company (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such extension.

(g)  Maturity Date for Non-Extending Lenders.  On the Applicable Maturity Date of each Non-Extending Lender, (i) to the extent of the Revolving Commitments and Term Loans of each Non-Extending Lender of the relevant Class not assigned to the Additional Commitment Lenders of such Class, the Revolving Commitment of each Non-Extending Lender of such Class shall automatically terminate and (ii) the Company shall repay such Non-Extending Lender of such Class in accordance with Section 2.10 (and shall pay to such Non-Extending Lender all of the other Obligations due and owing to it under this Agreement) and after giving effect thereto shall prepay any Loans of the applicable Class outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Loans of the applicable Class ratable with any revised Applicable Percentages of the respective Lenders of such Class effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the applicable Credit Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).

(h)  Conflicting Provisions.  This Section shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.26.  Foreign Financing Obligations.  Each Lender (other than the Lender acting as Collateral Agent) or Affiliate thereof providing one or more credit facilities to any Foreign Subsidiary that are intended to constitute, or are otherwise approved by the Collateral Agent as, Foreign Financing Obligations shall deliver to the Collateral Agent, promptly upon the Collateral Agent’s request, such information as the Collateral Agent reasonably requests in respect of such credit facilities.  The most recent information provided to the Collateral Agent pursuant to this Section 2.26 shall be used in determining the amounts to be applied in respect of the Foreign Financing Obligations under such credit facilities pursuant to Section 2.18(b).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lenders, as of the date hereof and as of the date of each Credit Event (excluding, for the avoidance of doubt, conversions and continuations of existing Loans), that:

SECTION 3.01.  Corporate Existence and Power. The Company (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and (c) has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except, in the case of subsections (b) and (c), where the failure to do so would not have a Material Adverse Effect.  Each Foreign Subsidiary Borrower incorporated or organized in an EU jurisdiction represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.  Each UK Borrower incorporated in England and Wales represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in England and Wales and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

SECTION 3.02.  Authorization. The Transactions (a) are within each Loan Party’s corporate and other required powers and (b) have been duly authorized by all necessary corporate and other required action by or on behalf of the Loan Parties.

SECTION 3.03.  Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrowers enforceable in accordance with its terms, and each other Loan Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of each of the Borrowers and the Guarantors that is a party to such Loan Document, enforceable in accordance with such Loan Document’s terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally.

SECTION 3.04.  No Conflict; Government Consent. Neither the execution and delivery by each of the Borrowers and the Guarantors of the Loan Documents to which it is a party, nor the consummation of the Transactions, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries, (b) the Company’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any material indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement (other than Liens created under the Loan Documents).  Except for SEC filings and any actions contemplated by Section 5.11, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery by it of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrowers of the Obligations or the legality, validity, binding effect or enforceability against the Loan Parties of any of the Loan Documents.

SECTION 3.05.  Financial Statements; Material Adverse Change.

(a)  The consolidated financial statements of the Company and its Subsidiaries as of March 31, 2025 reported on by PricewaterhouseCoopers LLP heretofore delivered to the Lenders, were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

(b)  Since March 31, 2025, there has been no change in the business, Property, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, that has had a Material Adverse Effect.

SECTION 3.06.  Litigation and Contingent Obligations.  Except as disclosed in Schedule 3.06, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending, or to the knowledge of any of their officers, threatened in writing against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay any Credit Event.

SECTION 3.07.  Compliance With ERISA.

(a)  The Company and each member of the Controlled Group (excluding Foreign Subsidiaries of the Company) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC, except to the extent the foregoing could not reasonably be expected to result in a Material Adverse Effect.

(b)  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  Each Plan complies with all applicable requirements of law and regulations, neither the Company nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan, except to the extent the foregoing could not reasonably be expected to result in a Material Adverse Effect.

(c)  Neither the Company nor any member of the Controlled Group (excluding Foreign Subsidiaries of the Company) is or ever has been obligated to contribute to any Multiemployer Plan, except to the extent the foregoing could not reasonably be expected to result in a Material Adverse Effect.

(d)  Each Foreign Subsidiary of the Company, except to the extent the following (or the failure to the following, as applicable) could not reasonably be expected to result in a Material Adverse Effect:  (i) has fulfilled its funding obligations under any and all applicable laws, regulations and similar requirements of governmental authorities with respect to each employee benefit or pension plan; (ii) is in compliance in all material respects with the presently applicable provisions of such laws, regulations and requirements; and (iii) except as disclosed in the financial statements referred to in Section 3.05, has not incurred any material liability, indebtedness or obligation under or in connection with any employee benefit or pension plan.

(e)  The Company is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), the Company is an “operating company” as defined in 29 C.F.R. § 2510-101(c), and neither the execution of this Agreement nor any Credit Event hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, except to the extent the failure of any of the foregoing to be true could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.08.  Taxes. There have been filed on behalf of the Company and its Subsidiaries all foreign, federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Company or any Subsidiary have been paid, except (a) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and/or (b) where the failure to so file or pay could not reasonably be expected to result in a Material Adverse Effect.  No tax liens have been filed and no claims are being asserted with respect to any such taxes, to the extent the foregoing could reasonably be expected to result in a Material Adverse Effect.  Each Loan Party represents that it is resident for Tax purposes only in its jurisdiction of incorporation or under another jurisdiction in which it claims residency for Tax purposes under an applicable income tax treaty.

SECTION 3.09.  Subsidiaries. Schedule 3.09 contains an accurate list of all Subsidiaries of the Company as of the Effective Date, setting forth their respective jurisdictions and forms of organization and the percentage of their respective capital stock or other ownership interests owned by the Company or other Subsidiaries.  All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.  Except as the result of transactions permitted by Section 6.06, each of the Company’s Subsidiaries is a corporation or other organization duly organized, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (except where the failure to do so would not have a Material Adverse Effect), and has all corporate or organization powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted (except where the failure to do so would not have a Material Adverse Effect).

SECTION 3.10.  Not an Investment Company.  Neither the Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.11.  Ownership of Property.  Each of the Company and its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in or other rights to use, all property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title or interest as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.12.  Material Agreements; Default.  Neither the Company nor any of its Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its Property is bound which default could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

SECTION 3.13.  Full Disclosure. None of the statements or information contained in any exhibit, report, statement or certificate furnished in writing by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the Loan Documents (including statements or information concerning the Company and its Subsidiaries in the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (it being understood (a) that any projections and forecasts provided by the Company or any Subsidiary are based on good faith estimates and assumptions believed by the Company or such Subsidiary to be reasonable as of the date of the applicable projections or forecasts and that actual results during the periods covered by any such projections and forecasts may differ from projected or forecasted results) and (b) any information provided by the Company or any Subsidiary with respect to any Person or assets acquired or to be acquired by the Company or any Subsidiary shall, for all periods prior to the date of such Acquisition, be limited to the knowledge of the Company or the acquiring Subsidiary after reasonable inquiry).  As of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certifications provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

SECTION 3.14.  Environmental Matters. Except with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the other Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is subject to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability.

SECTION 3.15.  Insolvency. After giving effect to the Transactions, neither the Company nor any Subsidiary will be “insolvent,” within the meaning of such terms as defined in § 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers or conveyances, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction whether current or contemplated.

SECTION 3.16.  Compliance with Laws; Sanctions and Regulations.  The Company, each of its Subsidiaries and each member of the Controlled Group has complied with all applicable laws (including but not limited to ERISA), regulations, rules, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property (including but not limited to PBGC), except where any failure to comply with any of the foregoing could not, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary is or has ever been the “employer” or is or in the last six years has been an “associate of” or “connected with” an “employer” (as those terms in quotation marks are used in the United Kingdom Pensions Act 2004), in each case, of any UK defined benefit pension arrangement.  The Company has implemented and maintains in effect policies and procedures designed to promote and achieve compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and such Subsidiaries’ directors and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Company, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person.   No Credit Event or use of proceeds thereof by the Company or any Subsidiary will violate Anti-Corruption Laws or applicable Sanctions.  The representations and warranties in this Section 3.16 shall not be made by any German Borrower insofar as they would violate or expose any German Borrower or any of its Subsidiaries or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity (including without limitation EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV)).  The representations and warranties in this Section 3.16 given by any Borrower to any Lender that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) are made only to the extent that any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) would be permitted to make such undertakings pursuant to EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV)).

SECTION 3.17.  Regulation U.  Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

SECTION 3.18.  Insurance.  The Company and each of its Subsidiaries maintains (either in the name of the Company or in such Subsidiary’s own name) insurance on its property in accordance with Section 5.06.

SECTION 3.19.  Senior Note Debt.  As of the Effective Date, the outstanding principal balance of the Senior Note Debt is $110,416,667 and all material Senior Note Purchase Documents in effect on the Effective Date have been delivered to the Lenders prior to the Effective Date.

SECTION 3.20.  Security Interest in Collateral.  The Collateral Documents, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral covered thereby and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the Liens under the Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the respective Loan Parties thereunder in such Collateral, prior and superior in right to any other Person, except for Liens permitted by Section 6.04 and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the respective Loan Parties in the remaining Collateral to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except for Liens permitted by Section 6.04.

SECTION 3.21.  Use of Proceeds.  The proceeds of the Revolving Loans  and the Term Loans will be used to finance the working capital needs and general corporate purposes of the Company and its Subsidiaries, including Transaction Costs and Permitted Acquisitions and will not be used for any purpose that would constitute unlawful financial assistance within the meaning of sections 678 or 679 of the UK Companies Act 2006.

SECTION 3.22.  Works Council.  There is no Works Council with jurisdiction over the transaction as envisaged by any Loan Document to which a Dutch Borrower is a party and there is no obligation for a Dutch Borrower to establish a Works Council pursuant to the Dutch Works Council Act (Wet op de Ondernemingsraden), or, if a  Works Council is established, such Dutch Borrower (or the Company on its behalf) has delivered to the Administrative Agent a confirmation that all consultation obligations in respect of such  Works Council have been complied with and that positive unconditional advice has been obtained, attaching a copy of such advice and a copy of the request for such advice.

SECTION 3.23.  Affected Financial Institutions.  No Loan Party is an Affected Financial Institution.

SECTION 3.24.  Dutch Fiscal Unity.  Any fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) or Dutch VAT (omzetbelasting) purposes in which a Loan Party is included, if any, shall consist of Loan Parties only, unless with the prior written consent of the Administrative Agent.

SECTION 3.25.  Centre of Main Interests.  Each UK Loan Party incorporated or organized in an EU jurisdiction represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.  Each UK Loan Party incorporated in England and Wales represents and warrants to the Lenders that its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is in England and Wales and it has no establishment (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction.

SECTION 3.26.  Outbound Investment Rules.  To the extent the Outbound Investment Rules apply to the transactions contemplated by this Agreement, (a) neither the Company nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules, and (b) neither the Company nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or, to their knowledge, indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) to their knowledge (after reasonable investigation and due care), any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that, to their knowledge (after reasonable investigation and due care), would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE IV

Conditions

SECTION 4.01.  Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)  The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page).

(b)  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) FisherBroyles, LLP, special counsel for the Loan Parties and (ii) Eversheds Sutherland (International) LLP, special English counsel for the Loan Parties, substantially in the form of Exhibits B-1 and B-2, respectively, and covering such other matters relating to the Loan Parties, this Agreement or the Transactions as the Administrative Agent shall reasonably request.  The Company hereby requests such counsels to deliver such opinions.

(c)  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Borrowers and the other initial Loan Parties, the authorization of the Transactions and any other legal matters relating to the initial Borrowers and the other initial Loan Parties, the Loan Documents or the Transactions, and such other legal opinions, certificates, documents, instruments and agreements, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.

(d)  The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or any other Authorized Officer of the Company, certifying compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)  (i) The Administrative Agent and the Lenders shall have received, at least five (5) days prior to the Effective Date, all documentation and other information regarding the Company requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least ten (10) days prior to the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (e) shall be deemed to be satisfied).

(f)  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced (in reasonable detail) at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(g)  The Administrative Agent shall have received from the Company (i) for the benefit of each “Dollar Term Lender” under (and as defined in) the Existing Credit Agreement, payment of the outstanding principal amount of all “Dollar Term Loans” under (and as defined in) the Existing Credit Agreement and all accrued interest thereon and (ii) for the benefit of each “Euro Term Lender” under (and as defined in) the Existing Credit Agreement, payment of the outstanding principal amount of all “Euro Term Loans” under (and as defined in) the Existing Credit Agreement and all accrued interest thereon.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.  Each Credit Event.  The obligation of each Lender to make a Loan, and of the Issuing Banks to issue, increase or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)  The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of such Loan (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) or the date of issuance, amendment to increase or extension of such Letter of Credit, as applicable.

(b)  At the time of and immediately after giving effect to such Loan or the issuance, amendment to increase or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Loan and each issuance, amendment to increase or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03.  Designation of a Subsidiary Borrower.  The designation of a Subsidiary Borrower pursuant to Section 2.23 is subject to the conditions precedent that:

(a)  The Company or such proposed Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(i)  subject to clause (b) below, copies, certified by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, of its board of directors’ (or other applicable governing body’s) resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;

(ii)  an incumbency certificate, executed by the Secretary or Assistant Secretary (or other appropriate officer, manager or director) of such Subsidiary, which shall identify by name and title and bear the signature of the officers or other representatives of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(iii)  opinions of counsel to such Subsidiary (which may include inside counsel to such Subsidiary for certain matters), in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;

(iv)  any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent or any Lender (including in connection with the Patriot Act and the Beneficial Ownership Regulation); and

(v)  any documentation and other information related to such Subsidiary reasonably requested by the Administrative Agent or any Lender under applicable “know your customer” or similar rules and regulations, including the Patriot Act (which documentation and information shall be subject to the approval (such approval not to be unreasonably withheld, conditioned or delayed) of each of the Revolving Lenders); and

(b)  In the event a Subsidiary Borrower is organized under the laws of Germany, (i) the following constitutional documents of such Subsidiary Borrower (and, if applicable, its general partner): an electronic commercial register excerpt (not older than two (2) Business Days), articles of association (certified by the competent commercial register), shareholders’ list (certified by the competent commercial register) and any by-laws, if applicable and (ii) a copy of a resolution of the shareholders’/partners’ and/or, if required by law or customary for such Subsidiary Borrower, resolutions of the management and/or supervisory board of such Subsidiary Borrower, partner’s/other competent corporate body’s (as applicable) meeting of each such Subsidiary Borrower approving the terms of, and the transactions contemplated by, the Borrowing Subsidiary Agreement, this Agreement and any other Loan Documents to which such Subsidiary Borrower is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request and resolving that such Subsidiary executes any such documents to which it is a party.

(c)  in the event a Subsidiary Borrower is organized under the laws of Germany, the Company and the Administrative Agent shall not have received written notice (which notice remains in effect and has not been withdrawn by such Lender) from any Lender that such Lender is prohibited by law (including by virtue of not holding any necessary license) from lending to, establishing credit for the account of and/or doing business with such Subsidiary Borrower (and any such Lender that does provide such notice shall provide a reasonable explanation of any such prohibition and an estimate of the anticipated duration of the prohibition).

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated, been collateralized or otherwise been covered by a letter of credit as permitted herein and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 5.01.  Information.  The Company shall deliver to the Administrative Agent for distribution to the Lenders:

(a)  within 90 days after the close of each of its Fiscal Years, an audit report (without a “going concern” or like qualification or exception (other than such a qualification or exception that is (x) solely with respect to, or resulting solely from, the upcoming maturity date of any of the Loans hereunder being scheduled to occur within twelve months from the time such report is delivered or (y) with respect to, or resulting from, any potential inability to satisfy the Leverage Ratio and/or Interest Expense Coverage Ratio set forth in Section 6.7 hereof on a future date or in a future period) and without any qualification or exception as to the scope of such audit) certified by PricewaterhouseCoopers LLP or another nationally recognized independent certified public accounting firm, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, provided that such report may include references (excluding formal qualifications) regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors (or any successor or similar standard under Agreement Accounting Principles);

(b)  within 45 days after the close of the first three quarterly periods of each of its Fiscal Years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss statements and a statement of cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by an Authorized Officer;

(c)  within 90 days after the close of each of its Fiscal Years and within 45 days after the close of the first three quarterly periods of each of its Fiscal Years, a certificate in the form of Exhibit I attached hereto of an Authorized Officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 6.07 on the date of such financial statements and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto (and in addition to the foregoing certificate, the Company shall, if Additional Covenants or Additional Defaults are included in, or otherwise in effect under, the Senior Note Documents, concurrently deliver to the Administrative Agent for distribution to the Lenders a copy of each compliance certificate delivered to the investors under the Senior Note Purchase Agreement to the extent related to confirming compliance or non-compliance with such Additional Covenants or Additional Defaults);

(d)  within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default or of the occurrence of any other development, financial or otherwise, that could reasonably be expected to have a Material Adverse Effect, a certificate of an Authorized Officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(e)  promptly after becoming aware thereof, notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect;

(f)  promptly upon the execution and delivery thereof, notice of any waiver, consent, modification or amendment of or to the Senior Note Purchase Agreement, together with a copy of the documentation evidencing the foregoing;

(g)  promptly after their delivery to any Senior Note Holders, such projections delivered to any of the Senior Note Holders or their representatives pursuant to any Senior Note Purchase Document;

(h)  promptly upon receipt thereof, any notice of default received from any Senior Note Holder or agent or trustee therefor;

(i)  promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; and

(j)  with reasonable promptness, such other information as the Administrative Agent or any Lender may from time to time reasonably request (it being understood and agreed that neither the Company nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (1) in respect of which disclosure to the Administrative Agent, any Lender or their representatives is then prohibited by applicable law or any agreement binding on the Company or its Subsidiaries; (2) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege or (3) constitutes non-financial trade secrets or non-financial proprietary information).

Notwithstanding the above, (i) if any report or other information required under this Section 5.01 is due on a day that is not a Business Day, then such report or other information shall be required to be delivered on the first day after such day that is a Business Day, and (ii) documents required to be delivered pursuant to Section 5.01(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (x) such financial statements are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System (or any successor thereto) or (y) the Company notifies (which may be by facsimile or electronic mail) the Administrative Agent that such financial statements have been posted at a site (the address of which shall be contained in such notice) on the world wide web, which site is accessible by the Administrative Agent and the Lenders through a widely held nationally recognized web browser, from which such financial statements may be readily viewed and printed.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02.  Inspection of Property, Books and Records.  The Company will maintain and will cause each Subsidiary to maintain proper books of record and account, in which entries that are full, true and correct in all material respects sufficient to prepare financial statements in conformity with Agreement Accounting Principles, or applicable accounting procedures related to Foreign Subsidiaries, shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary.  The Company will permit, and will cause each Borrower, Guarantor and Significant Subsidiary to permit, representatives and independent contractors of the Administrative Agent and representatives of any Lender to visit and inspect any of their respective properties, to examine their respective organizational, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and, in the presence of the Company if the Company shall so request, independent public accountants, all at the expense of such Lender or, if applicable, the Administrative Agent and at such reasonable times during normal business hours, upon reasonable advance notice to the Company and on only one occasion during any fiscal year; provided that when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours, as often as may be reasonably desired and without advance notice (it being understood and agreed that neither the Company nor any of its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (1) in respect of which disclosure to the Administrative Agent, any Lender or their representatives is then prohibited by applicable law or any agreement binding on the Company or its Subsidiaries; (2) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege or (3) constitutes non-financial trade secrets or non-financial proprietary information).

SECTION 5.03.  Maintenance of Existence.  Except for transactions permitted by Section 6.06, the Company will, and will cause each other Borrower and each Significant Subsidiary to, remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation or (in the case of such other Borrowers and Significant Subsidiaries) other form of organization in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Company will cause (i) each other Borrower and each Significant Subsidiary incorporated or organized in an EU jurisdiction to cause its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) to be situated solely in its jurisdiction of incorporation and not to have an establishment (as that term is used in Article 2(10) of the Insolvency Regulation) situated outside its jurisdiction of incorporation or organization and (ii) each other Borrower and each Significant Subsidiary incorporated in England and Wales to cause its centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) to be situated solely in England and Wales and not to have an establishment (as that term is used in Article 2(10) of the Insolvency Regulation) situated outside its jurisdiction of incorporation.

SECTION 5.04.  Use of Proceeds.  Each Borrower will use the proceeds of the Credit Events in accordance with Section 3.21.  No portion of the proceeds of the Credit Events will be used by the Company, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any “margin stock” (as defined in Regulation U) in violation of Regulation U, or for any other purpose in violation of any Regulations of the Board (including Regulations T, U and X).  None of the funds or assets of the Borrowers that are used to pay any amount due pursuant to the Credit Events shall constitute funds obtained from transactions with or relating to Designated Persons or Sanctioned Countries in any manner that would violate Sanctions or any other applicable laws, regulations, rules, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof.  The Borrowers will not request any Credit Event, and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Event (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, in each case, except such activities, business or transactions as are permissible for a Person required to comply with Sanctions, or (C) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.  The covenants in this Section 5.04 shall not be made by any German Borrower insofar as they would violate or expose any German Borrower or any of its Subsidiaries or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity (including without limitation EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV)).  The covenants in this Section 5.04 given by any Borrower to any Lender that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) are made only to the extent that any Lender domiciled in Germany (Inländer) within the meaning of Section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) would be permitted to make such undertakings pursuant to EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung – AWV).

SECTION 5.05.  Compliance with Laws; Payment of Taxes and Other Claims.  The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs,

judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where the failure to do so would not have a Material Adverse Effect.  Without limitation of the foregoing, the Company will, and will cause each of its Subsidiaries to, not be a Person described in Section 1 of the Anti-Terrorism Order, and not engage in any dealings or transactions, or otherwise be associated, with any such Person, in each case in violation of Sanctions, and will maintain in effect and enforce policies and procedures designed to promote and achieve compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with  Anti-Corruption Laws and applicable Sanctions.  The Company will, and will cause each of its Subsidiaries to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all Taxes and Tax liabilities payable by it or with respect to its income, profits or Property; except (a) those which are being contested in good faith by appropriate action and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and/or (b) where the failure to so file or pay could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06.  Insurance.  The Company will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable independent insurers (except to the extent that any insurance company insuring the Property of the Company and each Subsidiary ceases to be financially sound and reputable after the Effective Date, in which case, the Company shall promptly replace such insurance company with a financially sound and reputable insurance company), insurance with respect to its Property and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the Company and its Subsidiaries may self-insure against such risks and in such amounts customary in the industry of the Company and its Subsidiaries.

SECTION 5.07.  Change in Fiscal Year.  The Company will not change its Fiscal Year (including any of its Fiscal Quarters) without (a) providing the Lenders with prior written notice of such change; and (b) executing and delivering to the Lenders, prior to such change, such amendments to this Agreement and the other Loan Documents as the Required Lenders may reasonably deem necessary and appropriate as a result of such change in Fiscal Year.

SECTION 5.08.  Maintenance of Property.  The Company will, and will cause each Subsidiary to, maintain all of its Property and assets in good condition, repair and working order (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except, in each case, to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.09.  Guarantees.

(a)  The Company will cause (i) each Subsidiary that delivers a guarantee, or otherwise, directly or indirectly,  incurs a Contingent Obligation, in respect of obligations under the Senior Note Purchase Documents, or otherwise becomes liable as a borrower, co-borrower or other obligor under the Senior Note Purchase Documents, to concurrently execute and deliver to the Administrative Agent a Guaranty with respect to the Secured Obligations and (ii) each Material Domestic Subsidiary to execute and deliver to the Administrative Agent a Guaranty with respect to all Secured Obligations.  The Company will cause each Subsidiary of any Foreign Subsidiary Borrower, other than Modine Holding GmbH, that delivers a guarantee, or otherwise incurs a Contingent Obligation, to any Person (other than to another Subsidiary or the Company) in respect of any Material Indebtedness to concurrently execute and deliver to the Administrative Agent a Guaranty with respect to all Secured Obligations of such Foreign Subsidiary

Borrower, if requested by the Administrative Agent and subject to the exceptions set forth in Section 5.09(d), solely to the extent that (i) such Subsidiary is legally permitted to do so, (ii) such Subsidiary is not rendered insolvent by such Guaranty, (iii) such Guaranty will not result in adverse tax consequences or a default under any other agreement of the Company or its Subsidiaries, (iv) the cost of obtaining such Guaranty justifies the benefits to the Lenders from obtaining such Guaranty as reasonably determined by the Administrative Agent, (v) the Company and the Administrative Agent do not otherwise determine to exclude such Subsidiary from this Guaranty requirement and (vi) such Guaranty is not prohibited, impractical or disproportionately expensive under applicable law or the applicable joint venture agreement for any Foreign Subsidiary that is a joint venture.  Notwithstanding any provision of this Agreement to the contrary, no Excluded Subsidiary shall be required to deliver a Guaranty pursuant to this Section 5.09.  If the foregoing clause (ii) requires the addition of one or more Domestic Subsidiaries as Guarantors based on assets as of the end of a fiscal quarter and/or revenues during the period of four fiscal quarters ended as of the end of a fiscal quarter, then the addition of such Domestic Subsidiary or Domestic Subsidiaries as a Guarantor or Guarantors shall be consummated on or prior to the date upon which the Company’s delivery of financial statements under Section 5.01 after the end of such fiscal quarter is due.

(b)  The Company will cause each Subsidiary required to deliver a Guaranty hereunder to also deliver, together with the delivery of such Guaranty, such other documents, opinions and information as the Administrative Agent may reasonably require regarding such Subsidiary and the enforceability of such Guaranty.

(c)  Without limiting any other right to release provided by this Agreement or any other Loan Document, the Collateral Agent shall, and the Lenders hereby authorize the Collateral Agent to, discharge and release any Subsidiary from a Guaranty to which it is a party pursuant to the written request of the Company; provided that (i) such Guarantor has been, or is being simultaneously, released and discharged as an obligor and guarantor under and in respect of all Material Indebtedness (or is otherwise not an obligor or guarantor with respect to any Material Indebtedness) and the Company so certifies to the Lenders in a certificate which accompanies such request for release and discharge, (ii) such Guaranty is not required under Section 5.09(a) and (iii) at the time of such release and discharge, the Company shall deliver a certificate to the Collateral Agent the effect that no Default or Event of Default exists.

(d)  Notwithstanding the foregoing, the Company shall not be obligated to cause certain Foreign Subsidiaries to deliver the Guaranties required under this Section 5.09 or cause the pledge of the Capital Stock of certain Foreign Subsidiaries to the extent that all such Subsidiaries (other than Excluded Subsidiaries) that have not delivered the Guaranties required under this Section 5.09 and all such Foreign Subsidiaries (excluding all Foreign Subsidiaries organized under the laws of India or China) that do not have 65% or more of their Capital Stock pledged under Section 5.11(a)(i) would not constitute a Significant Subsidiary as of the end of any Fiscal Year if considered as one Subsidiary.

SECTION 5.10.  Most Favored Lender Status .  If the Company enters into, assumes or otherwise is or becomes bound or obligated under, or amends, restates or otherwise modifies, any agreement creating or evidencing any Material Indebtedness of the Company, or any refinancing or extension of all or any portion thereof (including without limitation all Senior Note Purchase Documents in existence on the date hereof and as amended, restated, supplemented, modified or replaced from time to time), to include one or more Additional Covenants or Additional Defaults, or if the Company is otherwise bound by any Additional Covenants and/or Additional Defaults (including, without limitation, under the Senior Note Purchase Documents), the terms of this Agreement shall, without any further action on the part of the Company or any of the Lenders, be deemed to be amended automatically and immediately to include each Additional Covenant and each Additional Default contained in such agreement and including such notice, grace or cure periods as are applicable to such Additional Covenant or Additional Default under such agreements; provided that such Additional Covenants and Additional Defaults shall automatically and immediately be deemed to be modified or cease to apply, as applicable, as and when the applicable provisions of such Material Indebtedness originally giving rise to such Additional Covenants or Additional Defaults, as applicable, are modified or cease to apply (including, without limitation, as a result of the repayment in full and irrevocable termination of such Indebtedness), it being understood that (x) any Default or Event of Default existing hereunder in respect of such an Additional Covenant or Additional Default at the time of such modification or cessation shall survive such modification or cessation until cured or waived in accordance with the provisions of this Agreement and (y) for the avoidance of doubt, the foregoing proviso shall not be deemed to cause the cessation of application of any covenant, restriction or default expressly set forth in this Agreement.  The Company further covenants to promptly execute and deliver at its expense (including the reasonable fees and expenses of one counsel for the Administrative Agent) an amendment to this Agreement in form and substance reasonably satisfactory to the Required Lenders evidencing the amendment of this Agreement to include or exclude (as the case may be) such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 5.10, but shall merely be for the convenience of the parties hereto.

SECTION 5.11.  Collateral Security; Further Assurances.

(a)  To secure the payment when due of the Secured Obligations (subject to the Intercreditor Agreement), the Company shall execute and deliver, or cause to be executed and delivered, to the Collateral Agent, Collateral Documents granting or providing for the following:

(i)  Security Agreements granting a legal, valid and enforceable Lien, subject to the Liens permitted by this Agreement and subject to the Intercreditor Agreement, on all collateral under and as defined in the Collateral Documents, subject to any exclusions described in the Intercreditor Agreement, the applicable Collateral Documents or otherwise approved by the Administrative Agent.  Notwithstanding the foregoing, with respect to Liens granted by the Company or any such Guarantor on the Capital Stock of any Foreign Subsidiary such Lien (i) shall not exceed 65% (or, following the request therefor by the Administrative Agent, such greater percentage that due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (2) could not reasonably be expected to cause any adverse tax consequences) of the issued and outstanding shares of each class of Capital Stock in each Foreign Subsidiary directly owned by the Company or any such Guarantor, (ii) shall be subject to the terms of Section 5.09(d), and (iii) shall not be required with respect to the Capital Stock of any Foreign Subsidiary organized under the laws of India or China.

(ii)  Security interests in any other Collateral required under the Senior Note Purchase Documents.

(b)  As a condition to approval of any Foreign Subsidiary Borrower (other than Modine Holding GmbH), the Collateral Agent may require such Foreign Subsidiary Borrower and each Foreign Subsidiary required to be a Guarantor with respect to such Foreign Subsidiary Borrower to execute and deliver, or cause to be executed and delivered, Collateral Documents reasonably requested by the Collateral Agent from each such Foreign Subsidiary Borrower and each of such Guarantors, granting a legal, valid and enforceable Lien, subject to the Liens permitted by this Agreement and securing the Obligations owing by such Foreign Subsidiary Borrower, on all collateral under and as defined in the Collateral Documents, subject to any exclusions described in the Intercreditor Agreement, the applicable Collateral Documents or otherwise approved by the Administrative Agent.

(c)  On or before the Effective Date or such later date as may be agreed to by the Collateral Agent (provided that the Company shall use commercially reasonable efforts to complete such Collateral Documents as soon as practical, including without limitation such matters with respect to the existing pledges of 65% of the Capital Stock of Foreign Subsidiaries), the Company shall cause all Collateral Documents as reasonably requested by the Collateral Agent, in each case duly executed and delivered on behalf of the Company and the Guarantors, as the case may be, granting to the Collateral Agent, for the benefit of the Secured Parties, the support specified in this Section 5.11, together with: (v) such resolutions, certificates and opinions of counsel as are reasonably requested by the Collateral Agent; (w) the recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Collateral Agent may deem necessary or appropriate with respect to the Collateral Documents, including the filing of financing statements, and other filings which the Collateral Agent may deem necessary or appropriate to create, preserve or perfect the Liens granted to the Collateral Agent thereunder, together with UCC record searches and other Lien searches in such offices as the Collateral Agent may reasonably request; (x) evidence that the casualty and other insurance required pursuant to the Loan Documents is in full force and effect; (y) originals of all instruments and certificates representing all of the outstanding shares of Capital Stock and other securities and instruments required to be pledged thereunder, with appropriate stock powers, endorsements and other powers duly executed in blank; and (z) such other evidence that Liens, subject to the Intercreditor Agreement and Liens permitted under this Agreement, in the Collateral shall have been created and perfected as required and the satisfaction of all other conditions in connection with the Collateral and the Collateral Documents as reasonably requested by the Collateral Agent, including without limitation all opinions of counsel and other documents and requirements reasonably requested by the Collateral Agent.

(d)  The Company agrees that it will promptly notify the Collateral Agent of the formation, acquisition or existence of any Subsidiary that is required to be a Guarantor or the acquisition of any assets on which a Lien is required to be granted and that is not covered by existing Collateral Documents.  The Company agrees that it will execute and deliver, and cause each Guarantor to execute and deliver, promptly upon the request of the Collateral Agent, such additional Collateral Documents, Guaranties and other agreements, documents and instruments, each in form and substance reasonably satisfactory to the Collateral Agent (and in any event not inconsistent with this Agreement), sufficient to grant the Guaranties and Liens contemplated by this Agreement and the Collateral Documents.

(e)  Notwithstanding any provision hereof to the contrary, (i) in no event shall the Company or any of its Subsidiaries be required to pledge all or any portion of the Capital Stock of any Excluded Subsidiary as collateral in connection with the credit facilities contemplated by this Agreement (other than 65% of the voting Capital Stock of a FSHCO), and (ii) in no event shall any Foreign Subsidiary that is a CFC be required to pledge all or any portion of the Capital Stock of any other Foreign Subsidiary as collateral to secure any Secured Obligations of the Company or any Domestic Subsidiary.

SECTION 5.12.  Dutch Fiscal Unity.  The Company shall ensure that any fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) or Dutch VAT (omzetbelasting) purposes in which a Loan Party is included, if any, shall consist of Loan Parties only, unless with the prior written consent of the Administrative Agent.

SECTION 5.13.  Dutch Fiscal Unity Termination.  The Company shall ensure that if, at any time, a Loan Party is a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax (vennootschapsbelasting) purposes and such fiscal unity is, in respect of that Loan Party, terminated (verbroken) or disrupted (beëindigd) as a result of or in connection with the Collateral Agent enforcing its rights under any Collateral Document, such Loan Party shall, at the request of the Administrative Agent and together with the parent company (moedermaatschappij) or deemed parent company (aangewezen moedermaatschappij) of that fiscal unity, for no consideration and as soon as reasonably practicable, lodge a request with the relevant Governmental Authority to allocate and surrender any tax losses (within the meaning of Article 20 of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)), any interest expenses available for carry forward as referred to in Article 15b(5) of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969)) and any tax credit carry forward (within the meaning of Article 25a of the Dutch Corporate Income Tax Act) to the Loan Party leaving that fiscal unity insofar such tax losses, interests and credits are attributable (toerekenbaar) to the Loan Party leaving that fiscal unity.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees  payable hereunder have been paid in full and all Letters of Credit have expired, terminated, been collateralized or otherwise been covered by a letter of credit as permitted herein and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 6.01.  Restricted Payments.  The Company will not issue any Disqualified Stock.  The Company will not, nor will it permit any Subsidiary to, declare or make any Restricted Payment, except:

(a)  the Company may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its common stock or in rights or options to acquire such common stock;

(b)  Subsidiaries may declare and make Restricted Payments to the Company and to Subsidiaries of the Company (provided, that Restricted Payments made by a non-Wholly-Owned Subsidiary must be made on a pro rata basis (or more favorable basis from the perspective of the Company or the Subsidiary which is the parent of such Subsidiary) based on its ownership interests in such non-Wholly-Owned Subsidiary);

(c)  Restricted Payments may be made to purchase or redeem the Capital Stock of the Company (including related stock appreciation rights or similar securities) held by present or former directors, consultants, officers or employees of the Company or any Subsidiaries upon any such Person’s death, disability, retirement or termination of employment or under the terms of any benefit plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this clause (c) shall not exceed in any calendar year $2,500,000 (with unused amounts in any period permitted to be carried over to succeeding periods until used in full; provided, that the total amount of such purchases or redemptions under this clause (c) in any calendar year shall not exceed $5,000,000) plus (i) the amount of net proceeds contributed to the Company that were received by the Company during such calendar year from sales of the Company’s Capital Stock (but not including any Disqualified Stock) to directors, consultants, officers or employees of the Company or any Subsidiaries in connection with permitted compensation and incentive arrangements, and (ii) the amount of net proceeds of any key-man life insurance policies received during such calendar year, which, if not used in any year, may be carried forward to any subsequent calendar year; and provided, further, that cancellation of Indebtedness owing to the Company or any Subsidiaries from present or former directors, consultants, officers or employees in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 6.01;

(d)  non-cash repurchases of Capital Stock deemed to occur upon the exercise or settlement of stock options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Capital Stock if such Capital Stock represents a portion of the exercise price of, or withholding obligation with respect to, such options, stock appreciation rights, restricted stock units, warrants or other convertible or exchangeable securities or other Capital Stock;

(e)  Restricted Payments to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person;

(f)  withholding tax payments made on behalf of present or former directors, consultants, officers or employees in connection with the exercise by such Persons of stock options or other rights to purchase Capital Stock or the vesting of restricted Capital Stock (including any repurchase of restricted Capital Stock representing the holder’s tax liability in connection with the vesting thereof);

(g)  the Company and its Subsidiaries may make any other Restricted Payment so long as (i) no Default or Event of Default has occurred and is continuing immediately prior to making such Restricted Payment or would arise upon giving effect (including pro forma effect) thereto and (ii) the aggregate amount of all Restricted Payments under this clause (g) during any Fiscal Year shall not exceed, in the aggregate, the following amounts:

If the Leverage Ratio	Aggregate Amount of Restricted Payments for such Fiscal Year
is greater than or equal to 3.00 to 1.00	$30,000,000
is less than 3.00 to 1.00	No Limit

In determining whether Restricted Payments may be made at any time, the Leverage Ratio shall be determined as of the most recently ended Fiscal Quarter of the Company (after giving pro forma effect to such Restricted Payments).  Notwithstanding the above, if the Leverage Ratio is greater than or equal to 3.00 to 1.00 as of the end of any Fiscal Year and the aggregate amount of Restricted Payments exceeded the limit set forth above for a Fiscal Year as to which the Leverage Ratio is greater than or equal to 3.00 to 1.00, then the amount of permitted Restricted Payments for the subsequent Fiscal Year (but not for any Fiscal Year after such subsequent Fiscal Year) shall be reduced by such excess, provided that such amount shall not be reduced to less than $1,000,000~~.~~; and

(h)  any Restricted Payment constituting a component of the PT Transaction.

Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 6.01 will not prohibit any Restricted Payment within sixty (60) days after the date of declaration thereof or the giving of notice with respect thereto, as applicable, if at the date of declaration or the giving of such notice such Restricted Payment would have complied with the provisions of this Section 6.01 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

SECTION 6.02.  Loans or Advances. Neither the Company nor any of its Subsidiaries shall make loans or advances to any Person except:

(a)  deposits required by government agencies or public utilities;

(b)  loans or advances from any Foreign Subsidiaries to the Company or any Guarantor, provided that such loans and advances are subordinated to all Obligations on customary terms;

(c)  (i) loans and advances between and among the Company and the Guarantors that are Domestic Subsidiaries and (ii) loans and advances between any Foreign Subsidiary Borrower and the Foreign Subsidiaries that are Guarantors in respect of such Foreign Subsidiary Borrower;

(d)  loans and advances between members of the Modine Netherlands Consolidated Group;

(e)  other loans and advances between Foreign Subsidiaries, provided that, if such loans and advances are owing by a Foreign Subsidiary Borrower or any Foreign Subsidiary guaranteeing the Obligations of such Foreign Subsidiary Borrower, then such loans and advances are subordinated to all Obligations owing by such Foreign Subsidiary on customary terms;

(f)  other loans and advances made in the ordinary course of business or otherwise to facilitate transactions permitted under this Agreement; provided that (i) such loans and advances (other than any loans or advances pursuant to the Modine Europe Comfort Letter) shall not exceed, at the time made, the greater of $185,000,000 and 10.0% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a)) in the aggregate; (ii) not more than $150,000,000 of such $185,000,000/10.0% basket set forth in this clause (f) may be owing by Foreign Subsidiaries that do not have 65% or more of their Capital Stock pledged under Section 5.11(a)(i), and (iii) upon giving effect to the making of any such loans or advances no Default or Event of Default shall have occurred and be continuing.  For purposes hereof, Foreign Subsidiaries organized under the laws of India or China shall be deemed to be Foreign Subsidiaries that do not have 65% or more of their Capital Stock pledged under Section 5.11(a)(i);

(g)  Investments permitted by Section 6.03;

(h)  loans and advances to officers, directors, employees or consultants of the Company or any Subsidiaries (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $2,500,000, (ii) in respect of payroll payments and expenses in the ordinary course of business or (iii) in connection with any such Person’s purchase of Capital Stock of the Company; and

(i)  accounts receivable, security deposits and prepayments, trade credit and bank acceptance drafts and similar instruments delivered by customers, in each case, in the ordinary course of business.

For purposes of determining compliance with this Section 6.02, (A) any loan or advance need not be permitted solely by reference to one category of permitted loans and advances (or any portion thereof), but may be permitted in part under any relevant combination thereof, (B) in the event that any loan or advance (or any portion thereof) meets the criteria of one or more of the categories of permitted loans and advances (or any portion thereof), the Company may, in its sole discretion, classify or divide such loan or advance (or any portion thereof) in any manner that complies with this Section 6.02 and will be entitled to only include the amount and type of such loan or advance (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such loan or advance (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof) and (C) notwithstanding any re-characterization for tax purposes of any loan or advance as equity, such loan or advance shall continue to be treated as a loan or advance.

SECTION 6.03.  Investments and Acquisitions.  The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or to make any Acquisition of any Person, except:

(a)  Cash Equivalent Investments and Investments that were Cash Equivalent Investments when made;

(b)  (i)(A) Investments by any Borrower or Guarantor in the Company or any Guarantor that is a Domestic Subsidiary, (B) Investments by any Foreign Subsidiary Borrower in any Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower and (C) Investments by any Foreign Subsidiary that is a Guarantor in the Foreign Subsidiary Borrower with respect to which it is a Guarantor or in any other Foreign Subsidiary that is a Guarantor with respect to such Foreign Subsidiary Borrower, (ii) Investments by any Subsidiary that is neither a Borrower nor a Guarantor in any Borrower or Guarantor or in any other Subsidiary that is neither a Borrower nor a Guarantor, (iii) other intercompany liabilities amongst the Company and any Subsidiaries (or solely amongst the Subsidiaries) in the ordinary course of business in connection with the cash management operations of the Company and any Subsidiaries, and (iv) Investments by any Borrower or any Guarantor in any Subsidiary that is neither a Borrower nor a Guarantor consisting solely of (A) the contribution or other disposition of Capital Stock or Indebtedness of any other Subsidiary that is not a Borrower or Guarantor held directly by any Borrower or Guarantor in exchange for Indebtedness, Capital Stock (or additional share premium or paid in capital in respect of Capital Stock) or a combination thereof of the Subsidiary to which such contribution or other disposition is made, (B) an exchange of Capital Stock of any other Subsidiary that is neither a Borrower nor Guarantor for Indebtedness of such Subsidiary, or (C) transfers of previously made Investments in the form of loans or other Indebtedness of, advances to, purchases of Capital Stock in, or contributions of cash or Cash Equivalent Investments to, any other Subsidiary that is neither a Borrower nor Guarantor; provided, that immediately following the consummation of an Investment pursuant to the preceding clauses (A) or (B), the Subsidiary whose Capital Stock or Indebtedness are the subject of such Investment remains a Subsidiary of the Company;

(c)  Investments comprised of capital contributions (whether in the form of cash, a note, or other assets) to a Subsidiary or other special-purpose entity created solely to engage in a Qualified Receivables Transaction and to the extent required in connection with such Qualified Receivables Transaction;

(d)  Rate Management Transactions permitted by Section 6.09 and guaranties by the Company and its Subsidiaries of such Rate Management Obligations; provided, that any transaction under any Rate Management Transaction complies with Section 6.09;

(e)  loans and advances permitted by Section 6.02;

(f)  the creation of any new Domestic Subsidiaries that become Guarantors and any Investments therein or in any other Domestic Subsidiary that is a Guarantor;

(g)  the creation of any new Subsidiaries of Modine Netherlands Holding and any Investments therein or in any other member of the Modine Netherlands Consolidated Group, provided that all such Investments are made solely by another member of the Modine Netherlands Consolidated Group;

(h)  the creation of any other new Foreign Subsidiaries not permitted above and that are not Subsidiaries of Modine Holding GmbH and any Investments therein, provided that all such Investments are otherwise permitted under the terms of Section 6.03(y);

(i)  Permitted Acquisitions;

(j)  Investments in Foreign Subsidiaries organized under the laws of the People’s Republic of China (“PRC”) solely to the extent required under any guaranty permitted under Section 6.05 hereof as may be necessary to ensure that the difference between (i) such Subsidiary’s registered capital and (ii) the total investment in such Subsidiary that is approved by the government of the PRC, as stated in the applicable Approval Certificate for Establishment of Enterprises with Foreign Investment in the PRC, is sufficient to cover all sums that the beneficiary of such guaranty is demanding or could demand under such guaranty if such Subsidiary were in default under any of the guaranteed obligations; provided that concurrently with, or from the proceeds of, such Investment, the Company shall cause such Subsidiary to repay in full such guaranteed obligations;

(k)  Investments arising out of the receipt of non-cash consideration for the disposition of any assets permitted under Section 6.06;

(l)  Investments that are existing or committed, or anticipated to exist in the future, as of the Effective Date (provided, that any such Investments in any Person that, in the aggregate as to such Person, exceed $5,000,000 and/or any such Investments in any Person that are anticipated as of the Effective Date to exist in the future, shall, in each such case, be set forth on Schedule 6.03 or otherwise disclosed in writing to the Administrative Agent and the Lenders prior to the Effective Date), and any extensions, renewals, replacements or reinvestments of Investments permitted by this clause (l), so long as the aggregate amount of all Investments pursuant to this clause (l) is not increased at any time above the amount of such Investment existing or committed as of the Effective Date (other than pursuant to an increase as required by the terms of any such Investment as in existence as of the Effective Date, or as otherwise permitted by this Section 6.03);

(m)  Investments resulting from pledges and deposits permitted under Section 6.04;

(n)  Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business, and Investments acquired by the Company or any Subsidiaries as a result of a foreclosure by the Company or any Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(o)  Investments of a Subsidiary acquired after the Effective Date or of a Person merged into the Company or merged into or consolidated with any Subsidiaries after the Effective Date, in each case, (i) to the extent such acquisition, merger, or consolidation is permitted under this Section 6.03 and Section 6.06 and (ii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, or consolidation and were in existence on the date of such acquisition, merger, or consolidation;

(p)  acquisitions by the Company or any Subsidiaries of obligations of one or more directors, officers, employees or consultants of the Company or any Subsidiaries in connection with such director’s, officer’s, employee’s or consultant’s acquisition of Capital Stock of the Company or any Subsidiary, so long as no cash is actually advanced by the Company or any Subsidiaries to such directors, officers, employees or consultants in connection with the acquisition of any such obligations;

(q)  Contingent Obligations permitted under Section 6.05;

(r)  guarantees by the Company or any Subsidiaries of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any Subsidiaries in the ordinary course of business;

(s)  Investments to the extent that payment for such Investments is made with the Company’s Capital Stock (but not any Disqualified Stock);

(t)  Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers;

(u)  Investments by the Company and any Subsidiaries, if the Company or any Subsidiaries would otherwise be permitted to make a Restricted Payment under Section 6.01(g) in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under Section 6.01(g) for all purposes of this Agreement);

(v)  Investments consisting of the licensing or contribution of any intellectual property rights pursuant to joint marketing or other similar arrangements with other Persons;

(w)  to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of any intellectual property rights, in each case in the ordinary course of business;

(x)  any Investment acquired by virtue of any Bail-in Action with respect to any Lender; ~~and~~

(y)  any other Investments, provided that:  (i) no Default or Event of Default exists at the time such Investment is made or would be caused thereby, and (ii) the aggregate amount of all such Investments plus the Acquisition Consideration paid or incurred in respect of Permitted Acquisitions in any Fiscal Year shall not exceed the greater of $100,000,000 and 5.0% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a)); provided that the foregoing dollar limitation shall not apply if the pro forma Leverage Ratio upon giving effect (including pro forma effect) to such Investment or Acquisition is less than or equal to a ratio equal to 3.00 to 1.00~~.~~; and

(z)  any Investment constituting a component of the PT Transaction.

For purposes of determining compliance with this Section 6.03, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or any portion thereof), but may be permitted in part under any relevant combination thereof, (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments, the Company may, in its sole discretion, classify or divide such Investment (or any portion thereof) in any manner that complies with this Section 6.03 and will be entitled to only include the amount and type of such Investment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof), (C) the amount of any Investment by any Person outstanding at any time shall be the amount actually invested (measured at the time invested), net of any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto from time to time and (D) notwithstanding any re-characterization for tax purposes of any loan or advance as equity, such loan or advance shall continue to be treated as a loan or advance.

SECTION 6.04.  Liens.  The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Lien in, of or on any of the Property of the Company or any of its Subsidiaries, except for:

(a)  Permitted Encumbrances;

(b)  any Lien on any Property of the Company or any Subsidiary (including Liens relating to build-to-suit leases) existing, or applicable to committed obligations, or anticipated to exist in the future, on the Effective Date and set forth in Schedule 6.04, provided that (i) such Lien shall not apply to any other Property of the Company or any Subsidiary (other than (A) after-acquired property that is affixed or incorporated into the Property covered by such Lien and/or that otherwise constitutes after-acquired property that would be required to be subjected to such Lien pursuant to the collateral grant clause and/or other terms of the related secured obligations as in effect on the Effective Date and (B) proceeds and products thereof), and (ii) such Lien shall secure only those obligations which it secures (or is intended to secure) on the Effective Date and extensions, renewals and replacements thereof to the extent that they do not increase the outstanding principal amount thereof;

(c)  Liens in favor of the Collateral Agent securing the Secured Obligations and subject to the Intercreditor Agreement;

(d)  Liens in favor of the Administrative Agent securing the Obligations;

(e)  any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided  that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall (A) apply only to the property so acquired, products and proceeds thereof and, in the case of property acquired in connection with an acquisition, after-acquired property that is affixed or incorporated into such property and/or that otherwise constitutes after-acquired property that would be required to be subjected to such Lien pursuant to the collateral grant clause and/or other terms of the related secured obligations as in effect immediately prior to the acquisition and (B) not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and amendments, modifications, extensions, refinancings, renewals and replacements thereof to the extent they do not increase the outstanding principal amount thereof;

(f)  Liens incurred in connection with any transfer of an interest in accounts or notes receivable or related assets as part of any Permitted Factoring, Qualified Receivables Transaction, Off-Balance Sheet Liability or Supply Chain Finance Program permitted hereunder;

(g)  to the extent such transactions create a Lien thereunder, liens in favor of lessors securing Permitted Sale and Leaseback Transactions on the asset subject to such Permitted Sale and Leaseback Transactions;

(h)  Liens securing obligations permitted by Section 6.05(p) with respect to assets described in such Section and products and proceeds thereof;

(i)  Liens on up to $20,000,000 of cash and/or Cash Equivalent Investments to secure Rate Management Obligations;

(j)  pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary;

(k)  deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case to the extent such deposits and other Liens are incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(l)  non-consensual Liens securing judgments that do not constitute an Event of Default under clause (j) of Article VII;

(m)  any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases or licenses entered into by the Company or any Subsidiary in the ordinary course of business, and all Liens suffered or created by any such ground lessor or any other lessor, sublessor or licensor (or any predecessor in interest) with respect to any such interest or title in the real property which is subject thereof;

(n)  Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar obligations permitted under this Agreement and incurred in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(o)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(p)  Liens solely on any cash earnest money deposits made by the Company or any Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment or Acquisition permitted hereunder;

(q)  Liens with respect to Property of any Subsidiary that is neither a Borrower nor a Guarantor securing Indebtedness of any such Subsidiary, which Indebtedness is permitted under Section 6.05;

(r)  Liens on any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(s)  Liens arising from precautionary UCC financing statements regarding operating leases or other obligations not constituting Indebtedness;

(t)  Liens on Capital Stock in joint ventures that are not Subsidiaries (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement;

(u)  Liens on securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.03;

(v)  leases or subleases, and licenses or sublicenses (including with respect to any fixtures, furnishings, equipment, vehicles or other personal property, or any intellectual property rights), granted to others in the ordinary course of business not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

(w)  subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by the Company or any Subsidiary;

(x)  Liens securing insurance premium financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums;

(y)  Liens securing Indebtedness (i) of the Company or any Subsidiary in favor of the Company or any Guarantor that is a Domestic Subsidiary, (ii) of any Foreign Subsidiary Borrower to any Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower, (iii) of any Foreign Subsidiary that is a Guarantor to the Foreign Subsidiary Borrower in respect of which it is a Guarantor or to any other Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower and (iv) of any Subsidiary that is neither a Borrower nor a Guarantor in favor of any other Subsidiary that is neither a Borrower nor a Guarantor;

(z)  Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of the Company or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Company or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.05;

(aa)  Liens securing Indebtedness under tax-favored or government-sponsored financing permitted under Section 6.05, provided that such Liens do not at any time encumber any Collateral unless approved by the Administrative Agent;

(bb)  Liens on assets pledged by Foreign Subsidiaries in connection with financing provided by foreign governments and/or foreign government-sponsored entities securing an aggregate amount of Indebtedness and other obligations outstanding of no more than €25,000,000;

(cc)  in addition to Liens otherwise described in the foregoing clauses, Liens securing an aggregate amount of Indebtedness and other obligations outstanding of no more than the greater of $60,000,000 and 3.0% of the consolidated total assets of the Company and its Subsidiaries (such percentage of consolidated total assets determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a)) at the time of creation thereof; and

(dd)  any extensions, refinancings, renewals, substitutions or replacements of or for any of the foregoing Liens to the extent that the aggregate principal amount of the Indebtedness or other obligations or liabilities secured by the applicable Lien shall not be increased; provided that the Lien securing such Indebtedness or other obligation or liability shall not extend to or cover additional assets (it being understood that a Lien covering all assets of a particular type, such as “all inventory”, may cover additional assets of the relevant type).

Any Indebtedness described above is not in addition to Indebtedness permitted under Section 6.05, and any Indebtedness of the Company or any of its Subsidiaries must be in compliance with Section 6.05.

For purposes of determining compliance with this Section 6.04, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof), but may be permitted in part under any combination thereof and (B) in the event that a Lien securing any obligation (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof), the Company may, in its sole discretion, classify or divide such Lien securing such obligation (or any portion thereof) in any manner that complies with this Section 6.04 and will be entitled to only include the amount and type of such Lien or such obligation secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such obligation (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof).

Any Lien permitted above on any Property may extend to the identifiable proceeds thereof.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.04, other than Liens permitted under clauses (a), (e), (g), (l), (m), (s), (v) or (w) or under clause (dd) with respect to any of the foregoing, may at any time attach to any real property of the Company or any of its Domestic Subsidiaries.

SECTION 6.05.  Indebtedness. The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a)  The Obligations;

(b)  Intercompany Indebtedness among the Company and its Subsidiaries to the extent permitted under Section 6.03, provided that any such Indebtedness owing by the Company or any Guarantor to any Subsidiary (other than to a Guarantor or, in the case of Indebtedness owing by a Foreign Subsidiary, to any Foreign Subsidiary Borrower in respect of which it is a Guarantor or to any other Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower) are subordinated to all Obligations on customary terms);

(c)  the Senior Note Debt in an aggregate principal amount not to exceed $200,000,000;

(d)  Receivables/Factoring/SCF Indebtedness not to exceed the greater of $150,000,000 and 8.75% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a)) at the time of incurrence thereof in aggregate principal amount outstanding, if no Default or Event of Default exists at the time of, or would be caused by, the incurrence of any such Indebtedness;

(e)  Subordinated Debt, if no Default or Event of Default exists at the time of, or would be caused by, the incurrence of any such Subordinated Debt;

(f)  Indebtedness assumed in connection with a Permitted Acquisition;

(g)  Indebtedness of Foreign Subsidiaries, provided that (i) the aggregate outstanding amount of all Indebtedness of all Foreign Subsidiaries (excluding any Indebtedness permitted under any other subsection of this Section 6.05, Rate Management Obligations, and Banking Services Obligations) shall not exceed, at the time of incurrence thereof, a Dollar Amount of the greater of $150,000,000 and 8.75% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section

5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a)), and (ii) no Default or Event of Default exists at the time of, or would be caused by, the incurrence of any such Indebtedness;

(h)  Indebtedness consisting of Rate Management Obligations permitted under Section 6.03(d) and Section 6.09 hereof and Indebtedness arising in connection with Banking Services Obligations;

(i)  Indebtedness consisting of Contingent Obligations of the Company with respect to Indebtedness of its Subsidiaries permitted under this Section 6.05; provided that the aggregate maximum amount of such Contingent Obligations with respect to Indebtedness of its Subsidiaries (other than (x) Contingent Obligations with respect to Guarantors that are Domestic Subsidiaries and (y) Contingent Obligations with respect to the Modine Europe Comfort Letter) permitted under this Section 6.05 (based on the maximum amount of such Contingent Obligations, net of any cash collateral or letter of credit provided with respect to such Contingent Obligations or the related Indebtedness) shall not exceed, at the time of incurrence thereof, the greater of $185,000,000 and 10.0% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a));

(j)  Indebtedness under the following Sale and Leaseback Transactions: (i) Sale and Leaseback Transactions existing as of the Effective Date where the liability is less than $10,000,000 in the aggregate and (ii) other Sale and Leaseback Transactions entered into after the Effective Date where the liability, at the time of incurrence thereof, in the aggregate, is less than the greater of $150,000,000 and 8.75% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a)) (in each case as determined by aggregating the present value, applying an appropriate discount rate, as reasonably determined by the Company, from the date on which each fixed lease payment is due under such lease to such date of determination) for all such Sale and Leaseback Transactions under this clause (iii);

(k)  Indebtedness (including obligations relating to build-to-suit leases) existing or committed or anticipated in the future to be outstanding on the Effective Date (provided, that any Indebtedness incurred pursuant to this clause (k) in respect of any Indebtedness with an aggregate principal amount outstanding and/or committed thereunder that exceeds $5,000,000 or any Indebtedness that is anticipated on the Effective Date to be outstanding in the future, shall, in each such case, be set forth on Schedule 6.05); provided, that any Indebtedness outstanding pursuant to this clause (k) which is owed by a Borrower or a Guarantor to any Subsidiary that is neither a Borrower nor a Guarantor shall be subordinated in right of payment to the Obligations under this Agreement on customary terms;

(l)  Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case in the ordinary course of business or consistent with past practice or industry practices;

(m)  Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees, performance guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;

(n)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;

(o)  [intentionally omitted];

(p)  Capitalized Lease Obligations (including obligations relating to build-to-suit leases), mortgage financings and other Indebtedness and obligations relating to conditional sale and/or title retention agreements, in each case, incurred by the Company or any Subsidiary prior to or within 180 days after the acquisition, lease, construction, repair, replacement or improvement of the respective Property (whether through the direct purchase of the Property or the Capital Stock of any Person owning such Property) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement, in an aggregate principal amount that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this clause (p), would not exceed the greater of $60,000,000 and 3.0% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a)) when incurred, created or assumed;

(q)  guarantees (i) by any Borrower or Guarantor of any Indebtedness of any other Borrower or Guarantor permitted to be incurred under this Agreement, (ii) by any Borrower or Guarantor of Indebtedness otherwise permitted hereunder of any Subsidiary that is neither a Borrower nor a Guarantor to the extent such guarantees are permitted by Section 6.03 or (iii) by any Subsidiary that is neither a Borrower nor a Guarantor of Indebtedness of any other Subsidiary that is neither a Borrower nor a Guarantor; provided, that guarantees by any Borrower or Guarantor under this clause (q) of any other Indebtedness of a Person that is subordinated in right of payment to other Indebtedness of such Person shall be expressly subordinated in right of payment to the Obligations under this Agreement to at least the same extent as such underlying Indebtedness is subordinated in right of payment;

(r)  Indebtedness arising from agreements of the Company or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any Permitted Acquisition, other Investments or the disposition of any business, assets or any Subsidiary not prohibited by this Agreement;

(s)  Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(t)  Indebtedness incurred in the ordinary course of business in respect of obligations of the Company or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money;

(u)  Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Company or any Subsidiary incurred in the ordinary course of business;

(v)  obligations in respect of (i) Banking Services Agreements (or similar agreements provided by Persons other than Lenders and their Affiliates) or (ii) agreements to provide to the Company or any Subsidiary letters of credit, guarantees or other credit support provided in respect of trade payables of the Company or any Subsidiary, in each case issued for the benefit of any bank, financial institution or other Person that has acquired such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers of the Company or any Subsidiaries, so long as (A) such Indebtedness is unsecured, except as otherwise permitted in this Section 6.05, (B) the terms of such trade payables shall not have been extended in connection with such “supply chain” or other similar financing, and (C) such Indebtedness represents amounts not in excess of those which the Company or any Subsidiary would otherwise have been obligated to pay to its vendor or supplier in respect of the applicable trade payables;

(w)  Indebtedness issued by the Company or any Subsidiary to current or former directors, officers, employees or consultants or their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Company permitted by Section 6.01;

(x)  Indebtedness under tax-favored or government-sponsored financing transactions, provided that the net proceeds of such Indebtedness shall be used to (i) prepay Term Loans in accordance with this Agreement or (ii) prepay, repay or refinance other Indebtedness incurred under other tax-favored or government-sponsored financing transactions;

(y)  Indebtedness consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements or (iii) surety bonds and similar instruments, in each case, incurred in the ordinary course of business;

(z)  any financial Indebtedness arising under a declaration of joint and several liability with respect to a Loan Party used for the purpose of section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code);

(aa)  any Indebtedness arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) in connection with Taxes under the Corporation Tax Act 1969 (Wet op de vennootschapsbelasting 1969) used for the purpose of a fiscal unity (fiscale eenheid) between or among Loan Parties to the extent permitted by law;

(bb)  other Indebtedness in an aggregate amount not to exceed, at the time of incurrence thereof, the greater of $60,000,000 and 3.0% of the consolidated total assets of the Company and its Subsidiaries (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the last fiscal quarter included in the financial statements referred to in Section 3.05(a));

(cc)  other unsecured Indebtedness issued by the Company upon customary terms as reasonably determined by the Administrative Agent if no Default or Event of Default exists at the time of, or would be caused by, the incurrence of any such Indebtedness;

(dd)  Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under the foregoing clauses (c), (f), (j)(i), (j)(ii), (k) and/or this clause (dd) (including extensions, renewals or replacements of the guarantees in respect of the Indebtedness replaced by such Permitted Refinancing Indebtedness); and

(ee)  refinancings, extensions or renewals of any of the foregoing Indebtedness (other than any Indebtedness permitted under the foregoing clauses (c), (f), (j)(i), (j)(ii), (k) and/or (dd)) or any

Indebtedness under this clause (ee) to the extent the principal amount thereof is not increased (including extensions, renewals or replacements of guarantees in respect of such Indebtedness as so refinanced, extended or renewed) and so long as the material terms applicable to such refinanced Indebtedness are no less favorable to the Company or any Subsidiary, as applicable, taken as a whole, than the material terms in effect immediately prior to such refinancing.

For purposes of determining compliance with this Section 6.05, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof), but may be permitted in part under any relevant combination thereof, and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof), the Company may, in its sole discretion, classify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.05 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof).  In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any increases to such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Company, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall also be permitted hereunder after the date of such incurrence.

For the avoidance of doubt, this Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

SECTION 6.06.  Consolidations, Mergers and Sales of Assets. The Company will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any of its assets to, any other Person, or liquidate or dissolve, except for the following:

(a)  any Subsidiary may merge or consolidate with or into the Company or any Wholly-Owned Subsidiary of the Company so long as: (i) in any merger or consolidation involving the Company, the Company shall be the surviving or continuing entity, (ii) in any merger or consolidation involving one or more Foreign Subsidiary Borrowers, a Foreign Subsidiary Borrower shall be the surviving or continuing entity, and (iii) in any merger or consolidation involving a Wholly-Owned Subsidiary of the Company (and not a Borrower), a Wholly-Owned Subsidiary of the Company shall be the surviving or continuing entity;

(b)  (i) any Subsidiary may merge or consolidate with or into, or transfer all or substantially all of its assets to, the Company or a Guarantor that is a Domestic Subsidiary (or a Person that, in connection with such transaction, becomes a Guarantor that is a Domestic Subsidiary) in a transaction in which the Company or a Guarantor that is a Domestic Subsidiary (or a Person that, in connection with such transaction, becomes a Guarantor that is a Domestic Subsidiary) is the surviving, continuing or transferee entity, (ii) any Foreign Subsidiary Borrower may merge or consolidate with any Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower in a transaction in which a Foreign Subsidiary Borrower is the surviving or continuing entity and (iii) any Foreign Subsidiary that is a Guarantor may merge or consolidate with or into, or transfer all or substantially all of its assets to, the Foreign Subsidiary Borrower in respect of which it is a Guarantor or any other Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower (or a Person that, in connection with such transaction, becomes a Guarantor in respect of such Foreign Subsidiary Borrower) in a transaction in which such Foreign Subsidiary Borrower or any Guarantor in respect of such Foreign Subsidiary Borrower (or a Person that, in connection with such transaction, becomes a Guarantor in respect of such Foreign Subsidiary Borrower) is the surviving, continuing or transferee entity;

(c)  any Subsidiary that is neither a Borrower nor a Guarantor may merge or consolidate with or into, or transfer all or substantially all of its assets to, any other Subsidiary that is neither a Borrower nor a Guarantor;

(d)  any merger or consolidation involving a Subsidiary to effectuate an Investment permitted under Section 6.03 or any sale or other disposition of Property otherwise permitted under this Section 6.06 so long as, in the case of such an Investment, the continuing or surviving Person shall also be a Subsidiary and shall also be a Loan Party if the merging or consolidating Subsidiary was a Loan Party and which together with each of its Subsidiaries shall have complied with the applicable requirements of Sections 5.09 and 5.11;

(e)  any Permitted Acquisition (including any merger or consolidation to effectuate a Permitted Acquisition);

(f)  any sale, lease or other transfer of assets (whether upon voluntary liquidation or otherwise) (i) to the Company or any Guarantor that is a Domestic Subsidiary, (ii) by any Foreign Subsidiary Borrower to any Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower or (iii) by any Foreign Subsidiary that is a Guarantor to the Foreign Subsidiary Borrower in respect of which it is a Guarantor or to any other Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower;

(g)  sales of inventory in the ordinary course of business;

(h)  leases, sales or other dispositions of Property that, together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of as permitted by this clause (h) during any Fiscal Year do not constitute a Substantial Portion of the Property of the Company and its Subsidiaries, provided that, upon giving effect to any such lease, sale or other disposition, no Default or Event of Default shall have occurred and be continuing;

(i)  any sale, conveyance, transfer or other disposition of any interest in accounts or notes receivable and related assets in respect of (i) the sale or assignment of accounts for collection purposes in the ordinary course of business or (ii) the sale or assignment of trade notes receivable or accounts receivable in connection with any Permitted Factoring, any Qualified Receivables Transactions or any Supply Chain Finance Program to the extent the aggregate amount of Indebtedness thereunder is permitted under Section 6.05;

(j)  (A) any sale, conveyance, transfer or other disposition of Property pursuant to an Investment permitted under Section 6.03, and (B) any transfer of the ownership of the Capital Stock of any Domestic Subsidiary to the Company or to another Domestic Subsidiary that is a Wholly-Owned Subsidiary of the Company and any transfer of the ownership of the Capital Stock of any Foreign Subsidiary to the Company or to a Wholly-Owned Subsidiary of the Company; provided that with respect to any such transfer ownership of Capital Stock, the Company shall comply with Section 5.11 hereof and no Default or Event of Default exists at the time thereof or would be caused thereby;

(k)  the dissolution or liquidation of any Subsidiary if its assets are transferred to the Company or a Guarantor that is a Domestic Subsidiary or, in the case of any Foreign Subsidiary, if its assets are transferred to any Foreign Subsidiary Borrower in respect of which it is a Guarantor or any other Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower, and any other transfer of assets from any Subsidiary to a Borrower or a Guarantor that is a Domestic Subsidiary or, in the case of any Foreign Subsidiary, to any Foreign Subsidiary Borrower in respect of which it is a Guarantor or any other Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower;

(l)  the dissolution or liquidation of any Subsidiary of Modine Netherlands Holding if its assets are transferred to any other Subsidiary, and any other transfer of assets from any Subsidiary of Modine Netherlands Holding to the Company or any Subsidiary;

(m)  any sale, conveyance, transfer or other disposition of Property subject to a Permitted Sale and Leaseback Transaction;

(n)  the liquidation or dissolution of any Subsidiary, provided that (i) any liquidation or dissolution of any Subsidiary shall be subject to the limitation on the sale, lease or other transfer of assets described in clause (h) above and the other terms of this Agreement, and (ii) upon giving effect to any such liquidation or dissolution, no Default or Event of Default shall have occurred and be continuing;

(o)  any exchange or swap of assets (other than cash and Cash Equivalent Investments) for other assets (other than cash and Cash Equivalent Investments) of comparable or greater value or usefulness to the business of the Company and its Subsidiaries as a whole, determined in good faith by the Company;

(p)  leases, licenses, subleases and sublicenses of any Property of the Company and its Subsidiaries in the ordinary course of business;

(q)  dispositions, transfers or the abandonment of any intellectual property rights of the Company or any Subsidiary determined in good faith by the management of the Company to be no longer economically practicable to maintain or useful or necessary in the operation of the business of the Company or any Subsidiaries;

(r)  any sale by the Company of its treasury stock;

(s)  any transfer of cash, cash equivalents or marketable securities in the ordinary course of business;

(t)  any payment of cash or cash equivalents as consideration for, and in accordance with the requirements of, any Permitted Acquisition or any other transaction that does not conflict with this Agreement;

(u)  any issuance by a Person of its own Capital Stock;

(v)  any transfer for security purposes that is permitted under Section 6.04;

(w)  any Restricted Payment that is permitted under Section 6.01;

(x)  any casualty loss, governmental taking or other involuntary disposition;

(y)  the disposition of any Investment acquired by virtue of any Bail-in Action with respect to any Lender;

(z)  the disposition of any assets acquired as part of any Permitted Acquisition that the Company or any Subsidiary disposes as part of its integration efforts relating to such Acquisition;

(aa)  any sale, conveyance, transfer or other disposition of any interest in any bank acceptance draft or similar instrument delivered by a customer in the ordinary course of business; and

(bb)  ~~the disposition of the automotive business within the Company’s “Performance Technologies” segment, provided that, (w) the Company receives fair market value for the assets disposed, (x) at least 75% of the consideration for such disposition shall consist of cash or Cash Equivalent Investments (provided that for purposes of the 75% cash consideration requirement, any Designated Non-Cash Consideration received in respect of such disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (bb) that is at that time outstanding, not in excess of $15,000,000 shall be deemed to be cash); (y) upon giving effect to any such disposition, no Default or Event of Default shall have occurred and be continuing and (z) the aggregate book value of assets (on a consolidated basis and after the elimination of intercompany items) disposed pursuant to this clause (bb), excluding the effect of foreign currency fluctuations after the Effective Date, shall not exceed $165,000,000.~~

(cc)  the separation, disposition, and spin-off (and all related contributions, assignments, transfers, conveyances, and deliveries) of the “SpinCo Assets” and the “SpinCo Liabilities” (in each case as defined in that certain Separation Agreement, dated as of January 29, 2026, that constituted Exhibit 2.1 to the Company’s Form 8-K filing on January 29, 2026), including any transactions in anticipation of, or related to, such separation, disposition and spin-off (and all related contributions, assignments, transfers, conveyances and deliveries) solely among the Company, its Subsidiaries and the PT Escrow Subsidiary that are reasonably necessary to effectuate the foregoing (the “PT Transaction”).

SECTION 6.07.  Financial Covenants.

(a)  Leverage Ratio.  The Company will not permit the Leverage Ratio to be greater than 3.50 to 1.00 as of the end of any Fiscal Quarter, provided that, upon written notice to the Administrative Agent by the Company for distribution to the Lenders (and not more than two times during any five consecutive year term of this Agreement) not later than the last day of the Fiscal Quarter in which a Permitted Acquisition with a cash purchase price exceeding $50,000,000 (any such Permitted Acquisition described in the foregoing clause (B), a “Specified Acquisition”) is consummated (any such Fiscal Quarter, a “Specified Quarter”), the Leverage Ratio may be greater than 3.50 to 1.00 but not greater than (x) 4.00 to 1.00 for the applicable Specified Quarter, the Fiscal Quarter immediately following such Specified Quarter, and for the second and third Fiscal Quarters immediately following such Specified Quarter and (y) 3.50 to 1.00 on the last day of any Fiscal Quarter thereafter.  After any such election is made by the Company, the Company shall be prohibited from making any additional election until after the maximum Leverage Ratio returns to 3.50 to 1.00 for at least two consecutive Fiscal Quarters. Once the Company makes such an election permitted under this Section 6.07(a), it shall be in effect for the period described in the foregoing clause (x).

(b)  Interest Expense Coverage Ratio.  The Company will not permit the Interest Expense Coverage Ratio to be less than 3.00 to 1.0 as of the end of any Fiscal Quarter.

SECTION 6.08.  [Intentionally Omitted].

SECTION 6.09.  Rate Management Transactions.  The Company will not, nor will it permit any Subsidiary to, enter into or remain liable under any Rate Management Transactions, except for Rate Management Transactions that are entered into in the ordinary course of business of the Company or such Subsidiary for the purpose of hedging a risk exposure of the Company or a Subsidiary and not for speculative purposes.

SECTION 6.10.  Lines of Business.  Neither the Company nor any of its Subsidiaries shall engage to any material extent in any business substantially different from businesses of the type conducted by the Company and its Subsidiaries on the Effective Date and businesses reasonably related, ancillary, similar, complementary or synergistic thereto or reasonable extensions, development or expansion thereof.

SECTION 6.11.  Environmental Matters. The Company will not, and will not permit any other Person to, conduct its operations or keep or maintain its property in non-compliance with any applicable Environmental Laws, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.12.  Transactions with Affiliates.  The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than any Wholly-Owned Subsidiary, including any Person that becomes a Wholly-Owned Subsidiary as a result of such transaction), except upon fair and reasonable terms no less favorable, when taken as a whole, to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction with a Person not an Affiliate of the Company or such Subsidiary, except for the following:

(a)  transactions between the Company or any Subsidiary, on the one hand, and any Subsidiary or other special-purpose entity created to engage solely in a Qualified Receivables Transaction;

(b)  transactions among one or more of the Borrowers, the Guarantors and any Wholly-Owned Subsidiaries;

(c)  transactions among members of the Modine Netherlands Consolidated Group;

(d)  transactions specifically permitted under this Agreement, including, without limitation, any Restricted Payments permitted under Section 6.01, Investments permitted under Section 6.03 and any transactions permitted under Section 6.06;

(e)  transactions with Affiliates for the purchase, sale, or lease of goods in the ordinary course of business for less than fair market value, but for not less than cost;

(f)  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the board of directors of the Company or any Subsidiary;

(g)  the payment of fees, advances, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Company and any Subsidiaries in the ordinary course of business;

(h)  the Company or any Subsidiary may make equity contributions, and/or intercompany loans that have below market interest rates, to any Subsidiary, so long as any such intercompany loan is payable upon demand and this Agreement does not otherwise prohibit any such equity contribution or intercompany loan;

(i)  (A) any employment agreements entered into by the Company or any Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(j)  transactions between the Company or any Subsidiaries and any Person, a director of which is also a director of the Company or any Subsidiary of the Company; provided, however, that (i) such director abstains from voting as a director of the Company or the applicable Subsidiary on any matter involving such other Person and (ii) such Person is not an Affiliate of the Company or any Subsidiary for any reason other than such director’s acting in such capacity;

(k)  transactions, agreements and arrangements in existence or committed, or anticipated to exist in the future, on the Effective Date and set forth on Schedule 6.12, and, in each case, any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Lenders when taken as a whole in any material respect (as determined by the Company in good faith);

(l)  intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth herein; ~~and~~

(m)  transactions solely among the Company, its Subsidiaries and the PT Escrow Subsidiary that are reasonably necessary to effectuate the PT Transaction; and

(n)  any other transactions with Affiliates not to exceed an outstanding aggregate amount of $15,000,000.

SECTION 6.13.  Optional Payments and Modifications of Debt.  The Company will not, nor will it permit any Subsidiary to, make any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), optional prepayment, optional repurchase (including without limitation any optional offer to repurchase) or other optional redemption (collectively, “Optional Payments”) of any Material Indebtedness, provided that (a) the Company or any of its Subsidiaries may do any of the foregoing with respect to any Material Indebtedness (other than Subordinated Debt) if upon giving effect to any of the foregoing on a pro forma basis each of the following conditions is satisfied:  (i) Liquidity is equal to or greater than $50,000,000 and (ii) no Default or Event of Default exists at such time or would be caused thereby, (b) any Foreign Subsidiary may do any of the foregoing with respect to any of its Material Indebtedness if (x) such amount paid is from its own cash on hand and (y) upon giving effect to any of the foregoing on a pro forma basis, no Default or Event of Default exists, (c) the foregoing shall not apply to transactions owed to the Company or any Guarantor that is a Domestic Subsidiary or, in the case of any Foreign Subsidiary, that are owed to any Foreign Subsidiary Borrower in respect of which it is a Guarantor or to any other Foreign Subsidiary that is a Guarantor in respect of such Foreign Subsidiary Borrower and (d) the foregoing shall not apply to Permitted Refinancing Indebtedness of any Material Indebtedness with the proceeds of Indebtedness permitted under Section 6.05 or the proceeds of issuances of Capital Stock (excluding Disqualified Stock).

SECTION 6.14.  Restrictive Agreements.  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of (i) any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Company or any Domestic Subsidiary or (ii) the Company or any Subsidiary to grant liens pursuant to the Collateral Documents (to the extent required by this Agreement); provided that the foregoing shall not apply to any prohibition, restriction or condition:

(a)  imposed on the Modine Netherlands Consolidated Group in connection with Indebtedness permitted under Section 6.05;

(b)  imposed in connection with a material economic benefit provided to any Foreign Subsidiary by a Governmental Authority;

(c)  imposed under the Senior Note Purchase Documents as in effect on the Effective Date or that constitutes a customary term (as determined in good faith by the Company) of unsecured Indebtedness permitted to be incurred hereunder;

(d)  imposed by law;

(e)  imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock of a Subsidiary or the Property of the Company or any Subsidiary pending the closing of such sale or disposition;

(f)  that is a customary provision in a joint venture agreement or other similar agreement applicable to a joint venture entered into in the ordinary course of business;

(g)  imposed by any agreement relating to Indebtedness permitted under Section 6.05, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement (in each case, as determined in good faith by the Company);

(h)  imposed by any agreement relating to Indebtedness permitted under Section 6.05 of a Subsidiary that is neither a Borrower nor a Guarantor that applies only to such Subsidiary and its Subsidiaries that are neither Borrowers nor Guarantors;

(i)  that constitutes a customary net worth or similar provision contained in a real property lease, so long as the Company has determined in good faith that such provision would not reasonably be expected to impair the ability of the Company and its Subsidiaries to meet their ongoing obligations under this Agreement;

(j)  imposed by any agreement in effect at the time such Person becomes a Subsidiary or assumed in connection with any Permitted Acquisition, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary or such Acquisition;

(k)  imposed by any agreement relating to any Qualified Receivables Transaction;

(l)  imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the specific property or assets securing such Indebtedness and proceeds thereof;

(m)  constituting a customary provision contained in a lease or license of intellectual property or other similar agreement entered into in the ordinary course of business;

(n)  constituting a customary provision restricting subletting or assignment of any lease governing a leasehold interest;

(o)  constituting a customary provision restricting assignment, mortgaging or hypothecation of any agreement entered into in the ordinary course of business;

(p)  constituting a Lien permitted hereunder and customary restrictions and conditions contained in the document relating thereto, so long as (1) such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.14;

(q)  constituting a customary restriction contained in a lease, sublease, license or Capital Stock or an asset sale agreement otherwise permitted hereby as long as such restriction relates to the Capital Stock and assets subject thereto;

(r)  constituting a restriction on cash or other deposits imposed by a customer under a contract entered into in the ordinary course of business; and

(s)  imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of or similar arrangements to the contracts, instruments or obligations referred to in the foregoing clauses; provided that (i) in the case of the refinancing of Indebtedness, the new Indebtedness constitutes Permitted Refinancing Indebtedness in respect of the refinanced Indebtedness, and (ii) such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement is, in the good faith judgment of the Company, no more restrictive with respect to such prohibition, restriction or condition than those in effect immediately prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

SECTION 6.15.  Outbound Investment Rules.  To the extent the Outbound Investment Rules apply to the transactions contemplated by this Agreement, the Company will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or, to their knowledge, indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) to their knowledge (after reasonable investigation and due care), any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that would, to their knowledge (after reasonable investigation and due care), cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)  Any Borrower shall fail to pay when due any principal of any Loan, shall fail to pay within one (1) Business Day of when due any LC Disbursement, or shall fail to pay within three (3) Business Days of when due any interest on any Loan or any fee or other amount payable hereunder; or

(b)  The Company shall fail to observe or perform any covenant contained in Section 5.01(d), Section 5.03, Section 5.04, Section 5.09, Section 5.11, Sections 6.01 through 6.10, inclusive, Section 6.12, Section 6.13 or Section 6.14 or any Additional Covenant (but only after giving effect to any notice, grace or cure period as may be applicable to such Additional Covenant); or

(c)  The Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) of this Article VII above), or the Company or any Subsidiary shall fail to observe or perform any covenant or agreement contained in any other Loan

Document, for thirty (30) days after written notice thereof has been given to the Company or Subsidiary by the Administrative Agent or a Lender; or

(d)  Any representation or warranty made or deemed made by or on behalf of the Company in Article III or by or on behalf of the Company or any Subsidiary in, under or in connection with any Loan Document, or any certificate, financial statement or other document delivered pursuant to any Loan Document, shall prove to have been incorrect in any material respect when made (or deemed made); or

(e)  The Company or any Subsidiary shall fail to make any payment in respect of Significant Obligations outstanding (other than the Loans) when due and such failure continues after any applicable grace or notice period; or

(f)  Any event or condition shall occur which results in the acceleration of the maturity of Significant Obligations or the purchase of Significant Obligations by the Company (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of Significant Obligations or any Person acting on such holders’ behalf to accelerate the maturity thereof or require the purchase thereof by the Company (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so, or any Significant Obligations shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that, notwithstanding the foregoing, none of the following events shall constitute an Event of Default under this this clause (f) unless such event results in the acceleration of other Significant Obligations of the Company or any Subsidiary:  (i) any secured Indebtedness becoming due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or a casualty or similar event, (ii) any change of control offer made within 60 days after an acquisition with respect to, and effectuated pursuant to, Indebtedness of an acquired business, (iii) any default under Indebtedness of an acquired business if such default is cured, or such Indebtedness is repaid, within 60 days after the acquisition of such business so long as no other creditor accelerates or commences any kind of enforcement action in respect of such Indebtedness, (iv) mandatory prepayment requirements arising from the receipt of net cash proceeds from debt, dispositions (including casualty losses, governmental takings and other involuntary dispositions), equity issues or excess cash flow, in each case pursuant to Indebtedness of an acquired business), (v) prepayments required by the terms of Indebtedness as a result of customary provisions in respect of illegality, replacement of lenders and gross-up provisions for Taxes, increased costs, capital adequacy and other similar customary requirements and (vi) any voluntary prepayment, redemption or other satisfaction of Indebtedness that becomes mandatory in accordance with the terms of such Indebtedness solely as the result of the Company or any Subsidiary delivering a prepayment, redemption or similar notice with respect to such prepayment, redemption or other satisfaction; or

(g)  Any Borrower, any Guarantor or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any Substantial Portion of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay, or shall admit in writing its inability to pay, its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or shall fail to contest in good faith any appointment or proceeding described in clause (h) of this Article VII; or

(h)  (i) An involuntary case or other proceeding shall be commenced against any Borrower, any Guarantor or any Significant Subsidiary (other than a Dutch Borrower or a UK Relevant Entity) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any Substantial Portion of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 45 days; or (ii) a bankruptcy is declared (faillissement is uitgesproken) or any other insolvency or restructuring proceedings have commenced with respect to any Dutch Borrower under the Dutch Bankruptcy Act (Faillissementswet) or a bankruptcy of a Borrower or Guarantor incorporated in England and Wales is declared; or (iii) an order for relief shall be entered against any Borrower, any Guarantor or any Significant Subsidiary under the federal bankruptcy laws or any other applicable insolvency laws as now or hereafter in effect; or (iv) a UK Bankruptcy Event occurs with respect to any UK Relevant Entity; or

(i)  An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(j)  One or more judgments or orders for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by indemnification or independent third-party insurance as to which the insurer does not dispute coverage), shall be rendered and finally adjudicated against the Company or any Subsidiary, and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 45 days; or

(k)  Without prejudice to any other provisions of this Article VII, with respect to a Subsidiary Borrower, a Significant Subsidiary or a Subsidiary that is a Guarantor, in each case having its center of main interest (in the meaning of section 3 of the German Insolvency Code (Insolvenzordnung) or article 3 para. 1 of Council Regulation (EC) No. 1346/2000 of May 29, 2000 (as amended or superseded from time to time, e.g., pursuant to Regulation (EU) No 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings))) in Germany, also (A) a Person making an application for the opening of insolvency proceedings for the reasons set out in sections 17 to 19 of the German Insolvency Code (Insolvenzordnung) (Antrag auf Eröffnung eines Insolvenzverfahrens) or any competent court taking actions pursuant to section 21 of the German Insolvency Code (Insolvenzordnung) (Anordnung von Sicherungsmaßnahmen) unless, in case of an application for the opening of insolvency proceedings by any Person (other than the Company or any of its Subsidiaries or the Company’s direct or indirect shareholders), such application is dismissed by the competent court (for any reason other than for lack of assets (mangels Masse)) or successfully withdrawn by such Person, in each case within 21 days after such application; (B) such Subsidiary Borrower, Significant Subsidiary or Subsidiary that is a Guarantor is unable to pay its debts as they fall due (Zahlungsunfähigkeit), or is over indebted (Überschuldung), or is threatened with insolvency (drohende Zahlungsunfähigkeit) within the meaning of Sections 17 to 19 (inclusive) of the German Insolvency Code (Insolvenzordnung); or

(l)  Any Change in Control shall occur; or

(m)  Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty (in each case other than in accordance with the terms hereof or thereof), or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party (other than in accordance with the terms hereof or thereof), or shall give notice to such effect; or

(n)  Any Collateral Document shall for any reason (except to the extent any loss of perfection or priority results solely from (i) any Agent no longer having possession of certificates actually delivered to it representing equity interests pledged under any Loan Document or (ii) a UCC filing having lapsed because a UCC continuation statement was not filed in a timely manner) fail to create a valid and first priority perfected Lien, subject to the Intercreditor Agreement, in any Collateral purported to be covered thereby, except as permitted by the terms of this Agreement or any Collateral Document, or, due to any action by the Company or any of its Subsidiaries not consented to by the Required Lenders, any Collateral Document shall fail to remain in full force or effect (other than in accordance with its terms) or any action shall be taken by the Company or any of its Subsidiaries not consented to by the Required Lenders to discontinue or to assert the invalidity or unenforceability of any Collateral Document (other than in accordance with its terms);

then, and in every such event (other than an event with respect to any Borrower not incorporated in England and Wales described in clause (g), (h) or (k) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders, by notice to the Company, take any or all of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j); and in case of any event with respect to any Borrower not incorporated in England and Wales described in clause (g), (h) or (k) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.  Upon the occurrence and during the continuance of an Event of Default, any Agent may, in accordance with and subject to the terms of the Intercreditor Agreement, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Collateral Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

In addition to any other rights and remedies granted to the Agents and the Lenders in the Loan Documents, the Agents on behalf of the Lenders may, in accordance with and subject to the terms and conditions of the Intercreditor Agreement, exercise all rights and remedies of a secured party under the UCC or any other applicable law.  Without limiting the generality of the foregoing, the Agents, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below and any notice or demand expressly required or provided for in this Agreement or any other Loan Document) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Company on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Agents deem reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agents or any Lender or elsewhere, upon such terms and conditions as the Agents may deem advisable and at such prices as the Agents may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Agents or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Company on behalf of itself and its Subsidiaries.  The Company further agrees on behalf of itself and its Subsidiaries, at the Agents’ request, to assemble the Collateral and make it available to the Agents at places which the Agents shall reasonably select, whether at the premises of the Company, another Loan Party or elsewhere.  The Agents shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Agents and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Agents may elect, and only after such application and after the payment by the Agents of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Agents account for the surplus, if any, to any Loan Party.  To the extent permitted by applicable law, the Company on behalf of itself and its Subsidiaries waives all Liabilities it may acquire against the Agents or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

SECTION 8.01.  Authorization and Action.

(a)  Each Lender and Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent and Collateral Agent in the heading of this Agreement and its successors and permitted assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and Issuing Bank authorizes each Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent under such agreements and to exercise such powers as are reasonably incidental thereto.  Further, each of the Lenders and the Issuing Banks, on behalf of itself and any of its Affiliates that are Secured Parties, hereby irrevocably (i) empower and authorize JPMCB (in its capacity as Administrative Agent and/or as Collateral Agent) to execute and deliver the Collateral Documents and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents and (ii) empower and authorize JPMCB (in its capacity as Administrative Agent and/or as Collateral Agent) to execute and deliver on their behalf the Intercreditor Agreement and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Intercreditor Agreement.  Each Lender shall be bound by the terms and provisions of the Intercreditor Agreement, (and the Intercreditor Agreement is hereby approved by the Lenders), so executed by the Collateral Agent, and by any further amendments thereto executed by the Agent on behalf of the Lenders provided that any such further amendment has been approved by the Required Lenders.  In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and Issuing Bank hereby grants to each Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf.  Without limiting the foregoing, each Lender and Issuing Bank hereby authorizes each Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which such Agent is a party, to exercise all rights, powers and remedies that such Agent may have under such Loan Documents.

(b)  As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and Issuing Bank; provided, however, that no Agent shall be required to take any action that (i) such Agent reasonably and in good faith believes exposes it to liability unless such Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that such Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)  In performing its functions and duties hereunder and under the other Loan Documents, each Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrowers. Without limiting the generality of the foregoing:

(i)  no Agent assumes and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, any Issuing Bank or any Secured Party other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to any Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against any Agent based on an alleged breach of fiduciary duty by such Agent in connection with this Agreement and the transactions contemplated hereby;

(ii)  to the extent that English law is applicable to the duties of the Administrative Agent under any of the Loan Documents, Section 1 of the Trustee Act 2000 of the United Kingdom shall not apply to the duties of the Administrative Agent in relation to the trusts constituted by that Loan Document; where there are inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 of the United Kingdom and the provisions of this Agreement or such Loan Document, the provisions of this Agreement shall, to the extent permitted by applicable law, prevail and, in the case of any inconsistency with the Trustee Act 2000 of the United Kingdom, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act;

(iii)  where any Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of any jurisdiction other than the United States of America, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of such Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and

(iv)  nothing in this Agreement or any Loan Document shall require any Agent to account to any Lender for any sum or the profit element of any sum received by such Agent for its own account.

(d)  Each Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Lenders acknowledge that no Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e)  None of any Syndication Agent, any Co-Documentation Agent or any Arranger  shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)  In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, each Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and such Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to such Agent any amount due to it, in its capacity as such Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize such Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or Issuing Bank or to authorize such Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g)  The provisions of this Article VIII are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.

SECTION 8.02.  Agents’ Reliance, Indemnification, Etc.

(a)  No Agent nor any of its Related Parties shall be (i) liable to any Lender for any action taken or omitted to be taken by such party, the Agents or any of their respective Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall reasonably believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)  No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event or Default”) is given to such Agent by the Company, a Lender or an Issuing Bank.  Further, such Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to such Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Agent or (vi) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral.

(c)  Without limiting the foregoing, each Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it in its commercially reasonable judgment, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or such Issuing Bank unless such Agent shall have received notice to the contrary from such

Lender or such Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and reasonably and in good faith believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03.  Posting of Communications.

(a)  The Company agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other similar electronic platform chosen by the Administrative Agent reasonably and in good faith to be its electronic transmission system and used by it for such purpose with respect to its credit facilities generally (the “Approved Electronic Platform”).

(b)  Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution.  Each of the Lenders, the Issuing Banks and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution, other than risks arising from the gross negligence, bad faith or willful misconduct of any of the foregoing parties (as determined by a court of competent jurisdiction by a final and nonappealable judgment).

(c)  THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT, ANY CO-DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, OTHER THAN DIRECT ACTUAL DAMAGES ARISING FROM THE gross negligence, bad faith or willful misconduct of any applicable party

(as determined by a court of competent jurisdiction by a final and nonappealable judgment).

(d)  Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or such Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)  Each of the Lenders, each of the Issuing Banks and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)  Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04.  The Agents Individually.  With respect to its Commitments, Loans and Letters of Credit, the Person serving as the Administrative Agent or the Collateral Agent, as applicable, shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent or the Collateral Agent, as applicable, in its individual capacity as a Lender, an Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent or the Collateral Agent, as applicable, and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent or the Collateral Agent, as applicable, and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05.  Successor Agents.

(a)  Subject to the appointment and acceptance of a successor Administrative Agent or Collateral Agent, as the case may be, as provided in this Section 8.05 and subject (in the case of the Collateral Agent) to the terms of the Intercreditor Agreement, either Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Agent has been appointed.  Upon any such resignation, the Required Lenders shall have the right, in consultation with (and, so long as no Default shall then exist, the consent of, such consent not to be unreasonably withheld, conditioned or delayed) the Company, to appoint a successor.  If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by any Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor.  After any Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or Collateral Agent, as the case may be.  Prior to any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.

(b)  Notwithstanding paragraph (a) of this Section, and subject (in the case of the Collateral Agent) to the terms of the Intercreditor Agreement, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Agent, shall continue to hold such Collateral, in each case until such time as a successor Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest) and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Agent for the account of any Person other than the Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the applicable Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of such Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable, and in respect of the matters referred to in the proviso under clause (i) above.

SECTION 8.06.  Acknowledgements of Lenders and Issuing Banks.

(a)  Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans  and in providing other facilities set forth herein as may be applicable to such Lender or such Issuing Bank, in each case in the ordinary course of its business, and not for the purpose of investing in the general performance or operations of the Borrowers, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon any Agent, any Arranger or any other Lender or other Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent, any Arranger or any other Lender or other Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)  Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Agents or the Lenders on the Effective Date.

(c)

(i)  Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii)  Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)  The Company and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations (or any other Secured Obligations) owed by the Company or any other Loan Party, except in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company or any other Loan Party for the purpose of satisfying an Obligation (or any other Secured Obligation).

(iv)  Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(d)  The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand.  Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information, to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder.  The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor any of its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person.  Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party.

SECTION 8.07.  Collateral Matters.

(a)  In its capacity, the Collateral Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York UCC.  Each Lender agrees that no Secured Party (other than the Collateral Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents.  In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Collateral Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Secured Parties.  The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) as described in Section 9.02(d) and/or Section 9.18; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder.  The Lenders hereby (i) authorize and direct the Collateral Agent to, on the Effective Date, release each of the existing Mortgages (as defined in the Existing Credit Agreement) and, if applicable, Mortgage Instruments (as defined in the Existing Credit Agreement) in respect of the Mortgaged Property (as defined in the Existing Credit Agreement), (ii) acknowledge that, as of the Effective Date, all fee and leasehold interests in real property of the Loan Parties shall constitute “Excluded Assets” (as defined in the Security Agreement). Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant hereto and (iii) acknowledge that, because, as of the Effective Date, MDA US LLC does not constitute a Material Domestic Subsidiary, (x) MDA US LLC is hereby released from its obligations under the Guaranty and the Security Agreement and (y) the Collateral Agent is authorized to file a UCC termination statement in respect of its Liens on the assets of MDA US LLC. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request (or such shorter period as the Collateral Agent may permit) by the Company to the Collateral Agent, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Company or any Subsidiary in respect of) all interests retained by the Company or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.  Any execution and delivery by the Collateral Agent of documents in connection with any such release shall be without recourse to or warranty by the Collateral Agent.

(b)  In furtherance of the foregoing and not in limitation thereof, no Banking Services Agreement or Swap Agreement will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Banking Services Agreement or Swap Agreement, as applicable, shall be deemed to have appointed the Agents to serve as administrative agent and collateral agent, as applicable, under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)  The Secured Parties irrevocably authorize the Collateral Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.04(h). The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08.  Credit Bidding.  The Secured Parties hereby irrevocably authorize the Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law.  In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Collateral Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase).  In connection with any such bid (i) the Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.  Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Collateral Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09.  Certain ERISA Matters.

(a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such

Person ceases being a Lender party hereto, for the benefit of, the Agents, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)  such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)  In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents, and the Arrangers, the Syndication Agents, the Co-Documentation Agent or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that none of the Administrative Agent, or the Arrangers, the Syndication Agents, the Co-Documentation Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)  The Agents and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the

Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, commitment fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.10.  Certain Foreign Pledge Matters.

(a)  The Collateral Agent is hereby authorized to execute and deliver any documents necessary or appropriate to create and perfect the rights of pledge for the benefit of the Secured Parties including a right of pledge with respect to the entitlements to profits, the balance left after winding up and the voting rights of the Company as ultimate parent of any subsidiary of the Company which is organized under the laws of the Netherlands and the Capital Stock of which are pledged in connection herewith (a “Dutch Pledge”).  Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of the Company or any relevant Subsidiary as will be described in any Dutch Pledge (the “Parallel Debt”), including that any payment received by the Collateral Agent in respect of the Parallel Debt will - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed a satisfaction of a pro rata portion of the corresponding amounts of the  Secured Obligations, and any payment to the Secured Parties in satisfaction of the Secured Obligations shall - conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application - be deemed as satisfaction of the corresponding amount of the Parallel Debt.  The parties hereto acknowledge and agree that, for purposes of a Dutch Pledge, any resignation by the Collateral Agent is not effective until its rights under the Parallel Debt are assigned to the successor Collateral Agent.

(b)  The parties hereto acknowledge and agree for the purposes of taking and ensuring the continuing validity of German law governed pledges (Pfandrechte) with the creation of parallel debt obligations of the Company and its Subsidiaries as will be further described in a separate German law governed parallel debt undertaking.  The Collateral Agent shall (i) hold such parallel debt undertaking as fiduciary agent (Treuhaender) and (ii) administer and hold as fiduciary agent (Treuhaender) any pledge created under a German law governed Collateral Document which is created in favor of any Secured Party or transferred to any Secured Party due to its accessory nature (Akzessorietaet), in each case of (i) and (ii) in its own name and for the account of the Secured Parties.  Each Lender, on its own behalf and on behalf of its affiliated Secured Parties, hereby authorizes the Collateral Agent to enter as its agent (Vertreter) in its name and on its behalf into any German law governed Collateral Document, to accept as its agent in its name and on its behalf any pledge under such Collateral Document and to agree to and execute as agent in its name and on its behalf any amendments, supplements and other alterations to any such Collateral Document and to release any such Collateral Document and any pledge created under any such Collateral Document in accordance with the provisions herein and/or the provisions in any such Collateral Document.

SECTION 8.11.  Borrower Communications.

(a)  The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(b)  Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution.  Each of the Lenders, each of the Issuing Banks and each of the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c)  THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL.  IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’ TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Borrower to the Administrative Agent through an Approved Borrower Portal.

(d)  Each of the Lenders, each of the Issuing Banks and each of the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(e)  Nothing herein shall prejudice the right of any Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(f)  For the avoidance of doubt, nothing in this Section 8.11 shall affect any obligations arising under Section 9.12.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices.  (a)   Except in the case of notices and other communications expressly permitted to be given by telephone or other means permitted hereunder (and subject to paragraph

(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(i)  if to any Borrower, to it c/o Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552, Attention: Michael B. Lucareli (Email michael.b.lucareli@modine.com; Telephone No. 262-636-8446), with a copy to, in the case of any notice of Default or Event of Default, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552, Attention:  Erin J. Roth (Email erin.j.roth@modine.com; Telephone No. 262-636-8442);

(ii)  if to the Administrative Agent or the Collateral Agent from any Borrower, to the address or addresses separately provided to the Company;

(iii)  if to the Administrative Agent or the Collateral Agent from the Lenders, to JPMorgan Chase Bank, N.A., 131 S Dearborn St, Floor 04, Chicago, IL, 60603-5506, Attention: Loan and Agency Servicing;

(iv)  in the case of a notification of the DQ List, to JPMDQ Contact@jpmorgan.com;

(v)  if to an Issuing Bank, to it at the address separately provided to the Company;

(vi)  if to a Swingline Lender, to it at the address separately provided to the Company; and

(vii)  if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)  Notices and other communications to any Loan Party, the Lenders, the Administrative Agent and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i)

and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02.  Waivers; Amendments.  (a)   No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)  Except as provided in Section 2.25 with respect to the extension of the Maturity Date or as provided in Section 2.20 with respect to an Incremental Term Loan Amendment, or as provided in Section 2.14(b) and Section 2.14(c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase  the Commitment of any Lender without the written consent of such Lender (provided that an amendment, modification, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment pursuant to Section 2.11, Event of Default or Default shall not constitute an increase in the Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than waivers or amendments with respect to the application of a default rate of interest pursuant to Section 2.13(d)), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (except that any amendment or modification of the financial covenants or ratios in this Agreement (or defined terms used in the financial covenants or ratios in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the approval of the Required Revolving Lenders (in the case of a mandatory prepayment of Revolving Loans) or the Required Term Lenders (in the case of a mandatory prepayment of Term Loans), and it being further understood that an amendment, modification, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment pursuant to Section 2.11, Event of Default or Default in each case shall not constitute such a postponement, reduction, waiver or excusal), (iv) change Section 2.09(d) or Section 2.18(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby, (v) change the payment waterfall provisions of Section 2.24(b) without the written consent of each Lender, (vi) (x) waive any condition set forth in Section 4.02 in respect of the making of a Revolving Loan without the written consent of the Required Revolving Lenders or (y) waive any condition set forth in

Section 4.02 in respect of the making of a Term Loan without the written consent of the Required Term Lenders, (vii) change any of the provisions of this Section or the definitions of “Required Lenders”, “Required Revolving Lenders” or “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date), (viii) release (1) the Company from its obligations under Article X (other than with respect to any Borrower ceasing to be a Borrower in accordance with this Agreement) or (2) all or substantially  all of the Guarantors from their obligations under the Guaranty (other than in accordance with the terms of Section 5.09 or Section 9.18 hereof), in each case, without the written consent of each Lender, (ix) except as provided in clause (d) of this Section, Section 9.18 or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender, (x) amend the definition of “Secured Obligations” to remove the Foreign Financing Obligations or amend the definition of “Secured Parties” to remove the holders of Foreign Financing Obligations, in each case without the written consent of each Lender that has provided one or more credit facilities constituting Foreign Financing Obligations or (xi) without the prior written consent of each Lender directly and adversely affected thereby, (1) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness, or (2) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness; provided further that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, any Issuing Bank or any Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, such Issuing Bank or such Swingline Lender, as the case may be (it being understood that any change to Section 2.24 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lenders), (2) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders and (3) no such agreement shall amend or modify the provisions of Section 2.06 without the prior written consent of the Administrative Agent and the Issuing Banks.  Notwithstanding the foregoing, (A) no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly and adversely affected by such amendment, waiver or other modification and (B) as to any amendment, amendment and restatement or other modification otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans, so long as such Lender receives payment in full of the principal of and interest on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

(c)  If, in connection with any proposed amendment, waiver or consent  requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (iii) such Non-Consenting Lender shall have received the outstanding principal amount of its Loans and participations in LC Disbursements.  Each party hereto agrees that (1) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (2) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(d)  The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its sole discretion, to release any Liens granted to the Collateral Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations and Senior Note Debt), and the Cash Collateralization of all Unliquidated Obligations, (ii) constituting property being sold or disposed of if the Company certifies to the Collateral Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Collateral Agent and the Lenders pursuant to Article VII.  Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Collateral Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.04(h) or (ii) in the event that the Company shall have advised the Collateral Agent that, notwithstanding the use by the Company of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Collateral Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Collateral Agent under any Loan Document be released, to release the Collateral Agent’s Liens on such assets.

(e)  Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the initial Term Loans, any Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, the Required Term Lenders and the Lenders.

(f)  Notwithstanding anything to the contrary herein, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03.  Expenses; Limitation of Liability; Indemnity; Damage Waiver.  (a)   The Company shall pay (i) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable, documented and invoiced fees, charges and disbursements of one primary counsel (and one additional local counsel in each applicable jurisdiction) for the Agents, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as SyndTrak or Intralinks) of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable, documented and invoiced out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Agents, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one primary counsel (and one local counsel in each applicable jurisdiction) for the Agents and one additional counsel for all of the Lenders and additional counsel as the Agents or any Lender or group of Lenders reasonably determines are necessary to avoid actual or potential conflicts of interest or the availability of different claims or defenses, in connection with the enforcement, collection or protection of its rights in connection with this Agreement and any other Loan Document at any time during a Default, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations during a Default in respect of such Loans or Letters of Credit.

(b)  The Company shall indemnify each Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related reasonable and documented costs and expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, as and when incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (v) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Company or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (a) the willful misconduct, bad faith or gross negligence of such Indemnitee or any of its Related Indemnified Persons,

(b) a dispute among the Indemnitees not arising from an act or omission of the Company or any of its Affiliates (other than a dispute involving a claim against an Indemnitee for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of the credit facilities evidenced by this Agreement, except, with respect to this clause (b), to the extent such acts or omissions are determined by a court of competent jurisdiction by final and non-appealable judgment to have constituted the willful misconduct, bad faith or gross negligence of such Indemnitee in such capacity) or (c) such Indemnitee’s or any of its Related Indemnified Persons’ material breach of the Loan Documents (as determined pursuant to a claim asserted by the Company, whether as a claim, counterclaim or otherwise).  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. For purposes of this Section 9.03(b), a “Related Indemnified Person” of an Indemnitee means (1) any controlled Affiliate of such Indemnitee, (2) the respective directors, managers, officers and employees of such Indemnitee and of its controlled Affiliates and (3) the respective agents of such Indemnitee and its controlled Affiliates, in the case of this clause (3), acting at the express instructions of such Indemnitee or such controlled Affiliate; provided that each reference to a controlled affiliate, director, manager, officer or employee in this sentence pertains to a controlled affiliate, director, manager, officer or employee involved in the arrangement, negotiation or syndication of the credit facilities evidenced by this Agreement and/or the consummation of the transactions contemplated by the Loan Documents.

(c)  Each Lender severally agrees to pay any amount required to be paid by the Company under paragraph (a) or (b) of this Section 9.03 to any Agent, the Issuing Banks and the Swingline Lenders, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d)  To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any of each Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), other than for direct or actual damages determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Lender-Related Person or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan, any Letter of Credit or the use of the proceeds thereof.

(e)  All amounts due under this Section shall be payable not later than 30 days after written demand therefor accompanied by a reasonably detailed calculation of the amount demanded.

SECTION 9.04.  Successors and Assigns.  (a)   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), it being understood that in the case of any assignment that requires the Company’s consent, without limiting any other factors that may be reasonable, it shall be reasonable for the Company to consider a proposed assignee’s right to require reimbursement for increased costs when determining whether to consent to such an assignment, of:

(A) the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided that no consent of the Company shall be required (but notice to the Company, either prior to or promptly after such assignment, shall be required) (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (provided further, notwithstanding the preceding clause (1), the consent of the Company shall be required if, after giving effect to such assignment, the assignee, collectively with its affiliated Lenders and affiliated Approved Funds, would, as a result of such assignment, hold more than fifteen percent (15%) of the aggregate amounts of Loans and unused Commitments) or (2) if an Event of Default under clause (a), (g), (h) or (k) of Article VII has occurred and is continuing, for an assignment to any assignee; and

(B) the Administrative Agent;

(C) the Issuing Banks; provided that no consent of the Issuing Banks shall be required for an assignment of all or any portion of a Term Loan; and

(D) the Swingline Lenders; provided that no consent of the Swingline Lenders shall be required for an assignment of all or any portion of a Term Loan.

(ii)  Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default under clause (a), (g), (h) or (k) of Article VII has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent (i) an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (ii) an executed joinder to the Intercreditor Agreement in the form contemplated thereby;

(E) without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to the Company described in Section 108(e)(4) of the Code;

(F) the assignee shall not be the Company or any Subsidiary or Affiliate of the Company; and

(G) any assignment or transfer to or assumption by  any Person of all or a portion of a Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments or Loans) with respect to a Dutch Borrower shall only be permitted if such Person is a Dutch Non-Public Lender.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.

(iii)  Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)  The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)  Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)(i)  Any Lender may, without the consent of the Company, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such

Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) without the prior written consent of the Administrative Agent, no participation shall be sold to a  prospective participant that bears a relationship to the Company described in Section 108(e)(4) of the Code.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) or in clause (i) of Section 9.04(a) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Section 1.163-5(b) of the Proposed United States Treasury Regulations (or, in each case, any amended or successor version).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(e) and (h) as though it were a Lender.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Disqualified Institutions.

(i)No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from being a Lender or Participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii)If any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders (or any of them) and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on an Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.

SECTION 9.05.  Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect in accordance with their terms as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness; Electronic Execution.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, electronic deliveries or the keeping of records in any electronic form

(including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it (it being understood and agreed that the Administrative Agent accepts, consents to and approves of transmission through electronic means of any Electronic Signature that is a reproduction of an image of an actual executed signature page); provided, further, without limiting the foregoing, (i) (a) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof (other than any Electronic Signature actually known by the Administrative Agent or such Lender, as applicable, to be unauthorized or otherwise invalid) and without any obligation to review the appearance or form of any such Electronic Signature and (b) each Loan Party shall be entitled to rely on the Electronic Signatures of the Administrative Agent and each Lender purportedly given by or on behalf of the Administrative Agent or such Lender, as applicable, without further verification thereof (other than any Electronic Signature actually known by such Loan Party to be unauthorized or otherwise invalid) and without any obligation to review the appearance or form of any such Electronic Signatures and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be followed, as soon as reasonably practicable, by a manually executed counterpart.  Without limiting the generality of the foregoing, the Borrowers hereby (i) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrowers, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agree that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waive any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waive any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, other than any Liabilities (x) found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of any Lender-Related Person or (y) to the extent resulting from a material breach by any Lender-Related Person thereof (as determined by a final non-appealable judgment of a court of competent jurisdiction) of its obligations under this Section 9.06 as found by a final, non-appealable judgment of a court of competent jurisdiction.

SECTION 9.07.  Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated, but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower or any Guarantor against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that, promptly after any such set off and application, such Lender or Affiliate shall give notice thereof to the Company; provided further that any failure to give such notice shall not affect the validity of such setoff and application under this Section.  In the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.  Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)   THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ANY SUCH OTHER LOAN DOCUMENT) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)  Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent or any of its Related Parties relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the  Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan

Document against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(d)  Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)  Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Each Foreign Subsidiary Borrower irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(c) in any federal or New York State court sitting in New York City.  The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment (and any similar appointment by a Guarantor which is a Foreign Subsidiary).  Said designation and appointment shall be irrevocable by each such Foreign Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Foreign Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Foreign Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.23.  Each Foreign Subsidiary Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(c) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(e); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Subsidiary Borrower at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Foreign Subsidiary Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company).  Each Foreign Subsidiary Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Subsidiary Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Subsidiary Borrower.  To the extent any Foreign Subsidiary Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Foreign Subsidiary Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR

THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE,  AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.  Confidentiality.  Each of the Administrative Agent, the Swingline Lenders, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential to the same extent as if they were parties hereto and the disclosing Administrative Agent, Swingline Lender, Issuing Bank or Lender shall be responsible for any violation of the provisions of this Section 9.12 by any such Person), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required (i) by applicable laws or regulations or (ii) by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on and subject to the terms of this clause (f)(i)) or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or insurance transaction relating to any Borrower and its obligations, (g) on a confidential basis to (A) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the prior written consent of the Company or (i) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company or any of its Subsidiaries that the Administrative Agent, such Issuing Bank or such Lender, as applicable, reasonably believes is not prohibited from disclosing such information to such party in violation of a duty or contractual  obligation of confidentiality to the Company or any of its Subsidiaries.  In the event of disclosure pursuant to clause (c)(i) or (ii) above, the applicable disclosing Person shall, (x) to the extent not prohibited by applicable law, rule or regulation, as promptly as practicable notify the Company in writing of such required disclosure and if possible, prior to any such required disclosure, so as to provide the Company, at its sole expense, the reasonable opportunity to obtain a protective order or other comparable relief regarding such disclosure, (y) if the Company is unable to successfully obtain a protective order or other comparable relief, so furnish only that portion of the Information which such disclosing Person reasonably determines (which may be in reliance on the advice of legal counsel) it is legally required to disclose and (z) use commercially reasonable efforts to ensure that any such Information so disclosed is accorded confidential treatment.  For the purposes of this Section, “Information” means all information which is received from or on behalf of the Company relating to the Company, its Subsidiaries or Affiliates or their respective business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than, following the Company’s public disclosure of the existence of this Agreement, information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but in no event less than a reasonable degree of care.

Notwithstanding the foregoing or any other provision of this Agreement to the contrary, nothing contained in this Agreement shall be deemed to prohibit the Administrative Agent, any Swingline Lender, any Issuing Bank or any Lender from disclosing Information in any manner subject to protection under any foreign, federal, state or local whistleblower law.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND  ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY OR ON BEHALF OF THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW AND AGREES TO UPDATE SUCH CREDIT CONTACT BY NOTICE TO THE COMPANY AND THE ADMINISTRATIVE AGENT FROM TIME TO TIME AS NECESSARY TO CAUSE THE FOREGOING REPRESENTATION TO BE TRUE AT ALL TIMES.

For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

SECTION 9.13.  USA PATRIOT Act; Beneficial Ownership Regulation.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the requirements of the Beneficial Ownership Regulation hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations.

SECTION 9.14.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable Overnight Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15.  No Advisory or Fiduciary Responsibility.

(a)  Each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Loan Party with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, such Loan Party or any other person.  Each Loan Party agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby.  Additionally, each Loan Party acknowledges and agrees that no Credit Party is advising such Loan Party as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction in connection with this Agreement, the other Loan Documents and the credit facilities evidenced hereby.  Each Loan Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Loan Party with respect thereto.

(b)  Each Loan Party further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Loan Party, its Subsidiaries and other companies with which such Loan Party or any of its Subsidiaries may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)  In addition, each Loan Party acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Loan Party or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise.  No Credit Party will use Information obtained from the Loan Party by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Loan Party in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such Information to other companies.  Each Loan Party also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Loan Party or any of its Subsidiaries, confidential information obtained from other companies.

SECTION 9.16.  Attorney Representation.  If a Dutch Borrower is represented by an attorney in connection with the signing and/or execution of the Agreement and/or any other Loan Document it is hereby expressly acknowledged and accepted by the parties to the Agreement and/or any other Loan Document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

SECTION 9.17.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

To the extent not prohibited by applicable law, rule or regulation, each Lender shall notify the Company and the Administrative Agent if it has become the subject of a Bail-In Action (or any case or other proceeding in which a Bail-In Action may occur).

SECTION 9.18.  Releases of Guarantor and Collateral.

(a)  Subject to the terms of the Intercreditor Agreement, a Guarantor shall automatically be released from its obligations under the applicable Guaranty upon the consummation of any transaction permitted by this Agreement (including by virtue of any amendment, waiver or consent in accordance with this Agreement) as a result of which such Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.  In connection with any termination or release pursuant to this Section, the Collateral Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to the applicable Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent.

(b)  Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall (and is hereby irrevocably authorized by each Lender to), promptly upon the request of the Company, release any Guarantor from its obligations under the applicable Guaranty if such Guarantor is no longer obligated to be a Guarantor pursuant to Section 5.09 hereof; provided, however, that in no event shall any Guarantor be released pursuant to this Section 9.18(b) unless and until such Guarantor is not any of the following (including as the result of any substantially contemporaneous release of such Guarantor as such):  (i) a guarantor (whether directly or indirectly) in respect of obligations under the Senior Note Purchase Documents or (ii) liable as a borrower, co-borrower or other obligor under the Senior Note Purchase Documents.

(c)  Subject to the terms of the Intercreditor Agreement, at such time as the principal and interest on the Loans, the Foreign Financing Obligations, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents, the Foreign Financing Obligations and the other Obligations (in each case, other than obligations not yet due and payable under any Rate Management Transaction or any Banking Services Agreement, other Obligations and Foreign Financing Obligations expressly stated to survive such payment and termination and any obligations in respect of the Senior Note Debt) shall have been paid in full in cash, the Commitments and any commitments with respect to Foreign Financing Obligations shall have been terminated and no Letters of Credit shall be outstanding (except those that are Cash Collateralized), the Guaranties and all obligations (other than those expressly stated to survive such termination) of each Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

(d)  Subject to the terms of the Intercreditor Agreement, upon (a) any sale or disposition by any Loan Party (other than to any Loan Party) of any Collateral in a transaction permitted under this Agreement (including by virtue of any merger or consolidation permitted under this Agreement and/or by virtue of the consummation of the PT Transaction in accordance with this Agreement) or (b) the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Collateral Documents shall be automatically released.  In connection with any such termination or release pursuant to this Section, the Collateral Agent shall execute and deliver to the applicable Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release in accordance with Section 9.02; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s reasonable opinion, would expose the Collateral Agent or the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Company or any Subsidiary in respect of) all interests retained by the Company or any Subsidiary, including (without limitation) the proceeds of such sale or disposition, all of which shall continue to constitute part of the Collateral.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent.

SECTION 9.19.  Appointment for Perfection.  Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Collateral Agent, the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control.  Should any Lender (other than the Collateral Agent) obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

SECTION 9.20.  Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Rate Management Transactions or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.21.  Voting Instruction.  Each Loan Party waives any right or power to vote as a creditor of any Dutch Borrower or the estate of a Dutch Borrower other than in accordance with an instruction from the Administrative Agent for an akkoord (within the meaning of the Dutch Bankruptcy Act (Faillissementswet)).

ARTICLE X

Company Guarantee

In order to induce the Lenders to extend credit to the other Borrowers hereunder or to any of the Company’s Subsidiaries under Rate Management Transactions and Banking Services Agreements, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due, subject to the notice provisions contained in this Article X, of the Obligations and the Specified Ancillary Obligations (collectively, the “Guaranteed Obligations”).  The Company further agrees that the due and punctual payment of such Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Guaranteed Obligation. For the avoidance of doubt and notwithstanding any provision hereof to the contrary, (i) the Guaranteed Obligations shall in no event be broader than the performance of the related Obligations or Specified Ancillary Obligations in accordance with their terms and (ii) nothing contained in this Article X shall affect or otherwise impair any rights (including rights of setoff or counterclaim) that the applicable Borrower or Subsidiary may have against any holder of Guaranteed Obligation under the applicable Rate Management Transaction and/or Banking Services Agreement, as applicable, by reason of any action or failure to act of such holder thereunder (including, without limitation, any breach or default of such holder under the related Rate Management Transaction or Banking Services Agreement).

The Company waives presentment to, demand of payment from and protest to any Subsidiary of any of the Guaranteed Obligations, and also waives, other than as set forth in this Article X, notice of acceptance of its obligations and notice of protest for nonpayment.  The obligations of the Company under this Article X shall not be affected by: (a) the failure of the Administrative Agent, any Issuing Bank or any Lender (or any of its Affiliates) to assert any claim or demand or to enforce any right or remedy against any Subsidiary under the provisions of this Agreement, any other Loan Document, any Rate Management Transaction, any Banking Services Agreement or otherwise; (b) any extension or renewal of any of the Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document, any Rate Management Transaction, any Banking Services Agreement or any other agreement (other than to the extent provided for in any express, written release, amendment, modification or waiver with respect to any of this Article X made in accordance with Section 9.02); (d) any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations; (e) the failure of the Collateral Agent or the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Subsidiary or any other guarantor of any of the Guaranteed Obligations; (g) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Subsidiary or any other guarantor of any of the Guaranteed Obligations, for any reason related to this Agreement, any other Loan Document, any Rate Management Transaction, any Banking Services Agreement or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Subsidiary or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Subsidiary or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise.

The Company further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Guaranteed Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, the Issuing Bank or any Lender (or any of

its Affiliates) upon the insolvency, bankruptcy or reorganization of any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Guaranteed Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender (or any of its Affiliates) may have at law or in equity against the Company by virtue hereof, upon the failure of any Subsidiary to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, promptly but in any event within two (2) Business Days following receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any Lender (or any of its Affiliates) in cash an amount equal to the unpaid principal amount of the Guaranteed Obligations then due, together with accrued and unpaid interest thereon.  The Company further agrees that if payment in respect of any Guaranteed Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Foreign Currency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other similar event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender (or any of its Affiliates), disadvantageous to the Administrative Agent, any Issuing Bank or any Lender (or any of such Lender’s Affiliates) in any material respect, then, at the election of the Administrative Agent, the Company shall make payment of such Guaranteed Obligation in Dollars (based upon the Dollar Amount thereof on the date of payment) and/or in New York, Chicago or such other Foreign Currency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any Lender (and such Lender’s Affiliates), as applicable, against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations owed by such Subsidiary.

Any obligation of the Borrowers under Section 2.17 to pay any additional amounts to, or indemnify, any Lender or Issuing Bank for any taxes that are required to be withheld or deducted from payments made to any Lender or to pay for, or indemnify any Lender for, any stamp and other similar taxes, shall apply mutatis mutandis (and without duplication and subject to the requirements thereof and the qualifications and exceptions therein) to the Company with respect to this Article X and payments made hereunder.

The Company hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Guarantor to honor all of its obligations under the Guaranty in respect of Specified Swap Obligations (provided, however, that the Company shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The Company intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Guaranteed Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MODINE MANUFACTURING COMPANY, as the Company

By
Name:
Title:

AIREDALE INTERNATIONAL AIR CONDITIONING LIMITED, as a Subsidiary Borrower

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., individually as a Lender, as a Swingline Lender, as an Issuing Bank, as Collateral Agent and as Administrative Agent

By
Name:
Title:

Jurisdiction of tax residence:
Treaty Passport scheme reference number:

Jurisdiction of tax residence:
Treaty Passport scheme reference number:

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender, as a Swingline Lender and as an Issuing Bank

By
Name:
Title:

Jurisdiction of tax residence:
Treaty Passport scheme reference number:

Signature Page to Sixth Amended and Restated Credit Agreement

Modine Manufacturing Company

KEYBANK NATIONAL ASSOCIATION, individually as a Lender, as a Swingline Lender, and as an Issuing Bank

By
Name:
Title:

Jurisdiction of tax residence:
Treaty Passport scheme reference number:

BANK OF AMERICA, N.A., individually as a Lender, as a Swingline Lender, and as an Issuing Bank

By
Name:
Title:

Jurisdiction of tax residence:
Treaty Passport scheme reference number:

PNC BANK, NATIONAL ASSOCIATION, individually as a Lender, as a Swingline Lender, and as an Issuing Bank

By
Name:
Title:

Signature Page to Sixth Amended and Restated Credit Agreement

Modine Manufacturing Company

SCHEDULE 2.01

COMMITMENTS

LENDER	REVOLVING COMMITMENT	TERM LOAN COMMITMENT

JPMORGAN CHASE BANK, N.A.	$71,166,666.66	$25,333,333.34

U.S. BANK NATIONAL ASSOCIATION	$71,166,666.67	$25,333,333.33

KEYBANK NATIONAL ASSOCIATION	$71,166,666.67	$25,333,333.33

Bank of America, N.A.	$71,166,666.67	$25,333,333.33

PNC BANK, NATIONAL ASSOCIATION	$71,166,666.67	$25,333,333.33

Associated Bank, N.A.	$59,583,333.33	$21,666,666.67

City National Bank	$59,583,333.33	$21,666,666.67

Barclays Bank plc	$27,500,000.00	$10,000,000.00

Bank of Montreal	$27,500,000.00	$10,000,000.00

Comerica Bank	$20,000,000.00	$10,000,000.00

AGGREGATE COMMITMENTS	$550,000,000.00	$200,000,000.00

SCHEDULE 2.05

SWINGLINE SUBLIMITS

LENDER	SWINGLINE SUBLIMIT

JPMORGAN CHASE BANK, N.A.	$7,000,000

U.S. BANK NATIONAL ASSOCIATION	$7,000,000

KEYBANK NATIONAL ASSOCIATION	$7,000,000

Bank of America, N.A.	$7,000,000

PNC BANK, NATIONAL ASSOCIATION	$7,000,000

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Sixth Amended and Restated Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Loan Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	Modine Manufacturing Company and certain Subsidiary Borrowers

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Sixth Amended and Restated Credit Agreement dated as of July 10, 2025 among Modine Manufacturing Company, the Subsidiary Borrowers from time to time parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

1 Select as applicable.

6.	Assigned Loan Interest:
Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date:                   , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and/or their Related Parties and/or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent [and as an Issuing Bank and
a Swingline Lender]

By:
Title:

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment”, “Term Loan Commitment”, etc.).

3 Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

[Consented to:][4]

[OTHER ISSUING BANKS AND SWINGLINE LENDERS]

[Consented to:][5]

MODINE MANUFACTURING COMPANY

By:
Title:

4 To be added only if the consent of the Issuing Banks and the Swingline Lenders is required by the terms of the Credit Agreement.

5 To be added only if the consent of the Company is required by the terms of the Credit Agreement.

3

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Loan Interest, (ii) the Assigned Loan Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Loan Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Loan Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Loan Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Loan Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Loan Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any arranger of the credit facilities evidenced by the Credit Agreement or any other Lender and their respective Related Parties, (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any arranger of the credit facilities evidenced by the Credit Agreement, the Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Without limiting the foregoing, the Assignee represents and warrants, and agrees to, each of the matters set forth in Section 8.06 of the Credit Agreement, including that the Loan Documents set out the terms of a commercial lending facility.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Loan Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[4. The Assignee confirms for the benefit of the Administrative Agent and the Loan Parties but without liability to any Loan Party, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender]].1

5. [The Assignee confirms that the person beneficially entitled to interest payable to that Assignee in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]2

6. [The Assignee confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [     ]) and is tax resident in [     ]3, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i)each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii)each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption,

that it wishes that scheme to apply to the Credit Agreement.]4

1 Delete as applicable – each Assignee is required to confirm which of these three categories it falls within.

2 Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.

3 Insert jurisdiction of tax residence.

4 Include if the Assignee holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

2

EXHIBIT B-1

FORM OF OPINION OF FISHERBROYLES, LLP

[ATTACHED]

EXHIBIT B-2

FORM OF OPINION OF SPECIAL ENGLISH COUNSEL

[ATTACHED]

EXHIBIT C-1

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated           , 20    (this “Supplement”), by and among each of the signatories hereto, to the Sixth Amended and Restated Credit Agreement, dated as of July 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Modine Manufacturing Company (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Revolving Commitments and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Revolving Commitment and/or to participate in such a tranche;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the aggregate Revolving Commitments] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Revolving Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Revolving Commitment increased by $[          ], thereby making the aggregate amount of its total Revolving Commitments equal to $[          ]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[          ] with respect thereto].

[[  ].  The undersigned Increasing Lender confirms for the benefit of the Administrative Agent and the Loan Parties but without liability to any Loan Party, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender].]10

[[  ].  The undersigned Increasing Lender confirms that the person beneficially entitled to interest payable to that Increasing Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest

10 Delete as applicable – each Increasing Lender is required to confirm which of these three categories it falls within.

payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]11

[[  ].  The undersigned Increasing Lender confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [     ]) and is tax resident in [     ]12, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i)each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Supplement; and

(ii)each UK Borrower which becomes a Borrower after the date of this Supplement,

that it wishes that scheme to apply to the Credit Agreement.]13

2.The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.This Supplement is a Loan Document under (and as defined in) the Credit Agreement.  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

11 Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.

12 Insert jurisdiction of tax residence.

13 Include if the Increasing Lender holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

2

MODINE MANUFACTURING COMPANY

By:
Name:
Title:

[OTHER BORROWERS]

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

3

EXHIBIT C-2

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated           , 20    (this “Supplement”), by and among each of the signatories hereto, to the Sixth Amended and Restated Credit Agreement, dated as of July 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Modine Manufacturing Company (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Revolving Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.  The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Revolving Commitment of $[          ]] [and] [a commitment with respect to Incremental Term Loans of $[          ]].

2.  The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.  The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[           ]

[[  ].  The undersigned Augmenting Lender confirms for the benefit of the Administrative Agent and the Loan Parties but without liability to any Loan Party, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender].]1

[[  ].  The undersigned Augmenting Lender confirms that the person beneficially entitled to interest payable to that Augmenting Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]2

[[  ].  The undersigned Augmenting Lender confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [     ]) and is tax resident in [     ]3, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i)each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Supplement; and

(ii)each UK Borrower which becomes a Borrower after the date of this Supplement,

that it wishes that scheme to apply to the Credit Agreement.]4

4.  The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.  Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.  This Supplement is a Loan Document under (and as defined in) the Credit Agreement.  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

1 Delete as applicable – each Augmenting Lender is required to confirm which of these three categories it falls within.

2 Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.

3 Insert jurisdiction of tax residence.

4 Include if the Augmenting Lender holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

5

[remainder of this page intentionally left blank]

6

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

MODINE MANUFACTURING COMPANY

By:
Name:
Title:

[OTHER BORROWERS]

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

7

EXHIBIT D-1

[FORM OF]

REVOLVING CREDIT NOTE

[           ]

FOR VALUE RECEIVED, the undersigned, [MODINE MANUFACTURING COMPANY, a Wisconsin corporation][OTHER SUBSIDIARY BORROWER] (the “Borrower”), HEREBY PROMISES TO PAY TO [LENDER] (the “Lender”) the outstanding principal balance of the Lender’s Revolving Loans made to the Borrower, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Sixth Amended and Restated Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of July 10, 2025, by and among Modine Manufacturing Company, the Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, in each case at such place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds.

Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Revolving Loans evidenced by this Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement.  This Note is one of the Notes under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

The Lender is hereby authorized to record on the schedule annexed hereto and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Revolving Loan made by such Lender, (b) the character of each Revolving Loan as one or more ABR Borrowings, one or more Term Benchmark Borrowings, one or more RFR Borrowings or a combination thereof, (c) the Interest Period and Benchmark applicable to each Borrowing, and (d) the date and amount of each conversion of, and each payment or prepayment of principal of, each Revolving Loan.  No failure to so record nor any error in so recording shall affect the obligation of the Borrower to repay the Revolving Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Revolving Loans as set forth in such schedule shall be prima facie evidence of the existence and amounts of the obligations recorded therein.

This Note is secured by the Collateral Documents.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

This Note shall be construed in accordance with and governed by the law of the State of New York.

[MODINE MANUFACTURING COMPANY][OTHER SUBSIDIARY BORROWER]

By:
Name:
Title:

SCHEDULE OF REVOLVING LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Type of Loan Currency	Interest Period/Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

3

EXHIBIT D-2

[FORM OF]

TERM LOAN NOTE

[       ]

FOR VALUE RECEIVED, the undersigned, MODINE MANUFACTURING COMPANY, a Wisconsin corporation (the “Borrower”), HEREBY PROMISES TO PAY TO [LENDER] (the “Lender”) the outstanding principal balance of the Lender’s Term Loans made to the Borrower, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Sixth Amended and Restated Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of July 10, 2025, by and among Modine Manufacturing Company, the Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, in each case at such place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds.

Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Term Loans evidenced by this Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement.  This Note is one of the Notes under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

The Lender is hereby authorized to record on the schedule annexed hereto and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Term Loan made by such Lender, (b) the character of each Term Loan as one or more ABR Borrowings, one or more Term Benchmark Borrowings, or a combination thereof, (c) the Interest Period and Benchmark applicable to each Borrowing, and (d) the date and amount of each conversion of, and each payment or prepayment of principal of, each Term Loan.  No failure to so record nor any error in so recording shall affect the obligation of the Borrower to repay the Term Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Term Loans as set forth in such schedule shall be prima facie evidence of the existence and amounts of the obligations recorded therein.

This Note is secured by the Collateral Documents.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

This Note shall be construed in accordance with and governed by the law of the State of New York.

MODINE MANUFACTURING COMPANY

By:
Name:
Title:

SCHEDULE OF TERM LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Type of Loan Currency	Interest Period/Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

2

EXHIBIT E

LIST OF CLOSING DOCUMENTS

MODINE MANUFACTURING COMPANY

CERTAIN SUBSIDIARY BORROWERS

CREDIT FACILITIES

July 10, 2025

LIST OF CLOSING DOCUMENTS1

A.LOAN DOCUMENTS

1.

Sixth Amended and Restated Credit Agreement (the “Credit Agreement”) by and among Modine Manufacturing Company (the “Company”), the Subsidiary Borrowers from time to time parties thereto (collectively with the Company, the “Borrowers”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), evidencing a revolving credit facility to the Borrowers from the Revolving Lenders in an aggregate principal amount of $400,000,000 and a dollar-denominated term loan facility to the Company from the Term Lenders in an aggregate principal amount of $200,000,000.

SCHEDULES

Schedule 2.01	--	Commitments
Schedule 2.05	--	Swingline Sublimits
Schedule 2.06	--	Existing Letters of Credit
Schedule 3.06	--	Litigation
Schedule 3.09	--	Subsidiaries
Schedule 6.03	--	Investments
Schedule 6.04	--	Liens
Schedule 6.05	--	Indebtedness
Schedule 6.12	--	Transactions with Affiliates

EXHIBITS

Exhibit A	--	Form of Assignment and Assumption
Exhibit B-1	--	Form of Opinion of FisherBroyles, LLP
Exhibit B-2	--	Form of Opinion of Special English Counsel
Exhibit C-1	--	Form of Increasing Lender Supplement
Exhibit C-2	--	Form of Augmenting Lender Supplement
Exhibit D-1	--	Form of Revolving Credit Note

1 Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement.  Items appearing in bold and italics shall be prepared and/or provided by the Company and/or Company’s counsel

Exhibit D-2	--	Form of Term Loan Note
Exhibit E	--	List of Closing Documents
Exhibit F-1	--	Form of Borrowing Subsidiary Agreement
Exhibit F-2	--	Form of Borrowing Subsidiary Termination
Exhibit G	--	Reserved
Exhibits H-1-4	--	Form of U.S. Tax Compliance Certificates
Exhibit I	--	Form of Compliance Certificate

2.	Notes executed by each of the Borrowers in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement.

3.	Third Amended and Restated Guaranty executed by the initial Guarantors in favor of the Administrative Agent.

4.	Second Amended and Restated Pledge and Security Agreement executed by the Company, the initial Guarantors and the Collateral Agent.

5.	Confirmatory Grants of Security Interest in United States Patents made by the relevant Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties.
Schedule A	--	Registered Patents; Patent Applications; Other Patents

6.	Confirmatory Grants of Security Interest in United States Trademarks made by the relevant Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties.
Schedule A	--	Registered Trademarks; Trademark and Service Mark Applications; Other Trademarks

7.

Certificates of Insurance listing the Collateral Agent as (x) lender loss payee for the property casualty insurance policies of the Company, together with separate lender loss payable endorsements and (y) additional insured with respect to the liability insurance policies of the Company, together with separate additional insured endorsements.

B.UCC DOCUMENTS

8.	UCC, tax lien and name variation search reports naming the Company and the initial Guarantors from the appropriate offices in relevant jurisdictions.

9.	UCC financing statements naming the Company and the initial Guarantors as debtor and the Administrative Agent as secured party as filed with the appropriate offices in applicable jurisdictions.

C.CORPORATE DOCUMENTS

10.

Certificate of the Secretary or an Assistant Secretary (or, in relation to any Dutch Borrower, a director(s) certificate) of each Borrower and each initial Guarantor (collectively, the “Loan Parties”) certifying (i) that there have been no changes in the Certificate of Incorporation (or, in relation to any Dutch Borrower, the deed of incorporation (akte van oprichting)) or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity (if applicable), (ii) the By-

2

Laws (or, in relation to any Dutch Borrower, the articles of association (statuten)) or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party and (in the case of each Borrower) authorized to request a Borrowing or the issuance of a Letter of Credit  under the Credit Agreement.

11.

Good Standing Certificate (or analogous documentation if applicable) for each Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction.

D.OPINIONS

12. Opinion of FisherBroyles, LLP, special counsel for the Loan Parties.

13.Opinion of Eversheds Sutherland (International) LLP, special English counsel for the Loan Parties.

E.CLOSING CERTIFICATES AND MISCELLANEOUS

14.

A Certificate signed by the President, a Vice President or an Authorized Officer of the Company certifying the following: (i) that the representations and warranties of the Borrowers set forth in Article III of the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) that no Default or Event of Default has occurred and is then continuing.

15.	The Senior Note Purchase Agreement, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by the parties thereto.

3

EXHIBIT F-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [     ], among Modine Manufacturing Company, a Wisconsin corporation (the “Company”), [Name of Subsidiary Borrower], a [          ] (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Sixth Amended and Restated Credit Agreement dated as of July 10, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Subsidiary Borrower.  In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement.  [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Subsidiary Borrower and sign this Borrowing Subsidiary Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [              ].]

Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of that date.  [INSERT OTHER PROVISIONS REASONABLY REQUESTED BY ADMINISTRATIVE AGENT OR ITS COUNSELS]  The Company agrees that the guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary.  Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Subsidiary Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

MODINE MANUFACTURING COMPANY

By:
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

EXHIBIT F-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.
as Administrative Agent
for the Lenders referred to below
10 South Dearborn, 9th Floor,

Chicago, Illinois 60603

Attention: Richard D. Barritt

Email: Richard.d.barritt@jpmorgan.com

[Date]

Ladies and Gentlemen:

The undersigned, Modine Manufacturing Company (the “Company”), refers to the Sixth Amended and Restated Credit Agreement dated as of July 10, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Subsidiary Borrowers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [              ] (the “Terminated Borrowing Subsidiary”) as a Subsidiary Borrower under the Credit Agreement.  [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable by the Terminated Borrowing Subsidiary under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

[Signature Page Follows]

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

MODINE MANUFACTURING COMPANY

By:
Name:
Title:

Copy to:	JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd
Newark, Delaware 19713

2

EXHIBIT G

RESERVED

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement dated as of July 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Modine Manufacturing Company (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code and (c) not a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and applicable Borrower with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT H-2

[FORM oF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement dated as of July 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Modine Manufacturing Company (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a bank within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code and (c) not a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Participant That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement dated as of July 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Modine Manufacturing Company (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such participation for purposes other than U.S. federal income tax purposes, (iii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of any applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For A Foreign Lender That, For U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement dated as of July 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Modine Manufacturing Company (the “Company”), the Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is the sole beneficial owner of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) for purposes other than U.S. federal income tax purposes, (iii) it (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, and (iv) none of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, none of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (b) a ten percent shareholder of any such Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (c) a controlled foreign corporation related to any applicable Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the applicable Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of the members of the undersigned (or, in the event that the undersigned is a Disregarded Entity, from each of the members of the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT I

[FORM OF]

COMPLIANCE CERTIFICATE

To:	The Lenders party to the

Credit Agreement described below

This Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Sixth Amended and Restated Credit Agreement dated as of July 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Modine Manufacturing Company (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, capitalized definitional terms used in this Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES SOLELY IN [HIS/HER] CAPACITY AS [INSERT TITLE OF AUTHORIZED OFFICER] OF THE COMPANY AND NOT IN AN INDIVIDUAL CAPACITY (AND WITHOUT PERSONAL LIABILITY) THAT:

1.I am the duly elected [insert title of Authorized Officer delivering this Certificate] of the Company, and I am authorized to deliver this Certificate on behalf of the Company.

2.I have no knowledge of the existence of any condition or event which constitutes a Default or Event of Default at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

3.Schedule I attached hereto sets forth financial data and computations evidencing the Company’s compliance [or noncompliance] with certain covenants of the Credit Agreement, all of which data and computations are true and correct.

4.Schedule II attached hereto sets forth the determination of the Applicable Rate.

5. Described below are the exceptions, if any, to paragraph 2 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications are made and delivered as of this       day of           , 20   .

MODINE MANUFACTURING COMPANY

By:
Name:
Title:

SCHEDULE I to Compliance Certificate

Compliance as of          , 20    with

Provisions of Section 6.07 of the Credit Agreement

Attached

[format of calculations to be agreed upon by Company and Administrative Agent]

SCHEDULE II to Compliance Certificate

Company’s Applicable Rate Calculation

Attached

[format of calculations to be agreed upon by Company and Administrative Agent]

ANNEX B

Consent and Reaffirmation

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to Sixth Amended and Restated Credit Agreement, dated as of July 10, 2025, by and among Modine Manufacturing Company, a Wisconsin corporation (the “Company”), Airedale International Air Conditioning Limited (together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (the “Administrative Agent”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Amendment No. 2 is dated as of April 30, 2026 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement as amended by the Amendment (the “Amended Credit Agreement”).  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Guaranty and any other Loan Document executed by it and acknowledges and agrees that the Guaranty and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Amended Credit Agreement and as the same may from time to time hereafter be amended, restated, supplemented and/or otherwise modified.

Dated April 30, 2026

[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed and delivered as of the day and year above written.

MODINE CIS HOLDING INC.

By:_/s/Kathleen T. Powers_______________

Name: Kathleen T. Powers

Title: Treasurer

MODINE GRENADA LLC

By:_/s/Isioma Nwabuzor_______________

Name: Isioma Nwabuzor

Title: Secretary

Signature Page to Consent and Reaffirmation to Amendment No. 2 to

Sixth Amended and Restated Credit Agreement dated as of July 10, 2025

Modine Manufacturing Company